================================================================================


                                                                     Exhibit 4.1

                                   INDENTURE

                          Dated as of March 13, 2001


                                     Among


                    HUNTSMAN INTERNATIONAL LLC, as Issuer,


                      each of the Guarantors named herein


                                      and


                       The Bank of New York, as Trustee


                              __________________



                  10 1/8% Senior Subordinated Notes due 2009


================================================================================

                               TABLE OF CONTENTS
                               -----------------

                                                                            Page
                                                                            ----
                                  ARTICLE ONE

                  DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01.  Definitions............................................       1
SECTION 1.02.  Incorporation by Reference of TIA......................      36
SECTION 1.03.  Rules of Construction..................................      36

                                ARTICLE TWO

                                 THE NOTES

SECTION 2.01.  Form and Dating........................................      37
SECTION 2.02.  Execution and Authentication;
                  Aggregate Principal Amount..........................      39
SECTION 2.03.  Registrar and Paying Agent.............................      40
SECTION 2.04.  Paying Agent To Hold Assets in Trust...................      41
SECTION 2.05.  Holder Lists...........................................      41
SECTION 2.06.  Transfer and Exchange..................................      42
SECTION 2.07.  Replacement Notes......................................      42
SECTION 2.08.  Outstanding Notes......................................      43
SECTION 2.09.  Treasury Notes.........................................      44
SECTION 2.10.  [intentionally omitted]................................      44
SECTION 2.11.  Cancellation...........................................      44
SECTION 2.12.  Defaulted Interest.....................................      45
SECTION 2.13.  CUSIP Numbers..........................................      45
SECTION 2.14.  Deposit of Moneys......................................      46
SECTION 2.15.  Book-Entry Provisions for Global Securities............      46
SECTION 2.16.  Transfer and Exchange of Securities....................      48
SECTION 2.17.  Special Transfer Provisions............................      56
SECTION 2.18.  Issuance of Additional Notes...........................      56

                                                                            Page
                                                                            ----
                               ARTICLE THREE

                                REDEMPTION

SECTION 3.01.  Notices to Trustee........................................    58
SECTION 3.02.  Selection of Notes To Be Redeemed.........................    58
SECTION 3.03.  Notice of Redemption......................................    58
SECTION 3.04.  Effect of Notice of Redemption............................    59
SECTION 3.05.  Deposit of Redemption Price...............................    60
SECTION 3.06.  Notes Redeemed in Part....................................    60

                               ARTICLE FOUR

                                 COVENANTS

SECTION 4.01.  Payment of Notes..........................................    60
SECTION 4.02.  Maintenance of Office or Agency...........................    61
SECTION 4.03.  Limitation on Restricted Payments.........................    61
SECTION 4.04.  Corporate Existence.......................................    63
SECTION 4.05.  Payment of Taxes and Other Claims.........................    64
SECTION 4.06.  Maintenance of Properties and Insurance...................    64
SECTION 4.07.  Compliance Certificate; Notice of Default.................    65
SECTION 4.08.  Compliance with Laws......................................    65
SECTION 4.09.  Reports to Holders........................................    66
SECTION 4.10.  Waiver of Stay, Extension or Usury Laws...................    67
SECTION 4.11.  Limitations on Transactions with Affiliates...............    67
SECTION 4.12.  Limitation on Incurrence of Additional Indebtedness.......    68
SECTION 4.13.  Limitation on Dividend and Other Payment Restrictions
                  Affecting Subsidiaries.................................    69
SECTION 4.14.  Change of Control.........................................    70
SECTION 4.15.  Limitation on Asset Sales.................................    73
SECTION 4.16.  Prohibition on Incurrence of Senior Subordinated Debt.....    77

                                                                            Page
                                                                            ----
SECTION 4.17.  Limitation on Preferred Stock of
                  Restricted Subsidiaries................................    78
SECTION 4.18.  Limitation on Liens.......................................    78
SECTION 4.19.  Limitation of Guarantees by Restricted Subsidiaries.......    78
SECTION 4.20.  Conduct of Business.......................................    79
SECTION 4.21.  Capital Stock of Certain Subsidiaries.....................    80

                               ARTICLE FIVE

                           SUCCESSOR CORPORATION

SECTION 5.01.  Merger, Consolidation and Sale of Assets..................    81
SECTION 5.02.  Successor Corporation Substituted.........................    83

                                ARTICLE SIX

                           DEFAULT AND REMEDIES

SECTION 6.01.  Events of Default.........................................    83
SECTION 6.02.  Acceleration..............................................    85
SECTION 6.03.  Other Remedies............................................    86
SECTION 6.04.  Waiver of Past Defaults...................................    87
SECTION 6.05.  Control by Majority.......................................    87
SECTION 6.06.  Limitation on Suits.......................................    87
SECTION 6.07.  Rights of Holders To Receive Payment......................    88
SECTION 6.08.  Collection Suit by Trustee................................    88
SECTION 6.09.  Trustee May File Proofs of Claim..........................    88
SECTION 6.10.  Priorities................................................    89
SECTION 6.11.  Undertaking for Costs.....................................    90

                               ARTICLE SEVEN

                                  TRUSTEE

SECTION 7.01.  Duties of Trustee.........................................    90
SECTION 7.02.  Rights of Trustee.........................................    91

                                                                            Page
                                                                            ----
SECTION 7.03.  Individual Rights of Trustee..............................    93
SECTION 7.04.  Trustee's Disclaimer......................................    93
SECTION 7.05.  Notice of Default.........................................    94
SECTION 7.06.  Reports by Trustee to Holders.............................    94
SECTION 7.07.  Compensation and Indemnity................................    95
SECTION 7.08.  Replacement of Trustee....................................    96
SECTION 7.09.  Successor Trustee by Merger, Etc..........................    97
SECTION 7.10.  Eligibility; Disqualification.............................    97
SECTION 7.11.  Preferential Collection of Claims
                  Against the Company....................................    98

                               ARTICLE EIGHT

                    DISCHARGE OF INDENTURE; DEFEASANCE

SECTION 8.01.  Termination of the Company's Obligations..................    98
SECTION 8.02.  Acknowledgment of Discharge by Trustee....................   101
SECTION 8.03.  Application of Trust Money................................   102
SECTION 8.04.  Repayment to the Company..................................   102
SECTION 8.05.  Reinstatement.............................................   102

                               ARTICLE NINE

                    AMENDMENTS, SUPPLEMENTS AND WAIVERS

SECTION 9.01.  Without Consent of Holders................................   103
SECTION 9.02.  With Consent of Holders...................................   103
SECTION 9.03.  Compliance with TIA.......................................   105
SECTION 9.04.  Revocation and Effect of Consents.........................   105
SECTION 9.05.  Notation on or Exchange of Notes..........................   106
SECTION 9.06.  Trustee To Sign Amendments, Etc...........................   106

                                ARTICLE TEN

                          SUBORDINATION OF NOTES

SECTION 10.01. Notes Subordinated to Senior Debt.........................   107

                                                                            Page
                                                                            ----
SECTION 10.02. Suspension of Payment When Senior Debt Is in Default........  107
SECTION 10.03. Notes Subordinated to Prior Payment of All Senior Debt
                  on Dissolution, Liquidation or Reorganization of
                  Company..................................................  109
SECTION 10.04. Holders To Be Subrogated to Rights of
                  Holders of Senior Debt...................................  111
SECTION 10.05. Obligations of the Company Unconditional....................  112
SECTION 10.06. Trustee Entitled To Assume Payments
                  Not Prohibited in Absence of Notice......................  113
SECTION 10.07. Application by Trustee of Assets
                  Deposited with It........................................  113
SECTION 10.08. No Waiver of Subordination Provisions.......................  114
SECTION 10.09. Holders Authorize Trustee To Effectuate Subordination
                  of Notes.................................................  115
SECTION 10.10. Right of Trustee To Hold Senior Debt........................  115
SECTION 10.11. No Suspension of Remedies...................................  115
SECTION 10.12. No Fiduciary Duty of Trustee to
                  Holders of Senior Debt...................................  116

                              ARTICLE ELEVEN

                            GUARANTEE OF NOTES

SECTION 11.01. Unconditional Guarantee.....................................  116
SECTION 11.02. Limitations on Guarantees...................................  118
SECTION 11.03. Execution and Delivery of Guarantee.........................  118
SECTION 11.04. Release of a Guarantor......................................  119
SECTION 11.05. Waiver of Subrogation.......................................  120
SECTION 11.06. Immediate Payment...........................................  121
SECTION 11.07. No Set-Off..................................................  121
SECTION 11.08. Obligations Absolute........................................  121
SECTION 11.09. Obligations Continuing......................................  121
SECTION 11.10. Obligations Not Reduced.....................................  122
SECTION 11.11. Obligations Reinstated......................................  122
SECTION 11.12. Obligations Not Affected....................................  122
SECTION 11.13. Waiver......................................................  124

                                                                            Page
                                                                            ----
SECTION 11.14. No Obligation To Take Action Against
                  the Company..............................................  124
SECTION 11.15. Dealing with the Company and Others.........................  124
SECTION 11.16. Default and Enforcement.....................................  125
SECTION 11.17. Amendment, Etc..............................................  125
SECTION 11.18. Acknowledgment..............................................  125
SECTION 11.19. Costs and Expenses..........................................  125
SECTION 11.20. No Merger or Waiver; Cumulative Remedies....................  125
SECTION 11.21. Survival of Obligations.....................................  126
SECTION 11.22. Guarantee in Addition to Other Obligations..................  126
SECTION 11.23. Severability................................................  126
SECTION 11.24. Successors and Assigns......................................  126

                              ARTICLE TWELVE

                        SUBORDINATION OF GUARANTEE

SECTION 12.01. Guarantee Obligations Subordinated to Guarantor
                  Senior Debt.............................................   127
SECTION 12.02. Suspension of Guarantee Obligations When Guarantor
                  Senior Debt Is in Default...............................   127
SECTION 12.03. Guarantee Obligations Subordinated to Prior Payment of
                   All Guarantor Senior Debt on Dissolution, Liquidation
                   or Reorganization of Such Subsidiary Guarantor.........   129
SECTION 12.04. Holders of Guarantee Obligations To Be Subrogated to
                  Rights of Holders of Guarantor Senior Debt..............   131
SECTION 12.05. Obligations of the Guarantors
                  Unconditional...........................................   132
SECTION 12.06. Trustee Entitled To Assume Payments
                  Not Prohibited in Absence of Notice.....................   133
SECTION 12.07. Application by Trustee of Assets
                  Deposited with It.......................................   134

                                                                            Page
                                                                            ----
SECTION 12.08. No Waiver of Subordination Provisions......................   134
SECTION 12.09. Holders Authorize Trustee To Effectuate Subordination
                   of Guarantee Obligations...............................   135
SECTION 12.10. Right of Trustee To Hold Guarantor
                  Senior Indebtedness.....................................   136
SECTION 12.11. No Suspension of Remedies..................................   136
SECTION 12.12. No Fiduciary Duty of Trustee to
                  Holders of Guarantor Senior Debt........................   136

                             ARTICLE THIRTEEN

                               MISCELLANEOUS

SECTION 13.01. TIA Controls...............................................   137
SECTION 13.02. Notices....................................................   137
SECTION 13.03. Communications by Holders with Other
                  Holders.................................................   138
SECTION 13.04. Certificate and Opinion as to
                  Conditions Precedent....................................   138
SECTION 13.05. Statements Required in Certificate or
                  Opinion.................................................   139
SECTION 13.06. Rules by Trustee, Paying Agent, Registrar..................   139
SECTION 13.07. Legal Holidays.............................................   139
SECTION 13.08. Governing Law..............................................   140
SECTION 13.09. No Adverse Interpretation of Other
                  Agreements..............................................   140
SECTION 13.10. No Recourse Against Others.................................   140
SECTION 13.11. Successors.................................................   140
SECTION 13.12. Duplicate Originals........................................   140
SECTION 13.13. Severability...............................................   141
SECTION 13.14. Independence of Covenants..................................   141

SIGNATURES................................................................   S-1

Exhibit A-1 -  Form of Restricted Dollar Note
Exhibit A-2 -  Form of Restricted Euro Note

                                                                            Page
                                                                            ----
Exhibit A-3 -  Form of Dollar Note
Exhibit A-4 -  Form of Euro Note
Exhibit B   -  Form of Legend for Global Notes
Exhibit C   -  Form of Transfer Certificates
Exhibit D   -  Form of IAI Transfer Certificate
Exhibit E   -  Form of Guarantee
Exhibit F   -  Form of Incumbency Certificate

Note: This Table of Contents shall not, for any purpose, be deemed to be part of this Indenture.

          INDENTURE, dated as of March 13, 2001, among HUNTSMAN INTERNATIONAL LLC, a Delaware limited liability company (the "Company"), each of the Guarantors named herein, as guarantors, and The Bank of New York, a New York banking corporation, as trustee (the "Trustee").

          The Company has duly authorized the creation of an issue of (i) euro denominated Senior Subordinated Notes due 2009 in the form of EU200,000,000 aggregate principal amount of Initial Notes (as defined below), and (ii) such Additional Notes (as defined below) to be denominated in euros (together with the Initial Notes, the "Euro Notes") or U.S. dollars (the "Dollar Notes") in aggregate principal amount not to exceed EU500,000,000, in the case of Euro Notes, or, without duplication, $500,000,000, in the case of Dollar Notes (such amounts as determined in accordance with Section 2.18), that the Company may from time to time choose to issue pursuant to this Indenture, and, to provide therefor. The Company has duly authorized the execution and delivery of this Indenture.

          Each party hereto agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of the Company's
Notes:


                                  ARTICLE ONE

                  DEFINITIONS AND INCORPORATION BY REFERENCE


SECTION 1.01.  Definitions.
               -----------

          "Acceleration Notice" has the meaning provided in Section 6.02.

          "Acquired Indebtedness" means Indebtedness of a Person or any of its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary of the Company or at the time it merges or consolidates with the Company or any of its Restricted Subsidiaries or assumed in connection with the acquisition of assets from such Person and in each case not incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary of the Company or such acquisition, merger or consolidation, except for Indebtedness of a Person or any of its Subsidiaries that is repaid at the time such Person becomes a Restricted Subsidiary of the Company or at the time it merges or consolidates with the Company or any of its Restricted Subsidiaries.

          "Additional Notes" means not less than EU50 million (or $50 million, in the case of Dollar Notes) per issuance in aggregate principal amount of notes (other than the Initial Notes and other than Exchange Notes issued pursuant to an exchange offer for such Additional Notes under this Indenture or issuances under Section 2.07 or 2.16) not to exceed EU700 million, in the case of Euro Notes (or $700 million, without duplication, in the case of Dollar Notes) issued under this Indenture from time to time in accordance with Sections 2.01, 2.02,
2.18 and 4.12 hereof.

          "Affiliate" means, with respect to any specified Person, any other Person who directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative of the foregoing; provided, however, that none of the Initial Purchasers or their respective Affiliates shall be deemed to be an Affiliate of the Company.

          "Affiliate Transaction" has the meaning provided in Section 4.11.

          "Agent" means any Registrar, Paying Agent or Co-Registrar.

          "Agent Member" means, with respect to any Depository, any member of, or participant in, such Depository.

          "Applicable Procedures" has the meaning provided in Section
2.16(a)(ii).

          "Asset Acquisition" means (a) an Investment by the Company or any Restricted Subsidiary of the Company in any other Person pursuant to which such Person shall become a Restricted Subsidiary of the Company or of any Restricted Subsidiary of the Company, or shall be merged with or into the Company or of any Restricted Subsidiary of the Company, or (b) the acquisition by the Company or any Restricted Subsidiary of the Company of the assets of any Person (other than a Restricted Subsidiary of the Company) which constitute all or substantially all of the assets of such Person or comprises any division or line of business of such Person or any other properties or assets of such Person other than in the ordinary course of business.

          "Asset Sale" means any direct or indirect sale, issuance, conveyance, transfer, lease (other than operating leases entered into in the ordinary course of business), assignment or other transfer for value by the Company or any of its Restricted Subsidiaries (including any Sale and Leaseback Transaction) to any Person other than the Company or a Restricted Subsidiary of the Company of
(a) any Capital Stock of any Restricted Subsidiary of the Company; or (b) any other property or assets of the Company or any Restricted Subsidiary of the Company other than in the ordinary course of business; provided, however, that
                                                       --------  -------
Asset Sales shall not include (i) a transaction or series of related transactions for which the Company or its Restricted Subsidiaries receive aggregate consideration of less than $5 million, (ii) sales of accounts receivable and related assets (including contract rights) of the type specified in the definition of "Qualified Securitization Transaction" to a Securitization Entity for the fair market value thereof, (iii) sales or grants of licenses to use the Company's or any Restricted Subsidiary's patents, trade secrets, know-how and other intellectual property of the Company or any of its Restricted Subsidiaries to the extent that such license does not prohibit the Company or any of its Restricted Subsidiaries from using the technology licensed or require the Company or any of its Restricted Subsidiaries to pay any fees for any such use, (iv) the sale, lease, conveyance, disposition or other transfer (A) of all or substantially all of the assets of the Company as permitted under Section 5.01,
(B) of any Capital Stock or other ownership interest in or assets or property of an Unrestricted Subsidiary or a Person which is not a Subsidiary, (C) pursuant to any foreclosure of assets or other remedy provided by applicable law to a creditor of the Company or any Subsidiary of the Company with a Lien on such assets, which Lien is permitted under the Indenture; provided that such foreclosure or other remedy is conducted in a commercially reasonable manner or in accordance with any bankruptcy law, (D) involving only Cash Equivalents, Foreign Cash Equivalents or inventory in the ordinary course of business or obsolete equipment in the ordinary course of business consistent with past practices of the Company or (E) including only the lease or sublease of any real or personal property in the ordinary course of business, (v) the consummation of any transaction in accordance with the terms of Section 4.03, (vi) Permitted Investments and (vii) any merger or other consolidation permitted by Article V.

          "Bankruptcy Law" means Title 11, United States Code or any similar federal, state or foreign law for the relief of debtors.

          "Board of Managers" means, as to any Person, the Board of Managers, the board of managers or other similar body of such Person or any duly authorized committee thereof.

          "Board Resolution"

means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Managers of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

          "Business Day" means a day that is not a Legal Holiday.

          "Capital Stock" means (i) with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, including each class of Common Stock and Preferred Stock of such Person and (ii) with respect to any Person that is not a corporation, any and all partnership, membership or other equity interests of such Person.

          "Capitalized Lease Obligation" means, as to any Person, the obligations of such Person under a lease that are required to be classified and accounted for as capital lease obligations under GAAP and, for purposes of this definition, the amount of such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with GAAP.

          "Cash Equivalents" means (i) a marketable obligation, maturing within two years after issuance thereof, issued or guaranteed by the United States of America or an instrumentality or agency thereof, (ii) a certificate of deposit or banker's acceptance, maturing within one year after issuance thereof, issued by any lender under the Credit Facilities, or a national or state bank or trust company or a European, Canadian or Japanese bank, in each case having capital, surplus and undivided profits of at least $100,000,000 and whose long-term unsecured debt has a rating of "A" or better by S&P or A2 or better by Moody's or the equivalent rating by any other nationally recognized rating agency (provided that the aggregate face amount of all Investments in certificates of deposit or bankers' acceptances issued by the principal offices of or branches of such European or Japanese banks located outside the United States shall not at any time exceed 33 1/3% of all Investments described in this definition),
(iii) open market commercial paper, maturing within 270 days after issuance thereof, which has a rating of A1 or better by S&P or P1 or better by Moody's or the equivalent rating by any other nationally recognized rating agency, (iv) repurchase agreements and reverse repurchase agreements with a term not in excess of one year with any financial institution which has been elected primary government securities dealers by the Federal Reserve Board or whose secu-rities are rated AA- or better by S&P or Aa3 or better by Moody's or the equivalent rating by any other nationally recognized rating agency relating to marketable direct obligations issued or unconditionally guaranteed by the United States of America or any agency or instrumentality thereof and backed by the full faith and credit of the United States of America, (v) "Money Market" preferred stock maturing within six months after issuance thereof or municipal bonds issued by a corporation organized under the laws of any state of the United States, which has a rating of "A" or better by S&P or Moody's or the equivalent rating by any other nationally recognized rating agency, (vi) tax exempt floating rate option tender bonds backed by letters of credit issued by a national or state bank whose long-term unsecured debt has a rating of AA or better by S&P or Aa2 or better by Moody's or the equivalent rating by any other nationally recognized rating agency, and (vii) shares of any money market mutual fund rated at least AAA or the equivalent thereof by S&P or at least Aaa or the equivalent thereof by Moody's or any other mutual fund holding assets consisting (except for de minimis amounts) of the type specified in clauses (i) through
(vi) above.

          "Change of Control" means (i) prior to the initial public equity offering of the Company, the failure by Mr. Jon M. Huntsman, his spouse, direct descendants or an entity controlled by any of the foregoing and/or by a trust of the type described hereafter, and/or by a trust for the benefit of any of the foregoing (the "Huntsman Group"), collectively, to have the power, directly or indirectly, to vote or direct the voting of securities having at least a majority of the ordinary voting power for the election of directors (or the equivalent) of the Company or (ii) after the initial public equity offering, the occurrence of the following: (x) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more members of the Huntsman Group, is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have "beneficial ownership" of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), di-rectly or indirectly, of 35% or more of the then outstanding voting capital stock of the Company other than in a transaction having the approval of the Board of Managers of the Company at least a majority of which members are Continuing Directors; or (y) Continuing Directors shall cease to constitute at least a majority of the Board of Managers of the Company.

          "Change of Control Date" has the meaning provided in Section 4.14.

          "Change of Control Offer" has the meaning provided in Section 4.14.

          "Change of Control Payment Date" has the meaning provided in Section 4.14.

          "Class A Shares" means the Class A Shares of TG which have voting rights but no rights to dividends and a nominal liquidation preference.

          "Class B Shares" means the Class B Shares of Holdings U.K., which have voting rights, a right to nominal dividends and a nominal liquidation preference.

          "Clearstream" means Clearstream Banking, Luxembourg, societe anonyme, formerly Cedelbank.

          "Commission" or "SEC" means the Securities and Exchange Commission.

          "Commodity Agreements" means any commodity futures contract, commodity option or other similar agreement or arrangement entered into by the Company or any of its Restricted Subsidiaries designed to protect the Company or any of its Restricted Subsidiaries against fluctuations in the price of commodities actually at that time used in the ordinary course of business of the Company or its Restricted Subsidiaries.

          "Common Depositary" means The Bank of New York, London Branch, as common depositary for Euroclear and depositary for the Euro Denominated Securities, together with its successors in such capacity.

          "Common Stock" of any Person means any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or non-voting) of such Person's common stock, whether outstanding on the Issue Date or issued after the Issue Date, and includes, without limitation, all series and classes of such common stock.

          "Company" means the party named as such in this Indenture until a successor replaces it pursuant to this Indenture and thereafter means such successor and also includes for the purposes of any provision contained herein and required by the TIA any other obligor on the Notes.

          "Consolidated EBITDA" means, with respect to any Person, for any period, the sum (without duplication) of (i) Consolidated Net Income and (ii) to the extent Consolidated Net Income has been reduced thereby, (A) all income taxes of such Person and its Restricted Subsidiaries paid or accrued in accordance with GAAP for such period (other than income taxes attributable to extraordinary, unusual or nonrecurring gains or losses or taxes attributable to sales or dispositions outside the ordinary course of business) and Permitted Tax Distributions paid during such period, (B) Consolidated Interest Expense and (C) Consolidated Non-cash Charges less any non-cash items increasing Consolidated Net Income for such period, all as determined on a consolidated basis for such Person and its Restricted Subsidiaries in accordance with GAAP.

          "Consolidated Fixed Charge Coverage Ratio" means, with respect to any Person, the ratio of Consolidated EBITDA of such Person during the four full fiscal quarters for which financial statements are available under Section 4.09 (the "Four Quarter Period") ending on or prior to the date of the transaction giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio (the "Transaction Date") to Consolidated Fixed Charges of such Person for the Four Quarter Period. In addition to and without limitation of the foregoing, for purposes of this definition, "Consolidated EBITDA" and "Consolidated Fixed Charges" shall be calculated after giving effect on a pro forma basis for the period of such calculation to (i) the incurrence or repayment of any Indebted ness of such

Person or any of its Restricted Subsidiaries (and the application of the proceeds thereof) giving rise to the need to make such calculation and any incurrence or repayment of other Indebtedness (and the application of the proceeds thereof), other than the incurrence or repayment of Indebted ness in the ordinary course of business for working capital purposes pursuant to working capital facilities, occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and prior to the Transaction Date, as if such incurrence or repayment, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four Quarter Period and (ii) any Asset Sales or Asset Acquisitions (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of such Person or one of its Restricted Subsidiaries (including any Person who becomes a Restricted Subsidiary as a result of the Asset Acquisition)incurring, assuming or otherwise being liable for Acquired Indebtedness and also including any Consolidated EBITDA (provided that such Consolidated EBITDA shall be included only to the extent includible pursuant to the definition of "Consolidated Net Income") attributable to the assets which are the subject of the Asset Acquisition or Asset Sale during the Four Quarter Period) occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such Asset Sale or Asset Acquisition (including the incurrence, assumption or liability for any such Acquired Indebtedness) occurred on the first day of the Four Quarter Period. If such Person or any of its Restricted Subsidiaries directly or indirectly guarantees Indebtedness of a Person other than the Company or a Restricted Subsidiary, the preceding sentence shall give effect to the incurrence of such guaranteed Indebtedness as if such Person or any Restricted Subsidiary of such Person had directly incurred or otherwise assumed such guaranteed Indebtedness. Further more, in calculating "Consolidated Fixed Charges" for purposes of determining the denominator (but not the numerator) of this "Consolidated Fixed Charge Coverage Ratio," (1) interest on outstanding Indebtedness determined on a fluctuating basis as of the Transaction Date and which will continue to be so deter mined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the Transaction Date; (2) if interest on any Indebtedness actually incurred on the Transaction Date may optionally be determined at an interest rate based upon a fac tor of a prime or similar rate, a eurocurrency interbank of fered rate, or other rates, then the interest rate in effect on the Transaction Date will be deemed to have been in effect during the Four Quarter Period; and (3) notwithstanding clause (1) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Interest Swap Obligations, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of such agreements.

          "Consolidated Fixed Charges" means, with respect to any Person for any period, the sum, without duplication, of (i) Consolidated Interest Expense, plus
(ii) the product of (x) the amount of all dividend payments on any series of Preferred Stock of such Person and its Restricted Subsidiaries (other than dividends paid in Qualified Capital Stock and other than dividends paid to such Person or to a Restricted Subsidiary of such Person) paid, accrued or scheduled to be paid or accrued during such period times (y) a fraction, the numerator of which is one and the denominator of which is one minus the then current effective consolidated federal, state and local tax rate of such Person, expressed as a decimal.

          "Consolidated Interest Expense" means, with respect to any Person for any period, the sum of, without duplication: (i) the aggregate of the interest expense of such Person and its Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, including without limitation, (a) any amortization of debt discount and amortization or write-off of deferred financing costs, (b) the net costs under Interest Swap Obligations,
(c) all capitalized interest and (d) the interest portion of any deferred payment obligation; and (ii) the interest component of Capitalized Lease Obligations paid, accrued and/or scheduled to be paid or accrued by such Person and its Restricted Subsidiaries during such period as determined on a consolidated basis in accordance with GAAP.

          "Consolidated Net Income" means, with respect to any Person, for any period, the aggregate net income (or loss) of such Person and its Restricted Subsidiaries for such period on a consolidated basis, determined in accordance with GAAP plus (y) cash dividends or distributions paid to such Person by any other Person (the "Payor") other than a Restricted Subsidiary of the referent Person, to the extent not otherwise included in Consolidated Net Income, which have been derived from operating cash flow of the Payor; provided that there
                                                         --------
shall be excluded therefrom (a) after-tax gains from Asset Sales or abandonments or reserves relating thereto, (b) after-tax items classified as extraordinary or nonrecurring gains, (c) the net income of any Person acquired in a "pooling of interests" transaction accrued prior to the date it becomes a Restricted Subsidiary of the referent Person or is merged or consolidated with the referent Person or any Restricted Subsidiary of the referent Person, (d) the net income (but not loss) of any Restricted Subsidiary of the referent Person to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income is restricted; provided, however, that the net income
                                         --------  -------
of Foreign Subsidiaries shall not be excluded in any calculation of Consolidated Net Income of the Company as a result of application of this clause (d) if the restriction on dividends or similar distribution results from consensual restrictions, (e) the net income or loss of any Person, other than a Restricted Subsidiary of the referent Person, except to the extent of cash dividends or distributions paid to the referent Person or to a Wholly Owned Restricted Subsidiary of the referent Person by such Person, (f) any restoration to income of any contingency reserve, except to the extent that provision for such reserve was made out of Consolidated Net Income accrued at any time following June 30, 1999, (g) income or loss attributable to discontinued operations (including, without limitation, operations disposed of during such period whether or not such operations were classified as discontinued), (h) in the case of a successor to the referent Person by consolidation or merger or as a transferee of the referent Person's assets, any earn-ings of the successor corporation prior to such consolidation, merger or transfer of assets, (i) all gains or losses from the cumulative effect of any change in accounting principles and (j) the net amount of all Permitted Tax Distributions made during such period.

          "Consolidated Net Worth" of any Person means the consolidated stockholders' equity (or equivalent) of such Per son, determined on a consolidated basis in accordance with GAAP, less (without duplication) amounts attributable to Disqualified Capital Stock of such Person.

          "Consolidated Non-cash Charges" means, with respect to any Person, for any period, the aggregate depreciation, amortization and other non-cash charges of such Person and its Restricted Subsidiaries reducing Consolidated Net Income of such Person and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP (excluding any such charges constituting an extraordinary item or loss or any such charge which requires an accrual of or a reserve for cash charges for any future period).

          "Continuing Managers" means, as of any date, the collective reference to (i) all members of the Board of Managers of the Company who have held office continuously since a date no later than the later of (x) twelve months prior to the Company's initial public equity offering and (y) the Issue Date, and (ii) all members of the Board of Managers of the Company who assumed office after such date and whose appointment or nomination for election by the Company's shareholders was approved by a vote of at least 50% of the Continuing Managers in office immediately prior to such appointment or nomination or by the Huntsman Group.

          "Contribution Agreement" means the Contribution Agreement dated as of April 15, 1999 (as amended and in effect on the Issue Date) between ICI, Huntsman Specialty and Huntsman International Holdings LLC, as amended or restated from time to time.

          "Corporate Trust Office" means the principal office of the Trustee at which at any time its corporate trust business shall be administered, which office at the date hereof is located at the 48th Floor, One Canada Square, London E14 5 AL, United Kingdom, Attention: Corporate Trust Administration, or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the principal corporate trust office of any successor Trustee (or such other address as a successor Trustee may designate from time to time by notice to the Holders and the Company).

          "Covenant Defeasance" has the meaning set forth in Section 8.01.

          "Credit Facilities" means the senior secured Credit Agreement, dated as of April 15, 1999 among the Company and the financial institutions party thereto, together with the related documents thereto (including, without limitation, any guarantee agreements and security documents). In each case as such agreements may be amended (including any amendment and restatement thereof), supplemented, extended or otherwise modified from time to time, and any one or more debt facility, indenture or other agreement refinancing, replacing (whether or not contemporaneously) or otherwise restructuring (including increasing the amount of available borrowings thereunder (provided that such increase in borrowings is permitted under Section 4.12) or making Restricted Subsidiaries of the Company a borrower, additional borrower or guarantor thereunder) all or any portion of the Indebtedness under such agreement or any successor or replacement agreement and whether including any additional obligors or with the same or any other agent, lender or group of lenders or with other financial institutions or lenders.

          "Currency Agreement" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect the Company or any Restricted Subsidiary of the Company against fluctuations in currency values.

          "Custodian" means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

          "Default" means an event or condition the occurrence of which is, or with the lapse of time or the giving of notice or both would be, an Event of Default.

          "Depositary" means DTC or the Common Depositary, as the case may be.

          "Designated Senior Debt" means (i) Senior Debt under or in respect of the Credit Facilities and (ii) any other Indebtedness constituting Senior Debt which, at the time of determination, has an aggregate principal amount of at least $100,000,000 and is specifically designated in the instrument evidencing such Senior Debt as "Designated Senior Debt" by the Company.

          "Discharged" means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by, and obligations under, the Notes and to have satisfied all the obligations under this Indenture relating to the Notes (and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same upon compliance by the Company with the provisions of Article Eight), except (i) the rights of the Holders of Notes to receive, from the trust fund described in Article Eight, payment of the principal of and the interest on such Notes when such payments are due, (ii) the Company's obligations with respect to the Notes under Sections 2.03 through 2.07, 7.07 and 7.08 and (iii) the rights, powers, trusts, duties and immunities of the Trustee hereunder.

          "Disqualified Capital Stock" means that portion of any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof on or prior to the final maturity date of the Notes.

          "Dollar Paying Agent" means an office or agency of the Company where Dollar Notes may be presented for payment.

          "Dollar Registrar" means an office or agency of the Company in the borough of Manhattan, the City of New York, where Dollar Notes may be presented for registration of transfer or exchange.

          "Domestic Subsidiary" means any Subsidiary other than a Foreign Subsidiary.

          "DTC" means the Depository Trust Company, its nominees and successors.

          "Equity Offering" has the meaning provided in paragraph 5 of the Notes.

          "euro" or "EU" means the currency introduced at the start of the third stage of economic and monetary union pursuant to the Treaty of Rome establishing the European Community, as amended by the Treaty on European Union, signed at Maastricht on February 7, 1992.

          "Euroclear" means Morgan Guaranty Trust Company of New York, Brussels office, as operator of the Euroclear System.

          "Euro Obligations" means non-callable government obligations of any member nation of the European Union whose official currency is the Euro, rated AAA or better by S&P and Aaa or better by Moodys.

          "Euro Paying Agent" means an office or agency of the Company where Euro Notes may be presented for payment.

          "Euro Registrar" means an office or agency of the Company where Euro Notes may be presented for registration of transfer or exchange.

          "Event of Default" has the meaning provided in Section 6.01.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any successor statute or statutes thereto.

          "Exchange Notes" means, with respect to the Initial Notes, notes issued in exchange for the Initial Notes pursuant to the terms of the Registration Rights Agreement or, with respect to any Additional Notes, notes issued in exchange for such Additional Notes pursuant to the terms of a registration rights agreement among the Company, the Guarantors and the initial purchasers of such issuance of Additional Notes.

          "Existing Notes" means the $600,000,000 aggregate principal amount and EU200,000,000 aggregate principal amount of the Company's 10 1/8% Senior Subordinated Notes due 2009.

          "fair market value" means, with respect to any asset or property, the price which could be negotiated in an arm's-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair market value shall be determined by the Board of Managers of the Company acting reasonably and in good faith and shall be evidenced by a Board Resolution of the Board of Managers of the Company delivered to the Trustee.

          "Foreign Cash Equivalents" means (i) debt securities with a maturity of 365 days or less issued by any member nation of the European Union, Switzerland or any other country whose debt securities are rated by S&P and Moody's A-1 or P-1, or the equivalent thereof (if a short-term debt rating is provided by either) or at least AA or AA2, or the equivalent thereof (if a long-term unsecured debt rating is provided by either) (each such jurisdiction, an "Approved Jurisdiction") or any agency or instrumentality of an Approved Jurisdiction, provided that the full faith and credit of the Approved Jurisdiction is pledged in support of such debt securities or such debt securities constitute a general obligation of the Approved Jurisdiction and (ii) debt securities in an aggregate principal amount not to exceed $25 million with a maturity of 365 days or less is sued by any nation in which the Company or its Restricted Subsidiaries have cash which is the subject of restrictions on export or any agency or instrumentality of such nation, pro vided that the full faith and credit of such nation is pledged in support of such debt securities or such debt securities constitute a general obligation of such nation.

          "Foreign Subsidiary" means any Restricted Subsidiary of the Company (other than a Guarantor) organized under the laws of, and conducting a substantial portion of its business in, any jurisdiction other than the United States or any state thereof or the District of Columbia.

          "Funds" means the aggregate amount of U.S. Legal Tender and/or U.S. Government Obligations (in the case of Dollar Notes) and euros and/or Euro Obligations (in the case of the Euro Notes) deposited with the Trustee pursuant to Article Eight.

          "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, which are in effect as of the Issue Date.

          "Global Security" means a Regulation S Global Security (or Unrestricted Global Security) or a Restricted Global Security.

          "Guarantee" means the guarantee of a Guarantor of the obligations of the Company under the Indenture and the Notes.

          "Guarantor" means (i) each of TG, HI Financial and Tioxide Americas, Inc., Eurofuels LLC, Eurostar Industries LLC, Huntsman EA Holdings LLC, Huntsman Ethyleneamines Ltd., Huntsman International Fuels, L.P., Huntsman Propylene Oxide Holdings LLC, Huntsman Propylene Oxide Ltd, and Huntsman Texas Holdings LLC and (ii) each of the Company's Restricted Subsidiaries that in the future executes a supplemental indenture in which such Restricted Subsidiary agrees to be bound by the terms of this Indenture as a Guarantor; provided that any Person constituting a
                                        --------
Guarantor as described above shall cease to constitute a Guarantor when its respective Guarantee is released in accordance with the terms of this Indenture.

          "Guarantor Senior Debt" means with respect to any Guarantor, (i) the principal of, premium, if any, and interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on any Indebtedness of a Guarantor, whether outstanding on the Issue Date or thereafter created, incurred or assumed, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to the Guarantee of such Guarantor. Without limiting the generality of the foregoing, "Guarantor Senior Debt" shall also include the principal of, premium, if any, interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on, and all other amounts owing in respect of, (w) all monetary obligations of every nature of a Guarantor in respect of the Credit Facilities, including, without limitation, obligations to pay principal and interest, reimbursement obligations under letters of credit, fees, expenses and indemnities, (x) all monetary obligations of every nature of a Guarantor evidenced by a promissory note and which is, directly or indirectly, pledged as security for the obligations of the Company under the Credit Facilities, (y) all Interest Swap Obligations and (z) all obligations under Currency Agreements, in each case whether outstanding on the Issue Date or thereafter incurred. Notwithstanding the foregoing, "Guarantor Senior Debt" shall not include (i) any Indebtedness of such Guarantor to a Restricted Subsidiary of such Guarantor or any Affiliate of such Guarantor or any of such Affiliate's Subsidiaries other than as described in clause (x), (ii) Indebtedness to, or guaranteed on behalf of, any shareholder, director, officer or employee of such Guarantor or any Restricted

Subsidiary of such Guarantor (including, without limitation, amounts owed for compensation), (iii) Indebtedness to trade creditors and other amounts incurred in connection with obtaining goods, materials or services, (iv) Indebtedness represented by Disqualified Capital Stock, (v) any liability for federal, state, local or other taxes owed or owing by such Guarantor, (vi) Indebtedness incurred in violation of Section 4.12, (vii) Indebtedness which, when incurred and without respect to any election under Section 1111(b) of Title 11, United States Code, is without recourse to the Company and (viii) any Indebtedness which is, by its express terms, subordinated in right of payment to any other Indebtedness of such Guarantor.

          "HI Financial" means Huntsman International Financial LLC, a Delaware limited liability company, or any Wholly Owned Restricted Subsidiary of the Company which complies with all covenants applicable to HI Financial under this Indenture.

          "Holder" or "Noteholder" means the Person in whose name a Note is registered on the Registrar's books.

          "Holdings" means Huntsman International Holdings LLC, a Delaware limited liability company.

          "Holdings U.K." means Huntsman International Holdings (UK), a private unlimited company incorporated under the laws of England and Wales , or any direct Wholly Owned Restricted Subsidiary of the Company which complies with all covenants applicable to Holdings U.K. under this Indenture.

          "Holdings Zero Coupon Notes" means, collectively, the Senior Discount Notes due 2009 and the Subordinated Discount Notes due 2009 issued by Holdings, and any notes into which any such Holdings Zero Coupon Notes may be exchanged or replaced pursuant to the terms of the indenture pursuant to which such Holding Zero Coupon Notes are issued.

          "Huntsman Affiliate" means Huntsman Corporation or any of its Affiliates (other than Holdings and its Subsidiaries).

          "Huntsman Corporation" means Huntsman Corporation, a Utah corporation.

          "Huntsman Specialty" means Huntsman Specialty Chemicals Corporation, a Utah corporation.

          "ICI" means Imperial Chemical Industries PLC and its subsidiaries.

          "ICI Affiliate" means ICI or any Affiliate of ICI.

          "Incumbency Certificate" means a certificate in the form as set forth hereto as Exhibit F.

          "Indebtedness" means with respect to any Person, without duplication,
(i) all Obligations of such Person for borrowed money, (ii) all Obligations of such Person evidenced by bonds, debentures, notes or other similar instruments,
(iii) all Capitalized Lease Obligations of such Person, (iv) all Obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations and all Obligations under any title retention agreement (but excluding trade accounts payable and other accrued liabilities arising in the ordinary course of business that are not overdue by 90 days or more or are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted), (v) all Obligations for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction, (vi) guarantees and other contingent obligations in respect of Indebtedness referred to in clauses (i) through (v) above and clause (viii) below, (vii) all Obligations of any other Person of the type referred to in clauses (i) through (vi) which are secured by any lien on any property or asset of such Person, the amount of such Obligation being deemed to be the lesser of the fair market value of such property or asset or the amount of the Obligation so secured, (viii) all Obligations under Currency Agreements, Commodity Agreements and Interest Swap Agreements of such Person and (ix) all Disqualified Capital Stock issued by such Person with the amount of Indebtedness represented by such Disqualified Capital Stock being equal to the greater of its voluntary or involun-
tary liquidation preference and its maximum fixed repurchase price, but excluding accrued dividends, if any. For purposes hereof, the "maximum fixed repurchase price" of any Disqualified Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Capital Stock, such fair market value shall be determined reasonably and in good faith by the Board of Managers of the issuer of such Disqualified Capital Stock; provided, however, that notwithstanding the
                                    --------  -------
foregoing, "Indebtedness" shall not include (i) advances paid by customers in the ordinary course of business for services or products to be provided or delivered in the future, (ii) deferred taxes or (iii) unsecured indebtedness of the Company and/or its Restricted Subsidiaries incurred to finance insurance premiums in a principal amount not in excess of the insurance premiums to be paid by the Company and/or its Restricted Subsidiaries for a three year period beginning on the date of any incurrence of such indebtedness.

          "Indenture" means this Indenture, as amended or supplemented from time to time in accordance with the terms hereof.

          "Independent Financial Advisor" means a firm (i) which does not, and whose directors, officers and employees or Affiliates do not, have a direct or indirect financial interest in the Company and (ii) which, in the judgment of the Board of Managers of the Company, is otherwise independent and qualified to perform the task for which it is to be engaged.

          "Initial Notes" means the EU200,000,000 in aggregate principal amount of 10 1/8% Senior Subordinated Notes due 2009 of the Company issued on the Issue Date.

          "Initial Purchasers" means Deutsche Bank AG London, Salomon Brothers International Limited, J.P. Morgan Securities Ltd. and ABN AMRO Bank N.V.

          "Institutional Accredited Investor" means an accredited investor within the meaning of Rule 501(a)(1), (2), (3), OR (7) under the Securities Act.

          "Interest Payment Date" means the stated maturity of an installment of interest on the Notes.

          "Interest Swap Obligations" means the obligations of any Person pursuant to any arrangement with any other Person, whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such other Person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall include, without limitation, interest rate swaps, caps, floors, collars and similar agreements.

          "Investment" means, with respect to any Person, any direct or indirect loan or other extension of credit (including, without limitation, a guarantee) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition by such Person of any Capital Stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued by, any Person. "Investment" shall exclude extensions of trade credit by the Company and its Restricted Subsidiaries on commercially reasonable terms in accordance with normal trade practices of the Company or such Restricted Subsidiary, as the case may be. For the purposes of Section 4.03, (i) "Investment" shall include and be valued at the fair market value of the net assets of any Restricted Subsidiary at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary and shall exclude the fair market value of the net assets of any Unrestricted Subsidiary at the time that such Unrestricted Subsidiary is designated a Restricted Subsidiary and (ii) the amount of any Investment shall be the original cost of such Investment plus the cost of all additional Investments by the Company or any of its Restricted Subsidiaries, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment, reduced by the payment of dividends or distributions in connection with such Investment or any other amounts received in respect of such Investment; provided that no such payment of dividends or
                               --------
distributions or receipt of any such other amounts shall reduce the amount of any Investment if such payment of dividends or distributions or receipt of any such amounts would be included in Consolidated Net Income. If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Common Stock of any direct or indirect Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, the Company no longer owns, directly or indirectly, greater than 50% of the outstanding Common Stock of such Restricted Subsidiary, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Common Stock of such Restricted Subsidiary not sold or disposed of.

          "Issue Date" means the date of original issuance of the Initial Notes.

          "Legal Holiday" has the meaning provided in Section 13.07.

          "Lien" means any lien, mortgage, deed of trust, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof and any agreement to give any security interest), but not including any interest in ac counts receivable and related assets conveyed by the Company or any of its Subsidiaries in connection with any Qualified Securitization Transaction.

          "LPC" means Louisiana Pigment Company.

          "Legal Defeasance" has the meaning given to such term in Section 8.01.

          "Maturity Date" means July 1, 2009.

          "Net Cash Proceeds" means, with respect to any Asset Sale, the proceeds in the form of cash, Cash Equivalents or Foreign Cash Equivalents including payments in respect of deferred payment obligations when received in the form of cash, Cash Equivalents or Foreign Cash Equivalents (other than the portion of any such deferred payment constituting interest) received by the Company or any of its Restricted Subsidiaries from such Asset Sale net of (a) all out-of-pocket expenses and fees relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees and sales commissions), (b) taxes paid or payable after taking into account any reduction in consolidated tax liability due to available tax credits or deductions and any tax sharing arrangements, (c) repayment of Indebtedness that is required to be repaid in connection with such Asset Sale (d) the decrease in proceeds from Qualified Securitization Transactions which results from such Asset Sale and (e) appropriate amounts to be provided by the Company or any Restricted Subsidiary, as the case may be, as a reserve, in accordance with GAAP, against any liabilities associated with such Asset Sale and retained by the Company or any Restricted Subsidiary, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale.

          "Net Proceeds Offer" has the meaning provided in Section 4.15.

          "Net Proceeds Offer Amount" has the meaning provided in Section 4.15.

          "Net Proceeds Offer Payment Date" has the meaning provided in Section 4.15.

          "Net Proceeds Offer Trigger Date" has the meaning provided in Section 4.15.

          "Non-U.S. Person" has the meaning assigned to such term in Regulation
S.

          "Notes" means, collectively, the Initial Notes, any Additional Notes and the Exchange Notes, treated as a single class of securities under this Indenture, except as set forth herein.

          "Obligations" means all obligations for principal, premium, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

          "Officer" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, any Vice President, the Chief Financial Officer, the Treasurer, the Financial Director, or the Secretary of such Person, or any other officer designated by the Board of Managers serving in a similar capacity.

          "Officers' Certificate" means, with respect to any Person, a certificate signed by two Officers or by an Officer and either an Assistant Treasurer or an Assistant Secretary of such Person and otherwise complying with the requirements of Sections 13.04 and 13.05, as they relate to the making of an Officers' Certificate, and delivered to the Trustee.

          "Opinion of Counsel" means a written opinion from legal counsel who is reasonably acceptable to the Trustee complying with the requirements of Sections
13.04 and 13.05, as they relate to the giving of an Opinion of Counsel, and delivered to the Trustee.

          "Organizational Documents" means, with respect to any Person, such Person's memorandum, articles or certificate of incorporation, bylaws, partnership agreement, joint venture agreement, limited liability company agreement or other similar governing documents and any document setting forth the designation, amount and/or relative rights, limitations and preferences of any class or series of such Person's Capital Stock.

          "Participants" means (i) with respect to the Dollar Notes, institutions that have accounts with DTC or its nominee and (ii) with respect to the Euro Notes, institutions that have accounts with Euroclear or their respective nominees.

          "Paying Agent" has the meaning provided in Section 2.03, except that, during the continuance of a Default or Event of Default and for the purposes of Articles Three and Eight and Sections 4.14 and 4.15, the Paying Agent shall not be the Company or any Affiliate of the Company.

          "Permitted Indebtedness" means, without duplication, each of the following:

          (i) Indebtedness under (A) the Existing Notes; (B) the Initial Notes, (C) any Additional Notes issued in accordance with Sections 2.01,
     2.02 and 2.18; provided that, solely for purposes of determining compliance with Section 4.12 in connection with the issuance of any Additional Notes, this clause (i) of the definition of Permitted Indebtedness shall expressly exclude the Additional Notes for which such determination is then being made; (D) the Exchange Notes issued in exchange for any Notes, (E) this Indenture and (F) the Guarantees;

          (ii) Indebtedness incurred pursuant to the Credit Facilities in an aggregate principal amount not exceeding $2.4 billion at any one time outstanding, less the amount of any payments made by the Company under the Credit Facilities with the Net Cash Proceeds of any Asset Sale (which are accompanied by a corresponding permanent commitment reduction) pursuant to clause (iii)(A) of the first sentence of Section 4.15;

          (iii) other Indebtedness of the Company and its Restricted Subsidiaries outstanding on June 30, 1999 (including the Existing Notes) reduced by the amount of any prepayments with Net Cash Proceeds of any Asset Sale (which are accompanied by a corresponding permanent commitment reduction) pursuant to Section 4.15;

          (iv) Interest Swap Obligations of the Company relating to Indebtedness of the Company or any of its Re-
     stricted Subsidiaries (or Indebtedness which the Company or any its Restricted Subsidiaries reasonably intends to incur within six months) and Interest Swap Obligations of any Restricted Subsidiary of the Company relating to Indebtedness of such Restricted Subsidiary (or Indebtedness which such Restricted Subsidiary reasonably intends to incur within six months); provided, however, that such Interest Swap Obligations are entered
              --------  -------
     into to protect the Company and its Restricted Subsidiaries from fluctuation in interest rates on Indebtedness permitted under the Indenture to the extent the notional principal amount of such Interest Swap Obligation, when Incurred, does not exceed the principal amount of the Indebtedness to which such Interest Swap Obligation relates;

          (v) Indebtedness under Commodity Agreements and Currency Agreements; provided that in the case of Currency Agreements which relate
                 --------
     to Indebtedness, such Currency Agreements do not increase the Indebtedness of the Company and its Restricted Subsidiaries outstanding other than as a result of fluctuations in foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder;

          (vi) Indebtedness of a Restricted Subsidiary of the Company to the Company or to a Restricted Subsidiary of the Company for so long as such Indebtedness is held by the Company or a Restricted Subsidiary of the Company, in each case subject to no Lien held by a Person other than the Company or a Restricted Subsidiary of the Company (other than the pledge of intercompany notes under the Credit Facilities); provided that if as of any
                                                      --------
     date any Person other than the Company or a Restricted Subsidiary of the Company owns or holds any such Indebtedness or holds a Lien in respect of such Indebtedness (other than the pledge of intercompany notes under the Credit Facilities), such date shall be deemed the incurrence of Indebtedness not constituting Permitted Indebtedness by the issuer of such Indebtedness;

          (vii) Indebtedness of the Company to a Restricted Subsidiary for so long as such Indebtedness is held by a Restricted Subsidiary, in each case subject to no Lien (other than Liens securing intercompany notes pledged under the Credit Facilities); provided that (a) any Indebtedness of the Company to any Restricted Subsidiary (other than pursuant to notes pledged under the Credit Facilities) is unsecured and subordinated, pursuant to a written agreement, to the Company's obligations under this Indenture and the Notes and (b) if as of any date any Person other than a Restricted Subsidiary of the Company owns or holds any such Indebtedness or any Person holds a Lien in respect of such Indebtedness (other than pledges securing the Credit Facilities), such date shall be deemed the incurrence of Indebtedness not constituting Permitted Indebtedness by the Company;

          (viii) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however, that such
                                               --------  -------
     Indebtedness is extinguished within two business days of incurrence;

          (ix) Indebtedness of the Company or any of its Restricted Subsidiaries represented by letters of credit for the account of the Company or such Restricted Subsidiary, as the case may be, in order to provide security for workers' compensation claims, payment obligations in connection with self-insurance or similar requirements in the ordinary course of business;

          (x)    Refinancing Indebtedness;

          (xi) Indebtedness arising from agreements of the Company or a Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred in connection with the disposition of any business, assets or Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or Subsidiary for the purpose of financing such acquisition; provided that the maximum aggregate liability in respect
                       --------
     of all such Indebtedness shall at no time exceed the gross proceeds actually received by the Company and the Subsidiary in connection with such disposition;

          (xii) Obligations in respect of performance bonds and completion, guarantee, surety and similar bonds provided by the Company or any Restricted Subsidiary in the ordinary course of business;

          (xiii) guarantees by the Company or a Restricted Subsidiary of Indebtedness incurred by the Company or a Restricted Subsidiary so long as the incurrence of such Indebtedness by the Company or any such Restricted Subsidiary is otherwise permitted by the terms of the Indenture;

          (xiv) Indebtedness of the Company or any Restricted Subsidiary incurred in the ordinary course of business not to exceed $35 million at any time outstanding (A) representing Capitalized Lease Obligations or (B) constituting purchase money Indebtedness incurred to finance property or assets of the Company or any Restricted Subsidiary of the Company acquired in the ordinary course of business; provided, however, that such purchase
                                         --------  -------
     money Indebtedness shall not exceed the cost of such property or assets and shall not be secured by any property or assets of the Company or any Restricted Subsidiary of the Company other than the property and assets so acquired;

          (xv) Indebtedness of Foreign Subsidiaries to the extent that the aggregate outstanding amount of Indebtedness incurred by such Foreign Subsidiaries under this clause (xv) does not exceed the greater of (x) $50 million and (y) at any one time an amount equal to the sum of (A) 80% of the consolidated book value of the accounts receivable of all Foreign Subsidiaries and (B) 60% of the consolidated book value of the inventory of all Foreign Subsidiaries;

          (xvi) Indebtedness of the Company and its Domestic Subsidiaries pursuant to overdraft lines or similar extensions of credit in an aggregate amount not to exceed $20 million at any one time outstanding and Indebtedness of Foreign Subsidiaries pursuant to overdraft lines or similar extensions of credit in an aggregate principal amount not to exceed $60 million at any one time outstanding;

          (xvii) the incurrence by a Securitization Entity of Indebtedness in a Qualified Securitization Transaction that is not recourse to the Company or any Subsidiary of the Company (except for Standard Securitization Undertakings);

          (xviii)   so long as an Event of Default or Potential Event of Default exists; Indebtedness of the Company to BASF or its Affiliates in an aggregate outstanding amount not in excess of $50 million for the purposes of financing up to 50% of the cost of installation, construction or improvement of property relating to the manufacture of PO/MTBE;

          (xix) Indebtedness of the Company to a Huntsman Affiliate or an ICI Affiliate constituting Subordinated Indebtedness;

          (xx) Indebtedness consisting of take-or-pay obligations contained in supply agreements entered into in the ordinary course of business;

          (xxi) Indebtedness of the Company to any of its Subsidiaries incurred in connection with the purchase of accounts receivable and related assets by the Company from any such Subsidiary which assets are subsequently conveyed by the Company to a Securitization Entity in a Qualified Securitization Transaction; and

          (xxii) additional Indebtedness of the Company and its Restricted Subsidiaries in an aggregate principal amount not to exceed $25 million at any one time outstanding.

          "Permitted Investments" means (i) Investments by the Company or any Restricted Subsidiary of the Company in any Person that is or will become immediately after such Investment a Restricted Subsidiary of the Company or that will merge or consolidate into the Company or a Restricted Subsidiary of the Company; provided that this clause (i) shall not permit any investment by the
         --------
Company or a Domestic Restricted Subsidiary in a Foreign Subsidiary consisting of a capital contribution by means of a transfer of property other than cash, Cash Equivalents or Foreign Cash Equivalents other than transfers of property of nominal value in the ordinary course of business; (ii) Investments in the Company by any Restricted Subsidiary of the Company; provided that any
                                                     --------
Indebtedness evidencing such Investment is unsecured and subordinated (other than pursuant to intercompany notes pledged under the Credit Facilities), pursuant to a written agreement, to the Company's obligations under the Notes and this Indenture; (iii) investments in cash and Cash Equivalents; (iv) loans and advances to employees and officers of the Company and its Restricted Subsidiaries in the ordinary course of business for travel, relocation and related expenses; (v) Investments in Unrestricted Subsidiaries or joint ventures not to exceed $75 million, plus (A) the aggregate net after-tax amount returned in cash on or with respect to any Investments made in Unrestricted Subsidiaries and joint ventures whether through interest payments, principal payments, dividends or other distributions or payments, (B) the net after-tax cash proceeds received by the Company or any Restricted Subsidiary from the disposition of all or any portion of such Investments (other than to a Restricted Subsidiary of the Company), (C) upon redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary, the fair market value of such Subsidiary and (D) the net cash proceeds received by the Company from the issuance of Specified Venture Capital Stock; (vi) Investments in securities received pursuant to any plan of reorganzition or similar arrangement upon the bankruptcy or insolvency of any debtors of the Company or its Restricted Subsidiaries;
(vii) Investments made by the Company or its Restricted Subsidiaries as a result of consideration received in connection with an Asset Sale made in compliance with Section 4.15; (viii) Investments existing on the Issue Date; (ix) any Investment by the Company or a Wholly Owned Subsidiary of the Company in a Securitization Entity or any Investment by a Securitization Entity in any other Person in connection with a Qualified Securitization Transaction; provided that any Investment in a Securitization Entity is in the form of a Purchase Money Note or an equity interest; (x) Investments by the Company in Rubicon and LPC (each a "Joint Venture"), so long as: (A) such Joint Venture does not have any Indebtedness for borrowed money at any time on or after the date of such Investment (other that Indebtedness owing to the equity holders of such Joint Venture), (B) the documentation govering such Joint Venture does not contain a restriction on distributions to the Company, and (C) such Joint Venture is engaged only in the business of manufacturing product used or marketed by the Company and its Restricted Subsidiaries and/or the joint venture partner, and business reasonably related thereto; (xi) Investments by Foreign Subsidiaries in Foreign Cash Equivalents; (xii) loans to Holding for the purposes described in clause (7) of the second paragraph of Section 4.03 which, when aggregated with the payment made under such clause, will not exceed $3 million in any fiscal year; (xiii) any Indebtendess of the Company to any of its Subsidiaries incurred in connection with the purchase of accounts receivable and related as sets by the Company from any such Subsidiary which assets are subsequently conveyed by the Company to a Securitization Entity in a Qualified Securitization Transaction; and (xiv) additional Investments in an aggregate amount not exceeding $25 million at any one time outstanding.

          "Permitted Junior Securities" means: (1) Capital Stock in the Company or any Guarantor; or (2) debt securities of the Company or any Guarantor that
(A) are subordinated to all Senior Debt and any debt securities issued in exchange for Senior Debt to substantially the same extent as, or to a greater extent than, the Notes and the Guarantees are subordinated to Senior Debt pursuant to the terms of the Indenture and (B) have a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of the Notes.

          "Permitted Tax Distribution" for any fiscal year means any payments in compliance with clause (6) of the second paragaph under Section 4.03.

          "Person" means an individual, partnership, corporation, unincorporated organization, trust or joint venture, or a governmental agency or political subdivision thereof.

          "Physical Notes" shall have the meaning provided in Section 2.01.

          "Preferred Stock" of any Person means any Capital Stock of such Person that has preferential rights to any other Capital Stock of such Person with respect to dividends or redemptions or upon liquidation.

          "principal" of any Indebtedness (including the Notes) means the principal amount of such Indebtedness plus the premium, if any, on such Indebtedness.

          "Private Placement Legend" means the legend initially set forth on the Notes in the form set forth on Exhibit A-1.
                               -----------

          "pro forma" means, unless otherwise provided herein, with respect to any calculation made or required to be made pursuant to the terms of this Indenture, a calculation in accordance with Article 11 of Regulation S-X promulgated under the Securities Act.

          "Purchase Money Note" means a promissory note evidencing a line of credit, or evidencing other Indebtedness owed to the Company or any Restricted Subsidiary in connection with a Qualified Securitization Transaction, which note shall be repaid from cash available to the maker of such note, other than amounts required to be established as reserves, amounts paid to investors in respect of interest, principal and other amounts owing to such investors and amounts paid in connection with the purchase of newly generated accounts receivable.

          "Qualified Capital Stock" means any Capital Stock that is not Disqualified Capital Stock.

          "Qualified Institutional Buyer" or "QIB" has the meaning specified in Rule 144A.

          "Qualified Securitization Transaction" means any transaction or series of transactions that may be entered into by the Company or any of its Subsidiaries pursuant to which the Company or any of its Subsidiaries may sell, convey or other wise transfer pursuant to customary terms to (a) a Securitization Entity (in the case of a transfer by the Company or any of its Subsidiaries) and (b) any other Person (in the case of transfer by a Securitization Entity), or may grant a security interest in any accounts receivable (whether now existing or arising or acquired in the future) of the Company or any of its Subsidiaries, and any assets related thereto including, without limitation, all collateral securing such accounts receivable, all contracts and contract rights and all guarantees or other obligations in respect of such accounts receivable, proceeds of such accounts receivable and other assets (including contract rights) which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable.

          "Record Date" has the meaning provided in Section 2.05.

          "Redemption Date" means, with respect to any Notes, the Maturity Date of such Note or the earlier date on which such Note is to be redeemed by the Company pursuant to para graph 5 of the Notes.

          "Redemption Price" has the meaning provided in Section 3.03.

          "Refinance" means, in respect of any security or Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue a security or Indebtedness in exchange or replacement for, such security or Indebtedness in whole or in part. "Refinanced" and "Refinancing" shall have correlative meanings.

          "Refinancing Indebtedness" means any Refinancing by the Company or any Restricted Subsidiary of the Company of Indebtedness incurred in accordance with
Section 4.12 or In debtedness described in clause (iii) of the definition of "Permitted Indebtedness", in each case that does not (1) result in an increase in the aggregate principal amount of Indebtedness of such Person as of the date of such proposed Refinancing (plus the amount of any premium required to be paid under the terms of the instrument governing such Indebtedness and plus the amount of reasonable expenses incurred by the Company in connection with such Refinancing) or (2) create Indebtedness with (A) a Weighted Average Life to Maturity that is less than the Weighted Average Life to Maturity of the Indebtedness being Refinanced or (B) a final maturity earlier than the final maturity of the Indebtedness being Refinanced; provided that (x) if such
                                               --------
Indebtedness being Refinanced is Indebtedness of the Company, then such Refinancing Indebtedness shall be Indebtedness solely of the Company and (y) if such Indebtedness being Refinanced is subordinate or junior to the Notes, then such Refinancing Indebtedness shall be subordinate to the Notes at least to the same extent and in the same manner as the Indebtedness being Refinanced.

          "Registrar" has the meaning provided in Section 2.03.

          "Registration Rights Agreement" means the Registration Rights Agreement dated as of the date of this Indenture among the Company, the Guarantors and the Initial Purchasers.

          "Regulation S" means Regulation S under the Securities Act.

          "Regulation S Global Security" has the meaning specified in Section 2.01.

          "Replacement Assets" has the meaning provided in Section 4.15.

          "Representative" means the indenture trustee or other trustee, agent or representative in respect of any Designated Senior Debt; provided that if,
                                                            --------
and for so long as, any Desig-
nated Senior Debt lacks such a representative, then the Representative for such Designated Senior Debt shall at all times constitute the holders of a majority in outstanding principal amount of such Designated Senior Debt in respect of any Designated Senior Debt.

          "Responsible Officer" means, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person's knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

          "Restricted Dollar Denominated Global Security" means a Restricted Global Security representing Dollar Notes.

          "Restricted Euro Denominated Global Securities" means a Restricted Global Security representing Euro Notes.

          "Restricted Global Security" has the meaning specified in Section
2.01.

          "Restricted Security" means a Note that constitutes a "restricted security" within the meaning of Rule 144(a)(3) under the Securities Act; provided, however, that the Trustee shall be entitled to request and
--------  -------
conclusively rely on an Opinion of Counsel with respect to whether any Note constitutes a Restricted Security.

          "Restricted Subsidiary" of any Person means any Subsidiary of such Person which at the time of determination is not an Unrestricted Subsidiary.

          "Rubicon" means Rubicon, Inc., a joint venture between ICI Americas Inc. and Uniroyal Inc.

          "Sale and Leaseback Transaction" means any direct or indirect arrangement with any Person or to which any such Per son is a party, providing for the leasing to the Company or a Restricted Subsidiary of any property, whether owned by the Company or any Restricted Subsidiary on June 30, 1999 or later acquired, which has been or is to be sold or transferred by the Company or such Restricted Subsidiary to such Person or to any other Person from whom funds have been or are to be advanced by such Person on the security of such property.

          "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

          "Securitization Entity" means a Wholly Owned Subsidiary of the Company (or another Person in which the Company or any Subsidiary of the Company makes an Investment and to which the Company or any Subsidiary of the Company transfers accounts receivable or equipment and related assets) which engages in no activities other than in connection with the financing of accounts receivable or equipment and which is designated by the Board of Managers of the Company (as provided below) as a Securitization Entity (a) no portion of the Indebtedness or any other Obligations (contingent or otherwise) of which (i) is guaranteed by the Company or any Subsidiary of the Company (other than the Securitization Entity)(excluding guarantees of Obligations (other than the principal of, and interest on, Indebtedness)) pursuant to Standard Securitization Undertakings,
(ii) is recourse to or obligates the Company or any Subsidiary of the Company in any way other than pursuant to Standard Securitization Undertakings or (iii) subjects any property or asset of the Company or any Subsidiary of the Company (other than the Securitization Entity), directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings and other than any interest in the accounts receivable or equipment and related assets being financed (whether in the form of any equity interest in such assets or subordinated indebtedness payable primarily from such financed assets) retained or acquired by the Company or any Subsidiary of the Company, (b) with which neither the Com-pany nor any Subsidiary of the Company has any material contract, agreement, arrangement or understanding other than on terms no less favorable to the Company or such Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of the Company, other than fees payable in the ordinary course of business in connection with servicing receivables of such entity, and (c) to which neither the Company nor any Subsidiary of the Company has any obligation to maintain or preserve such entity's financial condition or cause such entity to achieve certain levels of operating results. Any such designation by the Board of Managers of the Company shall be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution of the Board of Managers of the Company giving effect to such designation and an officers' certificate certifying that such designation complied with the foregoing conditions.

          "Senior Debt" means the principal of, premium, if any, and interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on any Indebtedness of the Company, whether outstanding on the Issue Date or thereafter created, incurred or assumed, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to the Notes. Without limiting the generality of the foregoing, "Senior Debt" shall also include the principal of, premium, if any, interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on, and all other amounts owing in respect of, (x) all monetary obligations of every nature of the Company under the Credit Facilities, including, without limitation, obligations to pay principal and interest, reimbursement obligations under letters of credit, fees, expenses and indemnities, (y) all Interest Swap Obligations and (z) all Obligations under Currency Agreements and Commodity Agreements, in each case whether outstanding on the Issue Date or thereafter incurred. Notwithstanding the foregoing, "Senior Debt" shall not include (i) any Indebtedness of the Company to a Restricted Subsidiary of the Company or any Affiliate of the Company or any of such Affiliate's Subsidiaries, (ii) Indebtedness to, or guaranteed on behalf of, any shareholder, director, officer or employee of the Company or any Subsidiary of the Company (including, without limitation, amounts owed for compensation), (iii) Indebtedness to trade creditors and other amounts incurred in connection with obtaining goods, materials or services, (iv) Indebtedness represented by Disqualified Capital Stock, (v) any liability for federal, state, local or other taxes owed or owing by the Company, (vi) Indebtedness incurred in violation of the provisions set forth under Section 4.12, (vii) Indebtedness which, when incurred and without respect to any election under Section 1111(b) of Title 11, United States Code, is without recourse to the Company and (viii) any Indebtedness which is, by its express terms, subordinated in right of payment to any other Indebtedness of the Company.

          "Significant Subsidiary" means any Restricted Subsidiary of the Company which, at the date of determination, is a "Significant Subsidiary" as such term is defined in Regulation S-X under the Exchange Act.

          "Specified Venture Capital Stock" means Qualified Capital Stock of the Company or Holdings issued to a Person who is not an Affiliate of the Company and the proceeds from the issuance of which are applied within 180 days after the issuance thereof to an Investment in an Unrestricted Subsidiary or joint venture.

          "Standard Securitization Undertakings" means representations, warranties, covenants and indemnities entered into by the Company or any Subsidiary of the Company which are reasonably customary in an accounts receivable securitization transaction.

          "Subordinated Indebtedness" means Indebtedness of the Company or any Guarantor which is expressly subordinated in right of payment to the Notes or the Guarantee of such Guarantor, as the case may be.

          "Subsidiary," with respect to any Person, means (i) any corporation of which the outstanding Capital Stock having at least a majority of the votes entitled to be cast in the election of directors under ordinary circumstances shall at the time be owned, directly or indirectly, by such Person or (ii) any other Person of which at least a majority of the voting interest under ordinary circumstances is at the time, directly or indirectly, owned by such Person.

          "Tax Sharing Agreement" means the provisions contained in the Limited Liability Company Agreements of the Company and Holdings as in existence on the Issue Date relating to distributions to be made to the members thereof with respect to such members' income tax liabilities.

          "TG" means Tioxide Group, or any direct Wholly Owned Restricted Subsidiary of the Company which complies with all covenants applicable to TG under this Indenture.

          "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. (S)(S) 77aaa-77bbbb), as amended, as in effect on the date hereof, except as otherwise provided in Section 9.03.

          "Trustee" means the party named as such in this Indenture until a successor replaces it in accordance with the provisions of this Indenture and thereafter means such successor.

          "UK Holdco Note" means that certain unsecured promissory note issued by Holdings U.K. in favor of HI Financial.

          "Unrestricted Global Security" has the meaning set forth in Section 2.01.

          "Unrestricted Notes" means one or more Notes that do not and are not required to bear the Private Placement Legend in the form set forth in Exhibit
                                                                       -------
A-3 and A-4, including, without limitation, the Exchange Notes.
-----------

          "Unrestricted Subsidiary" of any Person means (i) any Subsidiary of such Person that at the time of determination shall be or continue to be designated an Unrestricted Subsidiary in the manner provided below, and (ii) any Subsidiary of an Unrestricted Subsidiary. The Board of Managers may designate any Subsidiary (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, the Company or any other Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated; provided that (x) the Company certifies to the Trustee that such designation complies with Section 4.03 and (y) each Subsidiary to be so designated and each of its Subsidiaries has not at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender has recourse to any of the assets of the Company or any of its Restricted Subsidiaries. The Board of Managers may designate any Unrestricted Subsidiary to be a Restricted Subsidiary only if (x) immediately after giving effect to such designation, the Company is able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with Section 4.12 and (y) immediately before and immediately after giving effect to such designation, no Default or Event of Default shall have occurred and be continuing. Any such designation by the Board of Managers shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the Board Resolution giving effect to such designation and an officers' certificate certifying that such designation complied with the foregoing provisions.

          "U.S. Government Obligations" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the issuer's option.

                  "U.S. Legal Tender" means such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

                  "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the then outstanding aggregate principal amount of such Indebtedness into (b) the sum of the total of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) which will elapse between such date and the making of such payment.

                  "Wholly Owned Subsidiary" of any Person means any Subsidiary of such Person of which all the outstanding voting securities (other than in the case of a Foreign Subsidiary, directors' qualifying shares or an immaterial amount of shares owned by other Persons pursuant to applicable law) are owned by such Person or any Wholly Owned Subsidiary of such Person; provided, however,
                                                           --------  -------
that each of TG and Holdings U.K. shall be deemed to Wholly Owned Subsidiaries.

SECTION 1.02.  Incorporation by Reference of TIA.
               ---------------------------------

                  Whenever this Indenture refers to a provision of the TIA, that portion of such provision that is required to be incorporated for this Indenture to be qualified under the TIA is incorporated by reference in, and made a part of, this Indenture. The following TIA terms used in this Indenture have the following meanings:

                  "Commission" means the SEC.

                  "indenture securities" means the Notes.

                  "indenture security holder" means a Holder or a Noteholder.

                  "indenture to be qualified" means this Indenture.

                  "indenture trustee" or "institutional trustee" means the Trustee.

                  "obligor" on the indenture securities means the Company or any other obligor on the Notes.

                  All other TIA terms used in this Indenture that are defined by the TIA, defined by the TIA by reference to another statute or defined by SEC rule and not otherwise defined herein have the meanings assigned to them therein.

SECTION 1.03.  Rules of Construction.
               ---------------------

                  Unless the context otherwise requires:

                  (1)  a term has the meaning assigned to it;

                  (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP as in effect on the Issue Date;

                  (3)  "or" is not exclusive;

                  (4) words in the singular include the plural, and words in the plural include the singular; and

                  (5) "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

                                  ARTICLE TWO

                                   THE NOTES

SECTION 2.01.  Form and Dating.
               ---------------

                  The Notes and the Trustee's certificate of authentication relating thereto shall be substantially in the form of Exhibit A-1 (in the case
                                                       -----------
of Dollar Notes) and A-2 (in the case of Euro Notes). The Exchange Notes and the Trustee's certificate of authentication relating thereto shall be substantially in the form of Exhibit A-3 (in the case of Dollar Notes) and A-4 (in the case of
               -----------
Euro Notes). The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. The Company shall approve the form of the Notes and any notation, legend or endorsement thereon. Each Note shall be dated the date of issuance and shall show the date of its authentication. Each Note shall have an executed Guarantee from each of the Guarantors endorsed thereon substantially in the form of Exhibit E hereto.
                             ---------

                  The terms and provisions contained in the Notes annexed hereto as Exhibit A, shall constitute, and are hereby expressly made, a part of this
   ---------
Indenture and, to the extent applicable, the Company, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

                  Restricted Global Securities. (i) The Notes shall be issued in
                  ----------------------------
the form of one or more global Securities (the "Restricted Global Security") in definitive, fully registered form without interest coupons, with the legend provided for in Exhibit B hereto, except as otherwise permitted herein.

                  (ii) Each Restricted Dollar Denominated Global Security shall be registered in the name of DTC or its nominee and deposited with the Trustee, at its Corporate Trust Office, as custodian for DTC, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of a Restricted Dollar Denominated Global Security may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for DTC, in connection with a corresponding decrease or increase in the aggregate principal amount of a Regulation S Dollar Denominated Global Security or an Unrestricted Dollar Denominated Global Security, as hereinafter provided.

                  (iii) Each Restricted Euro Denominated Global Security shall be registered in the name of the Common Depositary or its nominee and deposited with the Common Depositary, on behalf of Euroclear, duly executed by the Company and authenticated by the Trustee as hereinafter provided for credit to the account of Euroclear. The aggregate principal amount of a Restricted Euro Denominated Global Security may from time to time be increased or decreased by adjustments made on the records of the Common Depositary, in connection with a corresponding decrease or increase in the aggregate principal amount of an Unrestricted Euro Denominated Global Security, as hereinafter provided.

                  Regulation S Global Securities. (i) Dollar Notes offered and
                  ------------------------------
sold in reliance on Regulation S shall be initially issued in the form of one or more Global Securities in definitive, fully registered form without interest coupons, with such applicable legends as are provided for in Exhibit A hereto, except as otherwise permitted herein. Until such time as the Restricted Period (as defined below) shall have terminated, such Global Securities shall be referred to herein as the "Regulation S Global Security." After such time as the Restricted Period shall have terminated, such Regulation S Global Securities shall be referred to herein, as the "Unrestricted Global Securities."

                  (ii) Each Regulation S Dollar Denominated Global Security and Unrestricted Dollar Denominated Global Security shall be registered in the name of DTC or its nominee and deposited with the Trustee, at its Corporate Trust Office, as custodian for DTC, duly executed by the Company and authenticated by the Trustee as hereinafter provided, for credit to the respective accounts at DTC of the depositaries for Euroclear or Clearstream. The aggregate principal amount of each Regulation S Dollar Denominated Global Security (or Unrestricted Dollar Denominated Global Security) may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for DTC, in connection with a corresponding decrease or increase in the aggregate principal amount of a Restricted Dollar Denominated Global Security, as hereinafter provided.

                  Notes issued in exchange for interests in a Global Note pursuant to Section 2.16 may be issued in the form of permanent certificated Notes in registered form in substantially the form set forth in Exhibit A-1,
                                                                -----------
A-2, A-3 or A-4 (the "Physical Notes").
---  ---    ---

SECTION 2.02.  Execution and Authentication; Aggregate Principal Amount.
               --------------------------------------------------------

                  An Officer who shall have been duly authorized by all requisite corporate actions shall execute the Notes for the Company, and one officer shall sign the Guarantees for the Guarantors by manual or facsimile signature.

                  If an Officer whose signature is on a Note or a Guarantee, as the case may be, was an Officer at the time of such execution but no longer holds that office or position at the time the Trustee authenticates the Note, the Note shall nevertheless be valid.

                  A Note shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Note. The signature of such representative of the Trustee shall be conclusive evidence that the Note has been authenticated under this Indenture.

                  On the Issue Date, upon Company order the Trustee shall authenticate and deliver EU200 million of 10 1/8% Senior Subordinated Notes due 2009 in the form of Initial Notes. In addition, at any time, from time to time, the Trustee shall authenticate and deliver Unrestricted Notes upon a written notice of each of the Company, for original issuance in the aggregate principal amount specified in such order for original issue in the aggregate principal amount, provided that Unrestricted Notes shall be issuable only upon the valid
        --------
surrender for cancellation of Global Securities or other Notes of a like aggregate principal amount. Additional Notes shall be issued in accordance with Sections 2.01 and 2.18. Any such order shall specify the amount of the Notes to be authenticated and the date on which the original issue of Notes is to be authenticated, whether the Notes are Unrestricted Notes and whether (subject to Section 2.01) the Notes are to be issued as Physical Notes or Global Notes and such other information as the Trustee may reasonably request, and, in the case of an issuance of Additional Notes pursuant to Section 2.18 after the Issue Date, shall certify that such issuance will not be prohibited by Section 4.12.

                  Notwithstanding the foregoing, except as provided in Section 9.02, all Notes issued under this Indenture shall vote and consent together on all matters (as to which any of such Notes may vote or consent) as one class and no series of Notes will have the right to vote or consent as a separate class on any matter. For purposes of voting, the aggregate principal amount of outstanding Dollar Notes will be calculated by the Company at a rate of EU1.00 per US$0.932535.

                  The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate Notes. Unless otherwise provided in the appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company and Affiliates of the Company.

                  The Notes shall be issuable in fully registered form only, without coupons, in denominations of $1,000 or EU1,000 and any integral multiple thereof.

SECTION 2.03.  Registrar and Paying Agent.
               --------------------------

                  The Company shall maintain an office or agency (which shall be located in London, where (a) Notes may be presented or surrendered for registration of transfer or for exchange ("Registrar"), (b) Notes may be presented or surrendered for payment ("Paying Agent") and (c) notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company, upon notice to the Trustee, may have one or more co-Registrars and one or more additional paying agents reasonably acceptable to the Trustee. The term "Paying Agent" includes any additional paying agent. The Company may change the Paying Agent or Registrar without notice to any Holder.

          The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, which agreement shall incorporate the provisions of the TIA and implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee, in advance, of the name and address of any such Agent. If the Company fails to maintain a Registrar or Paying Agent, or fails to give the foregoing notice, the Trustee shall act as such.

          The Company initially appoints the Trustee as Registrar and Paying Agent until such time as the Trustee has resigned or a successor has been appointed. Any of the Registrar, the Paying Agent or any other agent may resign upon 30 days' notice to the Company.

SECTION 2.04.       Paying Agent To Hold Assets in Trust.
                   ------------------------------------

          The Company shall require each Paying Agent other than the Trustee to agree in writing that each Paying Agent shall hold in trust for the benefit of the Holders or the Trustee all assets held by the Paying Agent for the payment of principal of, premium, if any, or interest on, the Notes (whether such assets have been distributed to it by the Company or any other obligor on the Notes), and shall notify the Trustee of any default by the Company (or any other obligor on the Notes) in making any such payment. The Company at any time may require a Paying Agent to distribute all assets held by it to the Trustee and account for any assets disbursed and the Trustee may at any time during the continuance of any payment Default, upon written request to a Paying Agent, require such Paying Agent to distribute all assets held by it to the Trustee and to account for any assets distributed. Upon distribution to the Trustee of all assets that shall have been delivered by the Company to the Paying Agent and the completion of any accounting required to be made hereunder, the Paying Agent shall have no further liability for such assets.

SECTION 2.05.      Holder Lists.
                   ------------

          The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of the Holders and shall otherwise comply with TIA ss. 312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee five (5) Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing a list as of the applicable Record Date and in such form as the Trustee may reasonably require of the names and addresses of the Holders, which list may be conclusively relied upon by the Trustee.

SECTION 2.06.      Transfer and Exchange.
                   ---------------------

          Subject to Sections 2.15 and 2.16, when Notes are presented to the Registrar or a co-Registrar with a request to register the transfer of such Notes or to exchange such Notes for an equal principal amount of Notes of other authorized denominations, the Registrar or co-Registrar shall register the transfer or make the exchange as requested if its requirements for such transaction are met; provided, however, that the Notes presented or surrendered
                     --------  -------
for transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar or co-Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing. To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Notes at the

Registrar's or co-Registrar's written request. No service charge shall be made for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith. The Registrar or co-Registrar shall not be required to register the transfer of or exchange of any Note (i) during a period beginning at the opening of business 15 days before the mailing of a notice of redemption pursuant to Section 3.03 and paragraph 5 of the Notes and ending at the close of business on the day of such mailing and (ii) selected for redemption in whole or in part pursuant to Article Three, except the unredeemed portion of any Note being redeemed in part.

          Any Holder of a beneficial interest in a Global Note shall, by acceptance of such beneficial interest, agree that transfers of beneficial interests in such Global Notes may be effected only through a book entry system maintained by the Holder of such Global Note (or its agent), and that ownership of a beneficial interest in the Note shall be required to be reflected in a book entry system.

SECTION 2.07.      Replacement Notes.
                   -----------------

          If a mutilated Note is surrendered to the Trustee or if the Holder of a Note claims that the Note has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Note and each of the Guarantors shall execute a Guarantee thereon if the Trustee's requirements are met. If required by the Trustee or the Company, such Holder must provide an indemnity bond or other indemnity, sufficient in the reasonable judgment of the Company, the Guarantors and the Trustee, to protect the Company, the Guarantors, the Trustee or any Agent from any loss which any of them may suffer if a Note is replaced. The Company and the Trustee may charge such Holder for its reasonable out-of-pocket expenses in replacing a Note, including reasonable fees and expenses of counsel. Every replacement Note shall constitute an additional obligation of the Company and every replacement Guarantee shall constitute an additional obligation of the Guarantors.

SECTION 2.08.      Outstanding Notes.
                   -----------------

          Notes outstanding at any time are all the Notes that have been authenticated by the Trustee except those cancelled by it, those delivered to it for cancellation and those described in this Section as not outstanding. Subject to Section 2.09, a Note does not cease to be outstanding because the Company or any of its Affiliates holds the Note.

          If a Note is replaced pursuant to Section 2.07 (other than a mutilated Note surrendered for replacement), it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser. A mutilated Note ceases to be outstanding upon surrender of such Note and replacement thereof pursuant to Section 2.07.

          If on a Redemption Date or the Maturity Date the Paying Agent holds U.S. Legal Tender, U.S. Government Obligations, or a combination thereof (in the case of Dollar Notes) or euros, Euro Obligations, or a combination thereof (in the case of Euro Notes) sufficient to pay all of the principal, premium, if any, and interest due on the Notes payable on that date and is not prohibited from paying such money to the Holders thereof pursuant to the terms of this Indenture, then on and after that date such Notes cease to be outstanding and interest on them ceases to accrue.

          If on any date which is no earlier than 60 days prior to a Redemption Date, the Company has irrevocably deposited in trust with the Trustee U.S. Legal Tender, U.S. Government Obligations or a combination thereof (in the case of Dollar Notes) or euros, Euro Obligations or a combination thereof (in the case of Euro Notes) in an amount sufficient to pay all of the principal, premium, if any, and interest due on the Notes payable on such Redemption Date, together with irrevocable instructions from the Company directing the Trustee to apply such funds to the payment thereof on such Redemption Date pursuant to the terms of this Indenture, then and after the date of such deposit such Notes shall be deemed to be not outstanding for purposes of determining whether the Holders of the required aggregate principal amount of Notes have concurred in any direction, waiver, consent or notice which requires the consent of at least a majority in aggregate principal amount of Notes then outstanding.

SECTION 2.09.      Treasury Notes.
                   --------------

          In determining whether the Holders of the required aggregate principal amount of Notes have concurred in any direction, waiver, consent or notice, Notes owned by the Company or an Affiliate shall be considered as though they are not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes which the Trustee actually knows are so owned shall be so considered. The Company shall notify the Trustee, in writing, when it or any of its Affiliates repurchases or otherwise acquires Notes, of the aggregate principal amount of such Notes so repurchased or otherwise acquired.

SECTION 2.10.     [intentionally omitted]
                   ---------------------

SECTION 2.11.      Cancellation.
                   ------------

          The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for transfer, exchange or payment. The Trustee, or at the direction of the Trustee, the Registrar or the Paying Agent, and no one else, shall cancel and, at the written direction of the Company, shall dispose all cancelled Securities in accordance with its customary procedures. Subject to
Section 2.07, the Company may not issue new Notes to replace Notes that the

Company has paid or delivered to the Trustee for cancellation. If the Company shall acquire any of the Notes, such acquisition shall not operate as a redemption or satisfaction of the Indebtedness represented by such Notes unless and until the same are surrendered to the Trustee for cancellation pursuant to this Section 2.11.

SECTION 2.12.      Defaulted Interest.
                   ------------------

          The Company will pay interest on overdue principal from time to time on demand at the rate of interest then borne by the Dollar Notes or Euro Notes, as applicable. The Company shall, to the extent lawful, pay interest on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the rate of interest then borne by the Dollar Notes or Euro Notes, as applicable. Interest on the Notes will be computed on the basis of a 360-day year comprised of twelve 30-day months, and, in the case of a partial month, the actual number of days elapsed.

          If the Company defaults in a payment of interest on the Notes, it shall pay the defaulted interest, plus (to the extent lawful) any interest payable on the defaulted interest to the Persons who are Holders on a subsequent special record date, which date shall be the fifteenth day next preceding the date fixed by the Company for the payment of defaulted interest or the next succeeding Business Day if such date is not a Business Day. At least 15 days before the subsequent special record date, the Company shall mail to each Holder, with a copy to the Trustee, a notice that states the subsequent special record date, the payment date and the amount of defaulted interest, and interest payable on such defaulted interest, if any, to be paid.

          Notwithstanding the foregoing, any interest which is paid prior to the expiration of the 30-day period set forth in Section 6.01(a) shall be paid to Holders as of the regular record date for the Interest Payment Date for which interest has not been paid.

SECTION 2.13.      CUSIP Numbers.
                   -------------

          The Company in issuing the Notes may use one or more "CUSIP" and/or "ISIN" numbers, and if so, the Trustee shall use the CUSIP and/or "ISIN" numbers in notices of redemption or exchange as a convenience to Holders; provided,
                                                                  --------
however, that no representation is hereby deemed to be made by the Trustee as to
-------
the correctness or accuracy of the CUSIP numbers printed in the notice or on the Notes, and that reliance may be placed only on the other identification numbers printed on the Notes. The Company shall promptly notify the Trustee of any change in the CUSIP or "ISIN" number.

SECTION 2.14.      Deposit of Moneys.
                   -----------------

          Prior to 11:00 a.m. London time on each Interest Payment Date, Maturity Date, Redemption Date, Change of Control Payment Date, and Net Proceeds Offer Payment Date, the Company shall have deposited with the Paying Agent in immediately available funds money sufficient to make cash payments, if any, due on such Interest Payment Date, Maturity Date, Redemption Date, Change of Control Payment Date, and Net Proceeds Offer Payment Date, as the case may be, in a timely manner which permits the Paying Agent to remit payment to the Holders on such Interest Payment Date, Maturity Date, Redemption Date, Change of Control Payment Date, and Net Proceeds Offer Payment Date, as the case may be.

SECTION 2.15.      Book-Entry Provisions for Global Securities.
                   -------------------------------------------

          Except as indicated below in this Section 2.15, the Notes shall be represented only by Global Securities. The Global Securities shall be deposited with a Depositary for such Notes (and shall be registered in the name of such Depositary or its nominee). The Depositary for the Dollar Notes shall be DTC unless the Company appoints a successor Depositary by delivery of a Company Order to the Trustee specifying such successor Depositary. The Depositary for the Euro Notes shall be The Bank of New York, London Branch unless, with the approval of Euroclear, the Company appoints a successor Depositary (which shall be a Common Depositary of Euroclear) by delivery of a Company Order to the Trustee specifying such successor Depositary.

          All payments on a Dollar Denominated Global Security will be made to DTC or its nominee, as the case may be, as the registered owner and Holder of such Dollar Denominated Global Security. All payments on a Euro Denominated Global Security will be made to the order of the Common Depositary or its nominee, as the case may be, as the registered holder of such Euro Denominated Global Security. In each case, the Company will be fully discharged by payment to or to the order of such Depositary from any responsibility or liability in respect of each amount so paid. Upon receipt of any such payment in respect of a Dollar Denominated Global Security, DTC will credit Participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such Dollar Denominated Global Security as shown on the records of DTC. The Common Depositary will instruct the Euro Paying Agent to make payments in respect of the Euro Notes to Euroclear in amounts proportionate to their respective beneficial interests in the principal amount of each Euro Denominated Global Security, and Euroclear will credit Participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such Global Security as shown on the records of Euroclear.

          Unless and until it is exchanged in whole or in part for Physical Notes, a Global Security may not be transferred except as a whole by the relevant Depositary or nominee thereof to another nominee of the Depositary or to a successor of Depositary or a nominee of such successor.

          Owners of beneficial interests in Global Securities shall be entitled or required, as the case may be, but only under the circumstances described in this Section 2.15, to receive physical delivery of Physical Notes.

          Interests in a Global Security shall be exchangeable or transferable, as the case may be, for Physical Notes if (i) in the case of a Dollar Denominated Global Security, DTC notifies the Company that it is unwilling or unable to continue as Depositary for such Dollar Denominated Global Security, or DTC ceases to be a "Clearing Agency" registered under the United States Securities Exchange Act of 1934, and a successor depositary is not appointed by the Company within 120 days, (ii) in the case of a Euro Denominated Global Security, Euroclear and Clearstream notify the Company that they are unwilling or unable to continue as clearing agencies for such Euro Denominated Global Security, (iii) in the case of a Euro Denominated Global Security, the Common Depositary notifies the Company that it is unwilling or unable to continue as Depositary for such Euro Denominated Global Security, and a successor Common Depositary is not appointed by the Company within one hundred twenty (120) days or (iv) in the case of any Global Security, an Event of Default has occurred and is continuing with respect thereto and the owner of a beneficial interest therein requests such exchange or transfer. Upon the occurrence of any of the events described in the preceding sentence, the Company shall cause the appropriate Physical Notes to be delivered to the owners of beneficial interests in the Global Securities or the Participants in DTC or Euroclear through which such owners hold their beneficial interest. Physical Notes shall be exchangeable or transferable for interests in other Physical Notes as described herein.

SECTION 2.16.      Transfer and Exchange of Securities.
                   -----------------------------------

          (a)  Transfer and Exchange of Dollar Denominated Global Securities.
               -------------------------------------------------------------
Notwithstanding any provisions of this Indenture or the Notes, transfers of a Dollar Denominated Global Security, in whole or in part, transfers and exchanges of interests therein of the kinds described in clauses (ii), (iii) and (iv) below and exchange of interests in Dollar Denominated Global Securities or of other Dollar Denominated Securities as described in clause (v) below, shall be made only in accordance with this Section 2.16(a). Transfers and exchanges subject to this Section 2.16 shall also be subject to the other provisions of the Indenture that are not inconsistent with this Section 2.16.

          (i)  General. A Dollar Denominated Global Security may not be
               -------
     transferred, in whole or in part, to any Person other than DTC or a nominee thereof or a successor to DTC or its nominee, and no such transfer to any such other Person may be registered; provided that this clause (i) shall not prohibit any transfer of a Dollar Denominated Security that is issued in exchange for a Dollar Denominated Global Security but is not itself a Dollar Denominated Global Security. No transfer of a Dollar Note of any series to any Person shall be effective under this Indenture or the Dollar Notes of such series unless and until such Dollar Note has been registered in the name of such Person. Nothing in this Section 2.16(a)(i) shall prohibit or render ineffective any transfer of a beneficial interest in a Dollar Denominated Global Security effected in accordance with the other provisions of this Section 2.16(a).

          (ii) Restricted Global Security to Regulation S Global Security. If
               ----------------------------------------------------------
     the Holder of a beneficial interest in a Restricted Dollar Denominated Global Security of any series wishes at any time to transfer such interest to a Person who wishes to take delivery thereof in the form of a beneficial interest in a Regulation S Dollar Denominated Global Security of such series, such transfer may be effected, subject to the rules and procedures of DTC, Euroclear and Clearstream, in each case to the extent applicable (the "Applicable Procedures"), only in accordance with the provisions of this Section 2.16(a)(ii). Upon receipt by the Dollar Registrar of (A) written instructions given in accordance with the Applicable Procedures from an Agent Member directing the Dollar Registrar, to credit or cause to be credited to a specified Agent Member's account a beneficial interest in a Regulation S Dollar Denominated Global Security in a principal amount equal to that of the beneficial interest in a Restricted Dollar Denominated Global Security to be so transferred; (B) a written order given in accordance with the Applicable Procedures containing information regarding the account of the Agent Member (and/or the Euroclear or Clearstream account, as the case may be) to be credited with, and the account of the Agent Member to be debited for, such beneficial interest and (C) a certificate in substantially the form set forth in Exhibit C-1 given by the Holder of such beneficial interest, the principal amount of a Restricted Dollar Denominated Global Security shall be reduced, and the principal amount of a Regulation S Dollar Denominated Global Security shall be increased, by the principal amount of the beneficial interest in a Restricted Dollar Denominated Global Security to be so transferred, in each case by means of an appropriate adjustment on the records of the Dollar Registrar, and the Dollar Registrar shall instruct DTC or its authorized representative to make a corresponding adjustment to its records and to credit or cause to be credited to the account of the Person specified in such instructions (which shall be the Agent Member for Euroclear or Clearstream or both, as the case may be) a beneficial interest in a Regulation S Dollar Denominated Global Security having a principal amount equal to the amount so transferred.

                  (iii) Restricted Dollar Denominated Global Security to
                        ------------------------------------------------
         Unrestricted Dollar Denominated Global Security. If the Holder of a
         -----------------------------------------------
         beneficial interest in a Restricted Dollar Denominated Global Security of any series wishes at any time to transfer such interest to a Person who wishes to take delivery thereof in the form of a beneficial interest in an Unrestricted Dollar Denominated Global Security of such series, such transfer may be effected, subject to the Applicable Procedures, only in accordance with this Section 2.16(a)(iii). Upon receipt by the Dollar Registrar, of (A) written instructions given in accordance with the Applicable Procedures from an Agent Member directing the Dollar Registrar to credit or cause to be credited to a specified Agent Member's account a beneficial interest in an Unrestricted Dollar Denominated Global Security in a principal amount equal to that of the beneficial interest in a Restricted Dollar Denominated Global Security to be so transferred, (B) a written order given in accordance with the Applicable Procedures containing information regarding the account of the Agent Member (and, if applicable, the Euroclear or Clearstream account, as the case may be) to be credited with, and the account of the Agent Member to be debited for, such beneficial interest and (C) a certificate in substantially the form set forth in Exhibit C-2 given by the Holder of such beneficial interest, the principal amount of the Restricted Dollar Denominated Global Security shall be reduced, and the principal amount of an Unrestricted Dollar Denominated Global Security shall be increased, by the principal amount of the beneficial interest in a Restricted Global Dollar Denominated Security to be so transferred, in each case by means of an appropriate adjustment on the records of the Dollar Registrar and the Dollar Registrar shall instruct DTC or its authorized representative to make a corresponding adjustment to its records and to credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in an Unrestricted Dollar Denominated Global Security having a principal amount equal to the amount so transferred.

                   (iv) Regulation S Dollar Denominated Global Security or
                        --------------------------------------------------
         Unrestricted Dollar Denominated Global Security to Restricted Dollar
         --------------------------------------------------------------------
         Denominated Global Security. If the Holder of a beneficial interest in
         ---------------------------
         a Regulation S Dollar Denominated Global Security of any series or an Unrestricted Dollar Denominated Global Security of any series wishes at any time to transfer such interest to a Person who wishes to take delivery thereof in the form of a beneficial interest in a Restricted Dollar Denominated Global Security of such series, such transfer may be effected, subject to the Applicable Procedures, only in accordance with this Section 2.16(a)(iv). Upon receipt by the Dollar Registrar of (A) written instructions given in accordance with the Applicable Procedures from an Agent Member directing the Dollar Registrar to credit or cause to be credited to a specified Agent Member's account a beneficial interest in a Restricted Dollar Denominated Global Security in a principal amount equal to that of the beneficial interest in a Regulation S Dollar Denominated Global Security or an Unrestricted Dollar Denominated Global Security to be so transferred, (B) a written order given in accordance with the Applicable Procedures containing information regarding the account of the Agent Member to be credited with, and the account of the Agent Member (and, if applicable, the Euroclear or Clearstream account, as the case may be) to be debited for, such beneficial interest and (C) with respect to a transfer of a beneficial interest in a Regulation S Dollar Denominated Global Security (but not an Unrestricted Dollar Denominated Global Security) to a Person whom the transferor reasonably believes is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act, a certificate in substantially the form set forth in Exhibit C-3 given by the Holder of such beneficial interest, the principal amount of a Restricted Dollar Denominated Global Security shall be increased, and the principal amount of a Regulation S Dollar Denominated Global Security or an Unrestricted Dollar Denominated Global Security shall be reduced, by the principal amount of the beneficial interest in a Restricted Dollar Denominated Global Security to be so transferred, in each case by means of an appropriate adjustment on the records of the Dollar Registrar and the Dollar Registrar shall instruct DTC or its authorized representative to make a corresponding adjustment to its records and to credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Restricted Dollar Denominated Global Security having a principal amount equal to the amount so transferred.

                    (v) Exchanges of Dollar Denominated Global Security for
                        ---------------------------------------------------
         Dollar Denominated Non-Global Security. In the event that a Dollar
         --------------------------------------
         Denominated Global Security or any portion thereof is exchanged for Dollar Denominated Securities other than Dollar Denominated Global Securities, such other Dollar Denominated Securities may in turn be exchanged (on transfer or otherwise) for Notes that are not Dollar Denominated Global Securities or for beneficial interests in a Dollar Denominated Global Security (if any is then Outstanding) only in accordance with such procedures, which shall be substantially consistent with the provisions of clauses (i) through (iv) above and
         (vi) below (including the certification requirements intended to insure that transfers and exchanges of beneficial interests in a Dollar Denominated Global Security comply with Rule 144A, Rule 144 or Regulation S, as the case may be) and any Applicable Procedures, as may be from time to time adopted by the Company and the Trustee.

                   (vi) Beneficial Interest in Regulation S Dollar Denominated
                        ------------------------------------------------------
         Global Security to be Held Through Euroclear or Clearstream. Until the
         -----------------------------------------------------------
         termination of the Restricted Period with respect thereto, interests in a Regulation S Global Security may be held only through Agent Members acting for and on behalf of Euroclear and Clearstream, provided that this clause (vi) shall not prohibit any transfer in accordance with
         Section 2.16(a)(iv) hereof.

                    (b) Transfer and Exchange of Euro Denominated Global
                        ------------------------------------------------
     Securities. Notwithstanding any provisions of this Indenture or the Euro
     ----------
     Notes,transfers of a Euro Denominated Global Security, in whole or in part, shall be made only in accordance with this Section 2.16(b). Transfers and exchanges subject to this Section 2.16 shall also be subject to the other provisions of the Indenture that are not inconsistent with this Section 2.16.

                    (i) General. A Euro Denominated Global Security may not be
                        -------
         transferred, in whole or in part, to any Person other than the Common Depositary or a nominee thereof or a successor Common Depositary or its nominee, and no such transfer to any such other Person may be registered; provided that this clause (i) shall not prohibit any transfer of a Euro Denominated Security that is issued in exchange for a Euro Denominated Global Security but is not itself a Euro Denominated Global Security. No transfer of a Euro Denominated Security to any Person shall be effective under this Indenture or the Euro Denominated Securities unless and until such Euro Denominated Security has been registered in the name of such Person. Nothing in this Section 2.16(b)(i) shall prohibit or render ineffective any transfer of a beneficial interest in a Euro Denominated Global Security effected in accordance with the other provisions of this Section 2.16(b).

                   (ii) Restricted Euro Denominated Global Security to
                        ----------------------------------------------
         Unrestricted Euro Denominated Global Security. If the Holder of a
         ---------------------------------------------
         beneficial interest in a Restricted Euro Denominated Global Security wishes at any time to transfer such interest to a Person who wishes to take delivery thereof in the form of a beneficial interest in an Unrestricted Euro Denominated Global Security, such transfer may be effected, subject to the Applicable Procedures, only in accordance with this Section 2.16(b)(ii). Upon receipt by the Euro Registrar of (A) written instructions given in accordance with the Applicable Procedures from Euroclear or Clearstream directing the Euro Registrar to credit or cause to be credited to Euroclear's account a beneficial interest in an Unrestricted Euro Denominated Global Security in a principal amount equal to that of the beneficial interest in a Restricted Euro Denominated Global Security to be so transferred, (B) a written order given in accordance with the Applicable Procedures containing information regarding the account of Euroclear to be credited with, and the account of Euroclear to be debited for, such beneficial interest and (C) a certificate in substantially the form set forth in Exhibit C-2 given by the Holder of such beneficial interest, the principal amount of the Restricted Euro Denominated Global Security shall be reduced, and the principal amount of an Unrestricted Euro Denominated Global Security shall be increased, by the principal amount of the beneficial interest in a Restricted Euro Denominated Global Security to be so transferred, in each case by means of an appropriate adjustment on the records of the Euro Registrar and the Euro Registrar shall instruct the Common Depositary or its authorized representative to make a corresponding adjustment to its records and to credit or cause to be credited to the account of Euroclear a beneficial interest in a Unrestricted Euro Denominated Global Security having a principal amount equal to the amount so transferred.

                  (iii) Exchanges of Euro Denominated Global Security for Euro
                        ------------------------------------------------------
         Denominated Non-Global Security. In the event that a Euro Denominated
         -------------------------------
         Global Security or any portion thereof is exchanged for Notes other than Euro Denominated Global Securities, such other Notes may in turn be exchanged (on transfer or otherwise) for Notes that are not Euro Denominated Global Securities or for beneficial interests in a Euro Denominated Global Security (if any is then Outstanding) only in accordance with such procedures, which shall be substantially consistent with the provisions of clauses (i) through (ii) above and
         (iv) below (including the certification requirements intended to insure that transfers and exchanges of beneficial interests in a Euro Denominated Global Security comply with Rule 144A, Rule 144 or Regulation S, as the case may be) and any Applicable Procedures, as may be from time to time adopted by the Company and the Trustee.

                   (iv) Interest in Euro Denominated Global Security to be Held
                        -------------------------------------------------------
         Through Euroclear or Clearstream. Interests in a Euro Denominated
         --------------------------------
         Global Security may be held only through Agent Members acting for and on behalf of Euroclear or Clearstream.


                    (c) Global Securities.  The provisions of clauses (i), (ii),
                        -----------------
     (iii), and (iv) below shall apply only to Global Securities;

                    (i) General. Each Global Security authenticated under the
                        -------
         Indenture shall be registered in the name of the appropriate Depositary or a nominee thereof and delivered to such Depositary or a nominee thereof or custodian therefor.

                   (ii) Transfer to Persons other than Depositary.
                        -----------------------------------------
         Notwithstanding any other provision in the Indenture or the Securities, no Global Security may be exchanged in whole or in part for Securities registered, and no transfer of a Global Security in whole or in part may be registered, in the name of any person other than the appropriate Depositary or a nominee thereof unless (A) in the case of a Dollar Denominated Global Security, DTC notifies the Company that it is unwilling or unable to continue as Depositary for such Global Security, or DTC ceases to be a "Clearing Agency" registered under the United States Securities Exchange Act of 1934, and a successor to DTC is not appointed by the Company within ninety (90) days, (B) in the case of a Euro Denominated Global Security, Euroclear and Clearstream notify the Company that they are unwilling or unable to continue as clearing agencies for such Euro Denominated Global Security, and successor clearing agencies are not appointed by the Company within one hundred twenty (120) days, (C) in the case of a Euro Denominated Global Security, the Common Depositary notifies the Company that it is unwilling or unable to continue as Depositary for such Euro Denominated Global Security, and a successor Common Depositary is not appointed by the Company within one hundred twenty (120) days or (D) in the case of any Global Security, an Event of Default has occurred and is continuing with respect thereto and the owner of a beneficial interest therein requests such exchange or transfer. Any Global Security exchanged pursuant to clause (A), (B) or (C) above shall be so exchanged in whole and not in part and any Global Security exchanged pursuant to clause
         (D) above may be exchanged in whole or from time to time in part as directed by DTC. Any Security issued in exchange for a Global Security or any portion thereof shall be a Global Security, provided that any such Security so issued that is registered in the name of a Person other than the appropriate Depositary or a nominee thereof shall not be a Global Security.

                  (iii) Global Security to Physical Note. Notes in exchange for
                        --------------------------------
         a Global Security or any portion thereof pursuant to clause (ii) above shall be issued in definitive, fully registered form without interest coupons, shall have an aggregate principal amount equal to that of such Global Security or portion thereof to be so exchanged, shall be registered in such names and be in such authorized denominations as the appropriate Depositary shall designate and shall bear any legends required hereunder. Any Global Security to be exchanged in whole shall be surrendered by the appropriate Depositary to the appropriate Registrar. With regard to any Global Security to be exchanged in part, either such Global Security shall be so surrendered for exchange or, in the case of a Dollar Denominated Global Security, if the Trustee is acting as custodian for DTC or its nominee with respect to such Global Security or, in the case of a Euro Denominated Global Security, if the Common Depositary is acting as Depositary for Euroclear and Clearstream, the principal amount thereof shall be reduced, by an amount equal to the portion thereof to be so exchanged, by means of an appropriate adjustment made on the records of the Trustee, as Authenticating Agent, or of the Common Depositary. Upon any such surrender or adjustment, the Trustee shall authenticate and deliver the Security issuable on such exchange to or upon the order of the appropriate Depositary or an authorized representative thereof.

                   (iv) In the event of the occurrence of any of the events specified in clause (ii) above, the Company will promptly make available to the Trustee a reasonable supply of Physical Notes in definitive, fully registered form, without interest coupons.

                    (v) No Rights of Agent Members in Global Security. No Agent
                        ---------------------------------------------
         Member of any Depositary nor any other Persons on whose behalf Agent Members may act (including Euroclear and Clearstream and account Holders and Participants therein) shall have any rights under the Indenture with respect to any Global Security, or under any Global Security, and each Depositary or its nominee, as the case may be, may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and Holder of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the applicable Depositary or such nominee, as the case may be, or impair, as between DTC, Euroclear and Clearstream, their respective Agent Members and any other person on whose behalf an Agent Member may act, the operation of customary practices of such Persons governing the exercise of the rights of a Holder of any Note.

     SECTION 2.17.  Special Transfer Provisions.
                    ---------------------------

                    (a) Transfers to Institutional Accredited Investors. If
                        -----------------------------------------------
     Securities are being transferred to an Institutional Accredited Investor, the Securities shall be accompanied by delivery of a transferee certificate for Institutional Accredited Investors substantially in the form of Exhibit D hereto and an opinion of counsel reasonably satisfactory to the Company to the effect that such transfer is in compliance with the Securities Act.

                    (b) Other Transfers. If a Holder proposes to transfer an
                        ---------------
     Initial Security pursuant to any exemption from the registration requirements of the Securities Act other than as provided for above, the Registrar shall only register such transfer or exchange if such transferor delivers to the Registrar and the Trustee an Opinion of Counsel satisfactory to the Company and the Registrar that such transfer is in compliance with the Securities Act and the terms of this Indenture; provided that the Company may, based upon the opinion of its counsel, instruct the Registrar by a Company Order not to register such transfer in any case where the proposed transferee is not a QIB, an Institutional Accredited Investor or a non-U.S. Person.

                  (c) General. By its acceptance of any Security bearing
                      -------
     Legends, each Holder of such a Security acknowledges the restrictions on transfer of such Security set forth in this Indenture and in the Legends and agrees that it will transfer such Security only as provided in this Indenture.

                  The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 2.15, 2.16 or this Section 2.17 for a period of two years, after which time such letters, notices and other written communications shall at the written request of the Company be delivered to the Company. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable prior written notice to the Registrar.

SECTION 2.18.    Issuance of Additional Notes.
                 ----------------------------

          The Company shall be entitled to issue Additional Notes, under this Indenture which shall have substantially identical terms as the Initial Notes, other than with respect to the date of issuance, issue price, currency denomination (in the case of Dollar Notes), amount of interest payable on the first payment date applicable thereto or upon a registration default as provided under a registration rights agreement related thereto and, terms of optional redemption, if any (and, if such Additional Notes shall be issued in the form of Exchange Notes, other than with respect to transfer restrictions); provided that
                                                                   --------
such issuance is not prohibited by Section 4.12; provided, further, that the aggregate principal value of Notes issued under this Indenture shall not exceed the greater of EU700 million or $700 million except as provided in Sections 2.07 and 2.08, such aggregate principal amount to be calculated by the Company at a rate of EU1.00 per US$0.932535 and provided, further, that no Additional Notes
                                   --------  -------
may be authenticated and delivered in an aggregate principal amount of less than EU50 million, in the case of Euro Notes (or $50 million, without duplication, in the case of Dollar Notes) per issuance. The Initial Notes, any Additional Notes and all Exchange Notes issued in exchange therefor shall be treated as a single class for all purposes under this Indenture in accordance with Section 2.02.

          With respect to any Additional Notes, the Company shall set forth in a resolution of its Board of Managers (or a duly appointed committee thereof) and in an Officers' Certificate, a copy of each of which shall be delivered to the Trustee, the following information:

               (1) the aggregate principal amount of such Additional Notes to be authenticated and delivered pursuant to this Indenture;

               (2) the issue price and the issue date of such Additional Notes and the amount of interest payable on the first payment date applicable thereto; and

               (3) whether such Additional Notes shall be transfer restricted securities and issued in the form of Initial Notes or shall be registered securities issued in the form of Exchange Notes, each as set forth in the Exhibits hereto.

                                 ARTICLE THREE

                                  REDEMPTION

SECTION 3.01.    Notices to Trustee.
                 ------------------

          If the Company elects to redeem Notes pursuant to paragraph 5 of the Notes, it shall notify the Trustee and the Paying Agent in writing of the Redemption Date and the aggregate principal amount of the Notes to be redeemed. Such notice must be given at least 35 days prior to the Redemption Date (unless a shorter notice shall be satisfactory to the Trustee), but shall not be given more than 60 days before the Redemption Date. Any such notice may be cancelled at any time prior to notice of such redemption being mailed to any Holder and shall thereby be void and of no effect.

SECTION 3.02     Selection of Notes To Be Redeemed.
                 ---------------------------------

          If less than all of the Notes are to be redeemed at any time, selection of such Notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which such Notes are listed or, if such Notes are not listed on a national securities exchange, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate; provided, however, that no Notes of a
                                         --------  -------
principal amount of $1,000 or EU1,000, as the case may be, or less shall be redeemed in part. On and after the Redemption Date, interest shall cease to accrue on the Notes or portions thereof called for redemption; provided,
                                                               --------
further, however, that if a partial redemption is made with the proceeds of an
-------  -------
Equity Offering, selection of the Notes or portions thereof for redemption shall be made by the Trustee only on a pro rata basis or on as nearly a pro rata basis as is practicable (subject to DTC, Euroclear or Clearstream procedures), unless such method is otherwise prohibited.

SECTION 3.03.    Notice of Redemption.
                 --------------------

          At least 30 days but not more than 60 days before a Redemption Date, the Company shall mail or cause to be mailed a notice of redemption by first-class mail to each Holder whose Notes are to be redeemed at its registered address, with a copy to the Trustee. At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense. Each notice for redemption shall identify the Notes to be redeemed and shall state:

          (1)  the Redemption Date;

          (2) the redemption price and the amount of accrued interest, if any, to be paid (the "Redemption Price");

          (3) the paragraph and subparagraph of the Notes pursuant to which the Notes are being redeemed;

          (4)  the name and address of the Paying Agent;

          (5) that Notes called for redemption must be surrendered to the Paying Agent to collect the Redemption Price;

          (6) that, unless the Company defaults in making the redemption payment, interest, if any, on Notes called for redemption shall cease to accrue on and after the Redemption Date, and the only remaining right of the Holders of such Notes is to receive payment of the Redemption Price upon surrender to the Paying Agent of the Notes redeemed;

          (7) that, if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the Redemption Date, and upon cancellation of such Note, a new Note or Notes in the aggregate principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder;

          (8) that, if less than all the Notes are to be redeemed, the identification of the particular Notes (or portion thereof) to be redeemed, as well as the aggregate principal amount of Notes to be redeemed and the aggregate principal amount of Notes to be outstanding after such partial redemption; and

          (9) whether the redemption is conditioned on any events and what such conditions are.

          The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such rule, laws and regulations are applicable in connection with the purchase of Notes.

SECTION 3.04.    Effect of Notice of Redemption.
                 ------------------------------

          Once notice of redemption is mailed in accordance with Section 3.03, Notes called for redemption become due and payable on the Redemption Date and at the Redemption Price. Upon surrender to the Trustee or Paying Agent, such Notes called for redemption shall be paid at the Redemption Price, but installments of interest, the maturity of which is on or prior to the Redemption Date, shall be payable to Holders of record at the close of business on the relevant record dates referred to in the Notes. Interest shall accrue on or after the Redemption Date and shall be payable only if the Company defaults in payment of the Redemption Price.

SECTION 3.05.    Deposit of Redemption Price.
                 ---------------------------

           On or before the Redemption Date, the Company shall deposit with the Paying Agent U.S. Legal Tender (in the case of Dollar Notes) and/or euros (in the case of Euro Notes) sufficient to pay the Redemption Price of all Notes to be redeemed on that date. The Paying Agent shall promptly return to the Company any U.S. Legal Tender (in the case of Dollar Notes) and/or euros (in the case of Euro Notes) so deposited that is not required for that purpose, except with respect to monies owed as obligations to the Trustee pursuant to Article Seven.

          Unless the Company fails to comply with the preceding paragraph and defaults in the payment of such Redemption Price, interest on the Notes to be redeemed will cease to accrue on and after the applicable Redemption Date, whether or not such Notes are presented for payment.

SECTION 3.06.    Notes Redeemed in Part.
                 ----------------------

          Upon surrender of a Note that is to be redeemed in part, the Trustee shall authenticate for the Holder a new Note or Notes equal in principal amount to the unredeemed portion of the Note surrendered.

                                 ARTICLE FOUR

                                   COVENANTS

SECTION 4.01.    Payment of Notes.
                 ----------------

          The Company shall pay the interest on the Notes on the dates and in the manner provided in the Notes. An installment of principal of or interest on the Notes shall be considered paid on the date it is due if the Trustee or Paying Agent holds on that date U.S. Legal Tender (in the case of Dollar Notes) and/or euros (in the case of Euro Notes) designated for and sufficient to pay the installment. Interest on the Notes will be computed on the basis of a 360-day year comprised of twelve 30-day months.

          Notwithstanding anything to the contrary contained in this Indenture, the Company may, to the extent it is required to do so by law, deduct or withhold income or other similar taxes imposed by the United States of America from principal, premium or interest payments hereunder.

SECTION 4.02.  Maintenance of Office or Agency.
               -------------------------------

          The Company shall maintain the office or agency required under Section
2.03. The Company shall give prior notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 12.02.

SECTION 4.03.  Limitation on Restricted Payments.
               ---------------------------------

          The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, (a) declare or pay any dividend or make any distribution (other than dividends or distributions payable solely in Qualified Capital Stock of the Company) on or in respect of shares of the Company's Capital Stock to holders of such Capital Stock, (b) purchase, redeem or otherwise acquire or retire for value any Capital Stock of the Company or any warrants, rights or options to purchase or acquire shares of any class of such Capital Stock, (c) make any principal payment on, purchase, defease, redeem, prepay, decrease or otherwise acquire or retire for value, prior to any scheduled final maturity, scheduled repayment or scheduled sinking fund payment, any Indebtedness of the Company that is subordinate or junior in right of payment to the Notes or (d) make any Investment (other than Permitted Investments) (each of the foregoing actions set forth in clauses (a), (b), (c) and (d) being referred to as a "Restricted Payment"), if at the time of such Restricted Payment or immediately after giving effect thereto, (i) a Default or an Event of Default shall have occurred and be continuing, (ii) the Company is not able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with Section 4.12, or (iii) the aggregate amount of Restricted Payments (including such proposed Restricted Payment) made subsequent to June 30, 1999 (the amount expended for such purposes, if other than in cash, being the fair market value of such property as determined reasonably and in good faith by the Board of Managers of the Company) shall exceed the sum of: (x) 50% of the cumulative Consolidated Net Income (or if cumu-lative Consolidated Net Income shall be a loss, minus 100% of such loss) of the Company earned from June 30, 1999 through the last day of the last full fiscal quarter immediately preceding the date the Restricted Payment occurs (the "Reference Date") (treating such period as a single accounting period); plus (y) 100% of the aggregate net cash proceeds received by the Company from any Person (other than a Subsidiary of the Company) from the issuance and sale subsequent to June 30, 1999 and on or prior to the Reference Date of Qualified Capital Stock of the Company (other than Specified Venture Capital Stock); plus (z) without duplication of any amounts included in clause (iii)(y) above, 100% of the aggregate net cash proceeds of any equity contribution received by the Company from a holder of the Company's Capital Stock.

     Notwithstanding the foregoing, the provisions set forth in the immediately preceding paragraph shall not prohibit: (1) the payment of any dividend within 60 days after the date of declaration of such dividend if the dividend would have been permitted on the date of declaration; (2) the acquisition of any shares of Capital Stock of the Company, either (i) solely in exchange for shares of Qualified Capital Stock of the Company or (ii) if no Default or Event of Default shall have occurred and be continuing, through the application of net proceeds of a substantially concurrent sale or incurrence for cash (other than to a Subsidiary of the Company) of shares of Qualified Capital Stock of the Company; (3) the acquisition of any Indebtedness of the Company that is subordinate or junior in right of payment to the Notes either (i) solely in exchange for shares of Qualified Capital Stock of the Company, or (ii) if no Default or Event of Default shall have occurred and be continuing, through the application of net proceeds of a substantially concurrent sale or incurrence for cash (other than to a Subsidiary of the Company) of (A) shares of Qualified Capital Stock of the Company or (B) Refinancing Indebtedness; (4) so long as no

Default or Event of Default shall have occurred and be continuing, repurchases by the Company of, or dividends to Holdings to permit repurchases by Holdings of, Common Stock of the Company or Holdings from employees of the Company or any of its Subsidiaries or their authorized representatives upon the death, disability or termination of employment of such employees, in an aggregate amount not to exceed $4 million in any calendar year; (5) the redemption or repurchase of any Common Stock of the Company held by a Restricted Subsidiary of the Company which obtained such Common Stock directly from the Company; (6) distributions to the members of the Company in accordance with the Tax Sharing Agreement; (7) payments to Holdings for legal, audit and other expenses directly relating to the administration of Holdings (including fees and expenses relating to the Holdings Zero Coupon Notes) which when aggregated with loans made to Holdings in accordance with clause (xvii) under the definition of "Permitted Investments" will not exceed $3.0 million in any fiscal year; (8) the payment of consideration by a third party to equity holders of the Company; (9) additional Restricted Payments in an aggregate amount not to exceed $10 million since June 30, 1999; (10) payments of dividends on Disqualified Capital Stock issued in accordance with Section 4.12 and (11) distributions or investments to effect the transactions contemplated by the Contribution Agreement and the financing thereof. In determining the aggregate amount of Restricted Payments made subsequent to June 30, 1999 in accordance with clause (iii) of the immediately preceding paragraph, cash amounts expended pursuant to clauses (1), (2) and (4) shall be included in such calculation.

          Not later than the date of making any Restricted Payment pursuant to clause (iii) of the second preceding paragraph or clause (9) of the immediately preceding paragraph, the Company shall deliver to the Trustee an officers' certificate stating that such Restricted Payment complies with this Indenture and setting forth in reasonable detail the basis upon which the required calculations were computed, which calculations may be based upon the Company's quarterly financial statements last provided to the Trustee pursuant to Section 4.09.

SECTION 4.04.  Corporate Existence.
               -------------------

          Except as otherwise permitted by Article Five, the Company shall do or cause to be done all things reasonably necessary to preserve and keep in full force and effect its corporate or other existence and the corporate or other existence of each of its Restricted Subsidiaries in accordance with the respective organizational documents of each such Restricted Subsidiary and the material rights (charter and statutory) and franchises of the Company and each such Restricted Subsidiary; except for such noncompliances as are not in the aggregate reasonably likely to have a material adverse effect on the financial condition or results of operations of the Company and its Restricted Subsidiaries taken as a whole.

SECTION 4.05.  Payment of Taxes and Other Claims.
               ---------------------------------

          The Company shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (i) all material taxes, assessments and governmental charges (including withholding taxes and any penalties, interest and additions to taxes) levied or imposed upon it or any of its Restricted Subsidiaries or properties of it or any of its Restricted Subsidiaries and (ii) all material lawful claims for labor, materials, supplies and services that, if unpaid, might by law become a Lien upon the property of it or any of its Restricted Subsidiaries; except for such noncompliances as are not in the aggregate reasonably likely to have a material adverse effect on the financial condition or results of operations of the Company and its Restricted Subsidiaries as a whole; provided, however, that there shall not be required to
                         --------  -------
be paid or discharged any such tax, assessment or charge, the amount, applicability or validity of which is being contested in good faith by appropriate proceedings and for which adequate provision has been made or where the failure to effect such payment or discharge is not adverse in any material respect to the Holders.

SECTION 4.06.  Maintenance of Properties and Insurance.
               ---------------------------------------

          (a) The Company shall, and shall cause each of its Restricted Subsidiaries to, make all reasonable efforts to maintain its material properties in normal condition (subject to ordinary wear and tear) and make all reasonably necessary repairs, renewals or replacements thereto as in the judgment of the Company may be reasonably necessary to the conduct of the business of the Company and its Restricted Subsidiaries; except for such noncompliances as are not in the aggregate reasonably likely to have a material adverse effect on the financial condition or results of operations of the Company and its Restricted Subsidiaries taken as a whole.

          (b) The Company shall provide or cause to be provided, for itself and each of its Restricted Subsidiaries, insurance (including appropriate self-insurance) against loss or damage of the kinds that, in the reasonable, good faith opinion of the Company, are reasonably adequate and appropriate for the conduct of the business of the Company and such Restricted Subsidiaries.

SECTION 4.07.  Compliance Certificate; Notice of Default.
               -----------------------------------------

          (a) The Company shall deliver to the Trustee, within 120 days after the end of each of the Company's fiscal years, an Officers' Certificate stating that a review of its activities and the activities of its Restricted Subsidiaries during the preceding fiscal year has been made under the supervision of the signing officers with a view to determining whether it has kept, observed, performed and fulfilled its obligations under this Indenture and further stating, as to each such officer signing such certificate, that to the best of his knowledge at the date of such certificate there is no Default or Event of Default that has occurred and is continuing or, if such signers do know of such Default or Event of Default, the certificate shall describe the Default or Event of Default and its status with particularity. The Officers' Certificate shall also notify the Trustee should the Company elect to change the manner in which it fixes its fiscal year end.

          (b) The annual financial statements delivered to the Trustee pursuant to Section 4.09 shall be accompanied by a written report of the Company's independent accountants that in conducting their audit of the financial statements which are a part of such annual report or such annual financial statements nothing has come to their attention that would lead them to believe that the Company has violated any provisions of Article Four, Five or Six insofar as they relate to accounting matters or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

          (c) So long as any of the Notes are outstanding (i) if any Default or Event of Default has occurred and is continuing or (ii) if any Holder seeks to exercise any remedy hereunder with respect to a claimed Default under this Indenture or the Notes, the Company shall deliver to the Trustee as soon as practicable by registered or certified mail or by telegram, telex or facsimile transmission followed by hard copy by registered or certified mail an Officers' Certificate specifying such event, notice or other action.

SECTION 4.08.  Compliance with Laws.
               --------------------

          The Company shall comply, and shall cause each of its Restricted Subsidiaries to comply, with all applicable statutes, rules, regulations, orders and restrictions of the United States of America, all states and municipalities thereof, and of any governmental department, commission, board, regulatory authority, bureau, agency and instrumentality of the foregoing, in respect of the conduct of their respective businesses and the ownership of their respective properties, except for such noncompliances as are not in the aggregate reasonably likely to have a material adverse effect on the financial condition or results of operations of the Company and its Restricted Subsidiaries taken as a whole.

SECTION 4.09.  Reports to Holders.
               ------------------

          Whether or not required by the Commission, so long as any Notes are outstanding, after the date the Exchange Offer is required to be consummated, the Company will furnish to the Trustee and the Holders of the Notes, within the time periods specified in the Commission's rules and regulations:

          (1) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report on the annual financial statements by the Company's certified independent accountants; and

          (2) all current reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports.

          If the Company has designated any of its Subsidiaries as Unrestricted Subsidiaries, then the quarterly and annual financial information required by the preceding paragraph shall include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes or schedules thereto and in Management's Discussion and Analysis of Financial Condition and Results of Operations, of the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Company.

          In addition, whether or not required by the Commission, the Company will file a copy of all the information and reports referred to in clauses (1) and (2) above with the Commission for public availability within the time periods specified in the Commission's rules and regulations (unless the Commission will not accept such a filing) and make such information available to securities analysts and prospective investors upon request.

SECTION 4.10.  Waiver of Stay, Extension or Usury Laws.
               ---------------------------------------

          The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive the Company from paying all or any portion of the principal of, premium or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the obligations or the performance of this Indenture; and (to the extent that it may lawfully do so) the Company hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

SECTION 4.11.  Limitations on Transactions with Affiliates.
               -----------------------

          (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction or series of related transactions (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with, or for the benefit of, any of its Affiliates (each an "Affiliate Transaction"), other than (x) Affiliate Transactions permitted under paragraph
(b) below and (y) Affiliate Transactions on terms that are no less favorable than those that might reasonably have been obtained in a comparable transaction at such time on an arm's-length basis from a Person that is not an Affiliate of the Company or such Restricted Subsidiary. All Affiliate

Transactions (and each series of related Affiliate Transactions which are similar or part of a common plan) that involves an aggregate fair market value of more than $5.0 million shall be approved by the Board of Managers of the Company or such Restricted Subsidiary, as the case may be, such approval to be evidenced by a Board Resolution stating that such Board of Managers has determined that such transaction complies with the foregoing provisions. If the Company or any Restricted Subsidiary of the Company enters into an Affiliate Transaction (or a series of related Affiliate Transactions related to a common plan) that involves an aggregate fair market value of more than $10.0 million, the Company or such Restricted Subsidiary, as the case may be, shall, prior to the consummation thereof, obtain a favorable opinion as to the fairness of such transaction or series of related transactions to the Company or the relevant Restricted Subsidiary, as the case may be, from a financial point of view, from an Independent Financial Advisor and file the same with the Trustee.

          (b) The restrictions set forth in clause (a) shall not apply to (i) reasonable fees and compensation paid to and indemnity provided on behalf of, officers, directors, employees or consultants of the Company or any Restricted Subsidiary of the Company as determined in good faith by the Company's Board of Managers or senior management; (ii) transactions exclusively between or among the Company and any of its Restricted Subsidiaries or exclusively between or among such Restricted Subsidiaries, provided such transactions are not otherwise prohibited by this Indenture; (iii) any agreement as in effect as of the Issue Date or contemplated by the Contribution Agreement or any amendment thereto or any transaction contemplated thereby (including pursuant to any amendment thereto) or in any replacement agreement thereto so long as any such amendment or replacement agreement is not more disadvantageous to the Holders in any material respect than the original agreement;

(iv) Permitted Investments and Restricted Payments made in compliance with this Indenture; (v) transactions between or among any of the Company, any of its Subsidiaries and any Securitization Entity in connection with a Qualified Securitization Transaction, in each case provided that such transactions are not otherwise prohibited by this Indenture; and (vi) transactions with distributors or other purchases or sales of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of this Indenture which when taken together are fair to the Company or the Restricted Subsidiaries as applicable, in the reasonable determination of the Board of Managers of the Company or the senior management thereof, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party.

SECTION 4.12.  Limitation on Incurrence of Additional Indebtedness.
               ---------------------------------------------------

          The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume, guarantee, acquire, become liable, contingently or otherwise, with respect to, or otherwise become responsible for payment of (collectively, "incur") any Indebtedness (other than Permitted Indebtedness); provided, however, if no
                                                  --------  -------
Default or Event of Default shall have occurred and be continuing at the time of or as a consequence of the incurrence of any such Indebtedness, the Company and its Restricted Subsidiaries which are Guarantors may incur Indebtedness (including, without limitation, Acquired Indebtedness) and Restricted Subsidiaries of the Company which are not Guarantors may incur Acquired Indebtedness, in each case if on the date of the incurrence of such Indebtedness, after giving effect to the incurrence thereof, the Consolidated Fixed Charge Coverage Ratio of the Company is greater than 2.0 to 1.0.

SECTION 4.13. Limitation on Dividend and Other Payment Restrictions Affecting Subsidiaries.
                   -----------------------------------------------------

          The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or permit to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary of the Company to (a) pay dividends or make any other distributions on or in respect of its Capital Stock; (b) make loans or advances or to pay any Indebtedness or other obligation owed to the Company or any other Restricted Subsidiary of the Company; or (c) transfer any of its property or assets to the Company or any other Restricted Subsidiary of the Company, except for such encumbrances or restrictions existing under or by reason of: (1) applicable law; (2) this Indenture; (3) customary non-assignment provisions of any contract or any lease governing a leasehold interest of any Restricted Subsidiary of the Company; (4) any agreements existing at the time of acquisition of any Person or the properties or assets of the Person so acquired (including agreements governing Acquired Indebtedness), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person or the properties or assets of the Person so acquired; (5) agreements existing on the Issue Date to the extent and in the manner such agreements are in effect on the Issue Date; (6) restrictions imposed by any agreement to sell assets or Capital Stock permitted under this Indenture to any Person pending the closing of such sale; (7) any agreement or instrument governing Capital Stock of any Person that is acquired; (8) Indebtedness or other contractual requirements of a Securitization Entity in connection with a Qualified Securitization Transaction; provided that such restrictions apply only to such Securitization Entity; (9) Liens incurred in accordance with the covenant described under Section 4.18; (10) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business; (11) the Credit Facilities; (12) any restriction under an agreement governing Indebtedness of a Foreign Subsidiary permitted under Section 4.12; (13) customary restrictions in Capitalized Lease Obligations, security agreements or mortgages securing Indebtedness of the Company or a Restricted Subsidiary to the extent such restrictions restrict the transfer of the property subject to such Capitalized Lease Obligations, security agreements or mortgages; (14) customary provisions in joint venture agreements and other similar agreements (in each case relating solely to the respective joint venture or similar entity or the equity interests therein) entered into in the ordinary course of business; (15) contracts entered into in the ordinary course of business, not relating to Indebtedness, and that do not, individually or in the aggregate, detract from the value of property or assets of the Company or any Restricted Subsidiary in any manner material to the Company or any Restricted Subsidiary; and (16) an agreement governing Indebtedness incurred to Refinance the Indebtedness issued, assumed or incurred pursuant to an agreement referred to in clause (2), (4), (5), (8), (11), (12) or (13) above; provided,
                                                                    --------
however, that the provisions relating to such encumbrance or restriction
-------
contained in any such Indebtedness are no less favorable to the Company in any material respect as determined by the Board of Managers of the Company in their reasonable and good faith judgment than the provisions relating to such encumbrance or restriction contained in agreements referred to in such clause
(2), (4), (5), (8), (11), (12) or (13).

SECTION 4.14.      Change of Control.
                   -----------------

          (a) Upon the occurrence of a Change of Control, each Holder will have the right to require that the Company purchase all or a portion (equal to $1,000 or EU1,000, as the case may be, or an integral multiple thereof) of such Holder's Notes in cash pursuant to the offer described below (the "Change of Control Offer"), at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase.

          (b) Prior to the mailing of the notice referred to below, but in any event within 30 days following any Change of Control, the Company covenants to
(i) repay in full and terminate all commitments under Indebtedness under the Credit Facilities and all other Senior Debt the terms of which require repayment upon a Change of Control or offer to repay in full and terminate all commitments under all Indebtedness under the Credit Facilities and all other such Senior Debt and to repay the Indebtedness owed to each lender which has accepted such offer or (ii) obtain the requisite consents under the Credit Facilities and all other Senior Debt to permit the repurchase of the Notes as provided below. The Company shall first comply with the covenant in the immediately preceding sentence before it shall be required to repurchase Notes pursuant to the provisions described below. The Company's failure to comply with the covenant described in the immediately preceding sentence shall be governed by clause (3), and not clause (2), of Section 6.01.

          (c) Within 30 days following the date on which a Change of Control occurs (the "Change of Control Date"), the Company shall send, by first class mail, postage prepaid, a notice to each Holder of Notes at their last registered address and the Trustee, which notice shall govern the terms of the Change of Control Offer. The notice to the Holders shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Change of Control Offer. Such notice shall state:

          (1)  that the Change of Control Offer is being made pursuant to
     Section 4.14 of the Indenture and that all Notes validly tendered and not withdrawn will be accepted for payment;

          (2) the purchase price (including the amount of accrued interest, if any) and the purchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed, other than as may be required by law) (the "Change of Control Payment Date");

          (3)  that any Note not tendered will continue to accrue interest;

          (4) that, unless the Company defaults in making payment therefor, any Note accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date;

          (5) that Holders electing to have a Note purchased pursuant to a Change of Control Offer will be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, to the Paying Agent and Registrar for the Notes at the address specified in the notice prior to the close of business on the third Business Day prior to the Change of Control Payment Date;

          (6) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the second Business Day prior to the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Notes the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

          (7) that Holders whose Notes are purchased only in part will be issued new Notes in a principal amount equal to the unpurchased portion of the Notes surrendered; provided, however, that each Note purchased and each
                            --------  -------
     new Note issued shall be in a principal amount of $1,000, EU1,000 or integral multiples thereof; and

          (8) the circumstances and relevant facts regarding such Change of Control.

          (d) On or before the Change of Control Payment Date, the Company shall (i) accept for payment Notes or portions thereof (in integral multiples of $1,000 and EU1,000) validly tendered pursuant to the Change of Control Offer,
(ii) deposit with the Paying Agent in accordance with Section 2.14 U.S. Legal Tender and/or euros sufficient to pay the purchase price plus accrued and unpaid interest, if any, of all Notes to be purchased and (iii) deliver to the Trustee Notes so accepted together with an Officers' Certificate stating the Notes or portions thereof being purchased by the Company. Upon receipt by the Paying Agent of the monies specified in clause (ii) above and a copy of the Officers' Certificate specified in clause (iii) above, the Paying Agent shall promptly mail to the Holders of Notes so accepted payment in an amount equal to the purchase price plus accrued and unpaid interest, if any, out of the funds deposited with the Paying Agent in accordance with the preceding sentence. The Trustee shall promptly authenticate and mail or cause to be transferred by book-entry to such Holders new Notes equal in principal amount to any unpurchased portion of the Notes surrendered, provided that each such new Note will be in the same currency as the surrendered Note and in a principal amount of $1,000 or EU1,000, as the case may be, or an integral multiple thereof. Upon the payment of the purchase price for the Notes accepted for purchase, the Trustee shall return the Notes purchased to the Company for cancellation. Any monies remaining after the purchase of Notes pursuant to a Change of Control Offer shall be returned within three Business Days by the Trustee to the Company except with respect to monies owed as obligations to the Trustee pursuant to Article Seven. For purposes of this Section 4.14, the Trustee shall act as the Paying Agent.

          (e) The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such rule, laws and regulations are applicable in connection with the purchase of the Notes pursuant to a Change of Control Offer. To the extent the provisions of any securities laws and regulations conflict with the provisions of this Indenture relating to a Change of Control Offer, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations relating to such Change of Control Offer by virtue thereof.

SECTION 4.15.      Limitation on Asset Sales.
                   -------------------------

          (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless (i) the Company or the applicable Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets sold or otherwise disposed of (as determined in good faith by the Company's Board of Managers); (ii) at least 75% of the consideration received by the Company or the Restricted Subsidiary, as the case may be, from such Asset Sale shall be in the form of cash, Cash Equivalents or Foreign Cash Equivalents (provided that the amount of any liabilities (as shown on the Company's or such Restricted Subsidiary's most recent balance sheet) of the Company or any such Restricted Subsidiary (other than liabilities that are by their terms subordinated to the Notes) that are assumed by the transferee of any such assets shall be deemed to be cash for purposes of this provision) and is received at the time of such disposition; and (iii) upon the consummation of an Asset Sale, the Company shall apply, or cause such Restricted Subsidiary to apply, the Net Cash Proceeds relating to such Asset Sale within 365 days of receipt thereof either (A) to prepay any Senior Debt, Guarantor Senior Debt or Indebtedness of a Restricted Subsidiary that is not a Guarantor and, in the case of any such Indebtedness under any revolving credit facility, effect a permanent reduction in the availability under such revolving credit facility, (B) to either (x) make an investment in or expenditures for properties and assets (including Capital Stock of any entity) that replace the properties and assets that were the subject of such Asset Sale or in properties and assets (including Capital Stock of any entity) that will be used in the business of the Company and its Subsidiaries as existing on the Issue Date or in businesses reasonably related thereto ("Replacement Assets") or (y) the acquisition of all of the capital stock or assets of any Person or division conducting a business reasonably related to that of the Company or its Subsidiaries; provided that Net Cash
                                                    --------
Proceeds in excess of $30 million in the aggregate since June 30, 1999 from Asset Sales involving assets of the Company or a Guarantor (other than the Capital Stock of a Foreign Subsidiary) shall only be reinvested in (x) assets which will be owned by the Company or a Guarantor and not constituting an Investment or (y) the capital stock of a Person that becomes a Guarantor or (C) a combination of prepayment, repurchase and investment permitted by the foregoing clauses (iii)(A), (iii)(B) and (iii)(C). On the 366th day after an Asset Sale or such earlier date, if any, as the Board of Managers of the Company or of such Restricted Subsidiary determines not to apply the Net Cash Proceeds relating to such Asset Sale as set forth in clauses (iii)(A), (iii)(B) and
(iii)(C) of the next preceding sentence (each, a "Net Proceeds Offer Trigger Date"), such aggregate amount of Net Cash Proceeds which have not been applied on or before such Net Proceeds Offer Trigger Date as permitted in clauses
(iii)(A), (iii)(B) and (iii)(C) of the next preceding sentence (each a "Net Proceeds Offer Amount") shall be applied by the Company or such Restricted Subsidiary to make an offer to purchase (the "Net Proceeds Offer") on a date (the "Net Proceeds Offer Payment Date") not less than 30 nor more than 45 days following the applicable Net Proceeds Offer Trigger Date, from all Holders and all holders of Indebtedness that is pari passu with the Notes containing provisions requiring offers to purchase with the proceeds of sales of assets, on a pro rata basis, that amount of Notes equal to the Net Proceeds Offer Amount at a price equal to 100% of the principal amount of the Notes to be purchased, plus accrued and unpaid interest thereon, if any, to the date of purchase; provided,
                                                                      --------
however, that if at any time any non-cash consideration received by the Company
-------
or any Restricted Subsidiary of the Company, as the case may be, in connection with any Asset Sale is converted into or sold or otherwise disposed of for cash (other than interest received with respect to any such non-cash consideration), then such conversion or disposition shall be deemed to constitute an Asset Sale hereunder and the Net Cash Proceeds thereof shall be applied in accordance with this Section 4.15. The Company shall not be required to make a Net Proceeds Offer until there is an aggregate unutilized Net Proceeds Offer Amount equal to or in excess of $30 million resulting from one or more Asset Sales, at which time, the unutilized Net Proceeds Offer Amount, shall be applied as required pursuant to this paragraph, provided, however, that the first $30 million of Net
                            --------  -------
Proceeds Offer Amount need not be applied as required pursuant to this paragraph.

          In the event of the transfer of substantially all (but not all) of the property and assets of the Company and its Restricted Subsidiaries as an entirety to a Person in a transaction permitted under Section 5.01 and as a result thereof the Company is no longer an obligor on the Notes, the successor corporation shall be deemed to have sold the properties and assets of the Company and its Restricted Subsidiaries not so transferred for purposes of this
Section 4.15, and shall comply with the provisions of this covenant with respect to such deemed sale as if it were an Asset Sale. In addition, the fair market value of such properties and assets of the Company or its Restricted Subsidiaries deemed to be sold shall be deemed to be Net Cash Proceeds for purposes of this Section 4.15.

          (b) Notwithstanding the two immediately preceding paragraphs, the Company and its Restricted Subsidiaries will be permitted to consummate an Asset Sale without complying with such paragraphs to the extent (i) at least 80% of the consideration for such Asset Sale constitutes Replacement Assets and (ii) such Asset Sale is for fair market value; provided, however, that any
                                          --------  -------
consideration not constituting Replacement Assets received by the Company or any of its Restricted Subsidiaries in connection with any Asset Sale permitted to be consummated under this paragraph shall constitute Net Cash Proceeds subject to the provisions of the two preceding paragraphs.

          (c)  Subject to the deferral right set forth in the final proviso of
Section 4.15(a), each notice of a Net Proceeds Offer pursuant to this Section
4.15 shall be mailed, by first-class mail, by the Company to Holders of Notes at their last registered address not more than 30 days following the Net Proceeds Offer Trigger Date, with a copy to the Trustee. The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Net Proceeds Offer and shall state the following terms:

          (1)  that the Net Proceeds Offer is being made pursuant to Section
     4.15 of the Indenture, that all Notes tendered will be accepted for payment; provided, however, that if the aggregate principal amount of Notes
              --------  -------
     tendered in a Net Proceeds Offer plus accrued interest at the expiration of such offer exceeds the aggregate amount of the Net Proceeds Offer, the Company shall select the Notes to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Company so that only Notes in denominations of $1,000 or EU1,000, as applicable, or multiples thereof shall be purchased) and that the Net Proceeds Offer shall remain open for a period of 20 Business Days or such longer periods as may be required by law;

          (2) the purchase price (including the amount of accrued interest) and the Net Proceeds Offer Payment Date (which shall be not less than 30 nor more than 45 days following the applicable Net Proceeds Offer Trigger Date and which shall be at least five Business Days after the Trustee receives notice thereof from the Company);

          (3)  that any Note not tendered will continue to accrue interest;

          (4) that, unless the Company defaults in making payment therefor, any Note accepted for payment pursuant to the Net Proceeds Offer shall cease to accrue interest after the Net Proceeds Offer Payment Date;

          (5) that Holders electing to have a Note purchased pursuant to a Net Proceeds Offer will be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the Business Day prior to the Net Proceeds Offer Payment Date;

          (6) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the second Business Day prior to the Net Proceeds Offer Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Notes the holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased; and

          (7) that Holders whose Notes are purchased only in part will be issued new Notes in a principal amount equal to the unpurchased portion of the Note surrendered; provided, however, that each Note purchased and each
                           --------  -------
     new Note issued shall be in an original principal amount of $1,000, EU1,000 or integral multiples thereof.

          On or before the Net Proceeds Offer Payment Date, the Company shall
(i) accept for payment Notes or portions thereof (in integral multiples of $1,000 and EU1,000) validly tendered pursuant to the Net Proceeds Offer, (ii) deposit with the Paying Agent in accordance with Section 2.14 U.S. Legal Tender (in the case of Dollar Notes) and/or euros (in the case of Euro Notes) sufficient to pay the purchase price plus accrued and unpaid interest, if any, of all Notes to be purchased and (iii) deliver to the Trustee Notes so accepted together with an Officers' Certificate stating the Notes or portions thereof being purchased by the Company. Upon receipt by the Paying Agent of the monies specified in clause (ii) above and a copy of the Officers' Certificate specified in clause (iii) above, the Paying Agent shall promptly mail to the Holders of Notes so accepted payment in an amount equal to the purchase price plus accrued and unpaid interest, if any, out of the funds deposited with the Paying Agent in accordance with the preceding sentence. The Trustee shall promptly authenticate and mail to such Holders new Notes equal in principal amount to any unpurchased portion of the Notes surrendered. Upon the payment of the purchase price for the Notes accepted for purchase, the Trustee shall return the Notes purchased to the Company for cancellation. Any monies remaining after the purchase of Notes pursuant to a Net Proceeds Offer shall be returned within three Business Days by the Trustee to the Company except with respect to monies owed as obligations to the Trustee pursuant to Article Seven. For purposes of this Section 4.15, the Trustee shall act as the Paying Agent.

          To the extent the amount of Notes tendered pursuant to any Net Proceeds Offer is less than the amount of Net Cash Proceeds subject to such Net Proceeds Offer, the Company may use any remaining portion of such Net Cash Proceeds not required to fund the repurchase of tendered Notes for general corporate purposes and such Net Proceeds Offer Amount shall be reset to zero.

          The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such rule, laws and regulations are applicable in connection with the repurchase of Notes pursuant to a Net Proceeds Offer. To the extent the provisions of any securities laws and regulations conflict with the provisions of this Indenture relating to a Net Proceeds Offer, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations relating to such Net Proceeds Offer by virtue thereof.

SECTION 4.16.      Prohibition on Incurrence of Senior
                   Subordinated Debt.
                   -----------------------------------

          The Company will not incur or suffer to exist Indebtedness that by its terms is senior in right of payment to the Notes and subordinate in right of payment to any other Indebtedness of the Company.

SECTION 4.17.      Limitation on Preferred Stock of
                   Restricted Subsidiaries.
                   --------------------------------

          The Company will not permit any of its Restricted Subsidiaries to issue any Preferred Stock (other than to the Company or to a Restricted Subsidiary of the Company) or permit any Person (other than the Company or a Restricted Subsidiary of the Company) to own any Preferred Stock of any Restricted Subsidiary of the Company; provided, however, that (i) Class A Shares
                                      --------  -------
and Class B Shares may be issued pursuant to the terms of the Contribution Agreement; (ii) any Person which is not a Restricted Subsidiary of the Company may issue Preferred Stock to equity holders of such Person in exchange for equity interests if after such issuance such Person becomes a Restricted Subsidiary; and (iii) Tioxide Southern Africa (Pty) Limited may issue Preferred Stock to its equity holders in exchange for its equity interests.

SECTION 4.18.   Limitation on Liens.
                -------------------

          The Company shall not, and shall not cause or permit any of its Restricted Subsidiaries to create, incur, assume or permit or suffer to exist any Liens of any kind upon any property or assets of the Company or any Restricted Subsidiary now owned or hereafter acquired, which secures Indebtedness pari passu with or subordinated to the Notes unless (i) if such Lien secures Indebtedness which is pari passu with the Notes, then the Notes are secured on an equal and ratable basis with the obligations so secured until such time as such obligation is no longer secured by a Lien or (ii) if such Lien secures Indebtedness which is subordinated to the Notes, any such Lien shall be subordinated to a Lien granted to the Holders of the Notes in the same collateral as that securing such Lien to the same extent as such subordinated Indebtedness is subordinated to the Notes.

SECTION 4.19.   Limitation of Guarantees by Restricted Subsidiaries.
                ---------------------------------------------------

          The Company will not permit any of its Restricted Subsidiaries, directly or indirectly, by way of the pledge of any intercompany note or otherwise, to assume, guarantee or in any other manner become liable with respect to any Indebtedness of the Company or any other Restricted Subsidiary (other than (A) Indebtedness under Currency Agreements and Commodity Agreements in reliance on clause (v) of the definition of Permitted Indebtedness, (B) Interest Swap Obligations incurred in reliance on clause (iv) of the definition of Permitted Indebtedness or (C) any guarantee by a Foreign Subsidiary of Indebtedness of another Foreign Subsidiary permitted under Section 4.12), unless, in any such case (a) such Restricted Subsidiary that is not a Guarantor executes and delivers a supplemental indenture to this Indenture, providing a guarantee of payment of the Notes by such Restricted Subsidiary (the "Guarantee") and (b) (x) if any such assumption, guarantee or other liability of such Restricted Subsidiary is provided in respect of Senior Debt, the guarantee or other instrument provided by such Restricted Subsidiary in respect of such Senior Debt may be superior to the Guarantee pursuant to subordination provisions no less favorable in any material respect to the Holders than those contained in this Indenture and (y) if such assumption, guarantee or other liability of such Restricted Subsidiary is provided in respect of Indebtedness that is expressly subordinated to the Notes, the guarantee or other instrument provided by such Restricted Subsidiary in respect of such subordinated Indebtedness shall be subordinated to the Guarantee pursuant to subordination provisions no less favorable in any material respect to the Holders than those contained in this Indenture.

          Notwithstanding the foregoing, any such Guarantee by a Restricted Subsidiary of the Notes shall provide by its terms that it shall be automatically and unconditionally released and discharged, without any further action required on the part of the Trustee or any Holder, upon: (i) the unconditional release of such Restricted Subsidiary from its liability in respect of the Indebtedness in connection with which such Guarantee was executed and delivered pursuant to the preceding paragraph; or (ii) any sale or other disposition (by merger or otherwise) to any Person which is not a Restricted Subsidiary of the Company of all of the Capital Stock in, or all or substantially all of the assets of, such Restricted Subsidiary or the parent of such Restricted Subsidiary; provided that (a) such sale or disposition of such
                            --------
Capital Stock or assets is otherwise in compliance with the terms of this Indenture and (b) such assumption, guarantee or other liability of such Restricted Subsidiary has been released by the holders of the other Indebtedness so guaranteed or (iii) such Guarantor becoming an Unrestricted Subsidiary in accordance with this Indenture.

SECTION 4.20.   Conduct of Business.
                -------------------

          The Company and its Restricted Subsidiaries (other than a Securitization Entity) will not engage in any businesses which are not the same, similar or related to the businesses in which the Company and its Restricted Subsidiaries are engaged on the Issue Date, except to the extent that after engaging in any new business, the Company and its Restricted Subsidiaries, taken as a whole, remain substantially engaged in similar lines of business as are conducted by them on the Issue Date. HI Financial shall only conduct the business of holding Indebtedness of Restricted Subsidiaries of the Company and shall not incur or be liable for any Indebtedness other than guarantees otherwise permitted under this Indenture. TG shall only conduct the business of holding the equity interests in Restricted Subsidiaries and shall not incur or be liable for any Indebtedness other than guarantees otherwise permitted under this Indenture. Holdings U.K. shall only conduct the business of holding equity interests and Indebtedness of Restricted Subsidiaries and shall not incur or be liable for any Indebtedness other than Indebtedness owing to the Company or HI Financial. Funds directly or indirectly advanced to any Foreign Subsidiary by the Company or any Domestic Subsidiary may only be so advanced if such funds are (i) advanced directly by the Company or a Domestic Restricted Subsidiary, (ii) contributed to HI Financial as common equity and HI Financial loans such funds, directly or indirectly through Wholly Owned Restricted Subsidiaries, to such Foreign Subsidiary or (iii) contributed to TG as common equity and TG invests such funds in such Foreign Subsidiary.

SECTION 4.21.   Capital Stock of Certain Subsidiaries.
                -------------------------------------

          The Company will at all times hold directly, or indirectly through a Wholly Owned Restricted Subsidiary, (i) all issued and outstanding Capital Stock of TG, other than Class A Shares issued pursuant to the terms of the Contribution Agreement, which will be held by an ICI Affiliate and (ii) all issued and outstanding Capital Stock of Holdings U.K., other than Class B Shares issued pursuant to the terms of the Contribution Agreement, which will be held by a Huntsman Affiliate. Neither TG nor Holdings U.K. will issue any Capital Stock (or any direct or indirect rights, options or warrants to acquire such Capital Stock) to any Person other than the Company or a Wholly Owned Restricted Subsidiary of the Company except to qualify directors if required by applicable law or other similar legal requirements and the Class A Shares and Class B Shares described in the preceding sentence. TG will not make any direct or indirect distribution with respect to its Capital Stock to any Person other than the Company or a Wholly Owned Restricted Subsidiary of the Company except that after the UK Holdco Notes have been paid in full, dividends may be paid on the Class A

Shares of TG in an amount not to exceed 1% of the dividends paid by TG. Holdings U.K. will not make any direct or indirect distribution with respect to its Capital Stock to any Person other than the Company or a Wholly Owned Restricted Subsidiary of the Company and other than nominal dividends on the Class B Shares.


                                 ARTICLE FIVE

                             SUCCESSOR CORPORATION


SECTION 5.01.   Merger, Consolidation and Sale of Assets.
                ----------------------------------------

          (a) The Company will not, in a single transaction or a series of related transactions, consolidate or merge with or into any Person, or sell, assign, transfer, lease, convey or otherwise dispose of (or cause or permit any Restricted Subsidiary of the Company to sell, assign, transfer, lease, convey or otherwise dispose of) all or substantially all of the Company's assets (determined on a consolidated basis for the Company and its Restricted Subsidiaries), whether as an entirety or substantially as an entirety to any Person unless:

          (i) either (1) the Company shall be the surviving or continuing corporation or (2) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person that acquires by sale, assignment, transfer, lease, conveyance or other disposition the properties and assets of the Company and of the Company's Restricted Subsidiaries substantially as an entirety (the "Surviving Entity") (x) shall be an entity organized and validly existing under the laws of the United States or any State thereof or the District of Columbia and (y) shall expressly assume, by supplemental indenture (in form and substance satisfactory to the Trustee), executed and delivered to the Trustee, the due and punctual payment of the principal of, and premium, if any, and interest on all the Notes and the performance of every cove-nant of the Notes and this Indenture on the part of the Company to be performed or observed;

          (ii) immediately after giving effect to such transaction and the assumption contemplated by clause (i)(2)(y) above (including giving effect to any Indebtedness and Acquired Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction), the Company or such Surviving Entity, as the case may be, shall be able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to Section 4.12;

          (iii) immediately before and immediately after giving effect to such transaction and the assumption contemplated by clause (i)(2)(y) above (including, without limitation, giving effect to any Indebtedness and Acquired Indebtedness incurred or anticipated to be incurred and any Lien granted in connection with or in respect of the transaction), no Default or Event of Default shall have occurred or be continuing; and

          (iv) the Company or the Surviving Entity shall have delivered to the Trustee an officers' certificate and an opinion of counsel, each stating that such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition and, if a supplemental indenture is required in connection with such transaction, such supple mental indenture comply with the applicable provisions of this Indenture and that all conditions precedent in this Indenture relating to such transaction have been satisfied.

          (b) For purposes of this Section 5.01, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of related transactions) of all or substantially all of the properties and assets of one or more Restricted Subsidiaries of the Company, the Capital Stock of which constitutes all or substantially all of the properties or assets of the Company, will be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

          (c) Each Guarantor (other than any Guarantor whose Guarantee is to be released in accordance with the terms of the Guarantee and this Indenture in connection with any transaction complying with the provisions of Section 4.15) will not, and the Company will not cause or permit any Guarantor to, consolidate with or merge with or into any Person other than the Company or any other Guarantor unless: (i) the entity formed by or surviving any such consolidation or merger (if other than the Guarantor) or to which such sale, lease, conveyance or other disposition shall have been made assumes by supplemental indenture all of the obligations of the Guarantor on its Guarantee; (ii) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and (iii) immediately after giving effect to such transaction and the use of any net proceeds therefrom on a pro forma basis, the Company could satisfy the provisions of clause (ii) of the first paragraph of this Section 5.01. Any merger or consolidation of a Guarantor with and into the Company (with the Company being the surviving entity) or another Guarantor need not comply with clause (a) above.

          Notwithstanding anything in this Section 5.01 to the contrary, (a) the Company may merge with an Affiliate that has no material assets or liabilities and that is incorporated or organized solely for the purpose of reincorporating or reorganizing the Company in another state of the United States or the District of Columbia to realize tax benefits without complying with clause (ii) of the first paragraph of this covenant and (b) any transaction characterized as a merger under applicable state law where each of the constituent entities survives, shall not be treated as a merger for purposes of this covenant, but shall instead be treated as (x) an Asset Sale, if the result of such transaction is the transfer of assets by the Company or a Restricted Subsidiary, or (y) an Investment, if the result of such transaction is the acquisition of assets by the Company or a Restricted Subsidiary.

SECTION 5.02.   Successor Corporation Substituted.
                ---------------------------------

          Upon any consolidation, combination or merger, or any transfer of all or substantially all of the assets of the Com-pany in accordance with Section 5.01 in which the Company is not the continuing corporation, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, lease or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture and the Notes with the same effect as if such surviving entity had been named as such.


                                  ARTICLE SIX

                             DEFAULT AND REMEDIES


SECTION 6.01.   Events of Default.
                -----------------

          Each of the following shall be an "Event of Default":

          (1) the failure to pay interest on the Notes when the same becomes due and payable and such Default continues for a period of 30 days (whether or not such payment shall be prohibited by the subordination provisions de scribed under Article Ten);

          (2) the failure to pay principal on any Notes, when such principal becomes due and payable, at maturity, upon redemption or otherwise (including the failure to make a payment to purchase Notes tendered pursuant to a Change of Control Offer or a Net Proceeds Offer) (whether or not such payment shall be prohibited by the provisions described under Article Ten);

          (3) a default in the observance or performance of any other covenant or agreement contained in this Indenture, which default continues for a period of 60 days after the Company receives written notice thereof specifying the default (and demanding that such default be remedied) from the Trustee or the Holders of at least 25% of the outstanding principal amount of the Notes (except in the case of a default with respect to Section 5.01, which will constitute an Event of Default with such notice requirement but without such passage of time requirement);

          (4) the failure to pay at the final maturity (giving effect to any applicable grace periods and any extensions thereof) the principal amount of any Indebtedness of the Company or any Restricted Subsidiary of the Company or the acceleration of the final stated maturity of any such Indebtedness if the aggregate principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at final maturity or which has been accelerated, aggregates $25.0 million or more at any time and such Indebtedness has not been discharged in full or such acceleration has not been rescinded or annulled within 30 days of such final maturity or acceleration;

          (5) one or more judgments in an aggregate amount in excess of $25.0 million (which are not covered by third party insurance as to which the insurer has not disclaimed coverage) shall have been rendered against the Company or any of its Restricted Subsidiaries and such judgment or judgments remain undischarged, unpaid or unstayed for a period of 60 days after such judgment or judgments become final and nonappealable;

          (6) the Company or any Restricted Subsidiary which is also a Significant Subsidiary (A) commences a voluntary case or proceeding under any Bankruptcy Law with respect to itself, (B) consents to the entry of a judgment, decree or order for relief against it in an involuntary case or proceeding under any Bankruptcy Law, (C) consents to the appointment of a custodian of it or for substantially all of its property, (D) consents to or acquiesces in the institution of a bankruptcy or an insolvency proceeding against it or (E) makes a general assignment for the benefit of its creditors;

          (7) a court of competent jurisdiction enters a judgment, decree or order for relief in respect of the Company or any Restricted Subsidiary which is also a Significant

     Subsidiary in an involuntary case or proceeding under any Bankruptcy Law, which shall (A) approve as properly filed a petition seeking reorganization, arrangement, adjustment or composition in respect of the Company or any Significant Subsidiary, (B) appoint a custodian of the Company or any Significant Subsidiary or for substantially all of its property or (C) order the winding-up or liquidation of its affairs; and such judgment, decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or

          (8) any Guarantee of a Significant Subsidiary ceases to be in full force and effect or any such Guarantee is declared to be null and void and unenforceable or any of such Guarantee is found to be invalid or any of the Guarantors denies its liability under its Guarantee (other than by reason of release of a Guarantor in accordance with the terms of this Indenture).

SECTION 6.02.   Acceleration.
                ------------

          (a) If an Event of Default (other than an Event of Default specified in Section 6.01(6) or (7) with respect to the Company) shall occur and be continuing, the Trustee or the Holders of at least 25% in principal amount of outstanding Notes may declare the principal of all the Notes, together with all accrued and unpaid interest, to be due and payable by notice in writing to the Company and, in the case of an acceleration notice from the Holders of at least 25% in principal amount of the outstanding Notes, the Trustee specifying the respective Event of Default and that it is a "notice of acceleration" (the "Acceleration Notice"), and the same shall become immediately due and payable or if there are any amounts outstanding under the Designated Senior Debt, shall become immediately due and payable upon the first to occur of an acceleration under the Designated Senior Debt or 5 Business Days after receipt by the Company and the Representative under the Designated Senior Debt of such Acceleration Notice. If an Event of Default specified in Section 6.01(6) or (7) with respect to the Company occurs and is continuing, then such amount will ipso facto become
                                                               ---- -----
and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder of the Notes.

          (b) At any time after a declaration of acceleration with respect to the Notes as described in the preceding paragraph, the Holders of a majority in principal amount of the Notes then outstanding (by notice to the Trustee) may rescind and cancel such declaration and its consequences if (i) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction, (ii) all existing Events of Default have been cured or waived except nonpayment of principal of or interest on the Notes that has become due solely by such declaration of acceleration, (iii) to the extent the payment of such interest is lawful, interest (at the same rate specified in the Notes) on overdue installments of interest and overdue payments of principal, which has become due other than by such declaration of acceleration, has been paid, (iv) the Company has paid the Trustee its reasonable compensation and reimbursed the Trustee for its expenses, disbursements and advances and (v) in the event of the cure or waiver of a De fault or Event of Default of the type described in Sections 6.01(6) and (7), the Trustee has received an Officers' Certificate and Opinion of Counsel that such Default or Event of De fault has been cured or waived and the Trustee shall be entitled to conclusively rely upon such Officers' Certificate and Opinion of Counsel. No such rescission shall affect any subsequent Default or Event of Default or impair any right consequent thereto.

SECTION 6.03.   Other Remedies.
                --------------

          If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of, premium, if any, or accrued and unpaid interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

          The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any

Noteholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.

SECTION 6.04.  Waiver of Past Defaults.
               -----------------------

          Subject to Sections 6.07 and 9.02, the Holders of a majority in principal amount of the Notes by notice to the Trustee may waive any existing Default or Event of Default and its consequences, except a Default in the payment of the principal of or interest on any Note as specified in clauses
(1) and (2) of Section 6.01.

SECTION 6.05.  Control by Majority.
               -------------------

          Subject to Section 2.09, the Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it, including, without limitation, any remedies provided for in Section 6.03. Subject to Section 7.01, however, the Trustee may, in its discretion, refuse to follow any direction that conflicts with any law or this Indenture, that the Trustee determines may be unduly prejudicial to the rights of another Holder (it being understood that the Trustee shall have no duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such Holders) or that may involve the Trustee in personal liability; provided, however, that the Trustee may take any
                               --------  -------
other action deemed proper by the Trustee, in its discretion, that is not inconsistent with such direction.

SECTION 6.06.  Limitation on Suits.
               -------------------

          A Holder may not pursue any remedy with respect to this Indenture or the Notes unless:

          (1) the Holder gives to the Trustee notice of a continuing Event of Default;

          (2) Holders of at least 25% in aggregate principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

          (3) such Holders offer to the Trustee indemnity or security against any loss, liability or expense to be incurred in compliance with such request which is satisfactory to the Trustee;

          (4) the Trustee does not comply with the request within 45 days after receipt of the request and the offer of satisfactory indemnity or security; and

          (5) during such 45-day period the Holders of a majority in aggregate principal amount of the then outstanding Notes do not give the Trustee a direction which, in the opinion of the Trustee, is inconsistent with the request.

          A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over such other Holder.

SECTION 6.07.  Rights of Holders To Receive Payment.
               ------------------------------------

          Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of, premium and interest on a Note, on or after the respective due dates expressed in such Note, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

SECTION 6.08.  Collection Suit by Trustee.
               --------------------------

          If an Event of Default in payment of principal or interest specified in clause (1) or (2) of Section 6.01 occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or any other obligor on the Notes for the whole amount of principal and accrued interest remaining unpaid, together with inter-est on overdue principal and, to the extent that payment of such interest is lawful, interest on overdue installments of interest at the rate set forth in the Notes and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

SECTION 6.09.  Trustee May File Proofs of Claim.
               --------------------------------

          The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, taxes, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relating to the Company or any other obligor upon the Notes, any of their respective creditors or any of their respective property, and shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same, and any custodian in any such judicial proceedings is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, taxes, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07. The Company's payment obligations under this Section 6.09 shall be secured in accordance with the provisions of Section 7.07. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 6.10.  Priorities.
               ----------

          If the Trustee collects any money pursuant to this Article Six, it shall pay out the money in the following order:

          First: to the Trustee, its agents and attorneys for amounts due under Sections 6.09 and 7.07;

          Second: if the Holders are forced to proceed against the Company directly without the Trustee, to Holders for their collection costs;

          Third: to Holders for amounts due and unpaid on the Notes for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, and interest, respectively; and

          Fourth: to the Company or any other obligor on the Notes, as their interests may appear, or as a court of competent jurisdiction may direct.

          The Trustee, upon prior notice to the Company, may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10.

SECTION 6.11.  Undertaking for Costs.
               ---------------------

          In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.06 or 6.07.

                                 ARTICLE SEVEN

                                    TRUSTEE

SECTION 7.01.  Duties of Trustee.
               -----------------

          (a) If a Default or an Event of Default has occurred and is continuing, the Trustee shall exercise such rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise thereof as a prudent Person would exercise or use under the circumstances in the conduct of its own affairs.

          (b)  Except during the continuance of a Default or an Event of
Default:

          (1) The Trustee need perform only those duties as are specifically set forth in this Indenture or the TIA and no duties, covenants, responsibilities or obligations shall be implied in this Indenture that are adverse to the Trustee.

          (2) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates (including Officers' Certificates) or opinions (including Opinions of Counsel) furnished to the Trustee and conforming to the requirements of this Indenture. However, as to any certificates or opinions which are required by any provision of this Indenture to be delivered or provided to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

          (c) Notwithstanding anything to the contrary herein contained, the Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

          (1)  This paragraph does not limit the effect of paragraph (b) of this
     Section 7.01.

          (2) The Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

          (3) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.02, 6.04 or 6.05.

          (d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

          (e) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), (c) and (d) of this Section 7.01.

          (f) The Trustee shall not be liable for interest on any money or assets received by it except as the Trustee may agree with the Company. Assets held in trust by the Trustee need not be segregated from other assets except to the extent required by law.

SECTION 7.02.  Rights of Trustee.
               -----------------

          Subject to Section 7.01:

          (a) In the absence of bad faith, negligence or willful misconduct on the part of the Trustee, the Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any document believed by it to be genuine and to have been signed or presented by the proper Per-son. The Trustee need not investigate any fact or matter stated in the document.

          (b) Before the Trustee acts or refrains from acting, it may consult with counsel and may require an Officers' Certificate or an Opinion of Counsel, which shall conform to Sections 13.04 and 13.05. The Trustee shall not be liable for and shall be fully protected in respect of any action it takes or omits to take in good faith in reliance on such Officers' Certificate, or an Opinion of Counsel or advice of counsel.

          (c) The Trustee shall not be liable for any action that it takes or omits to take in good faith that it reasonably believes to be authorized or within its rights or powers.

          (d) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate (including any Officers' Certificate), statement, instrument, opinion (including any Opinion of Counsel), notice, request, direction, consent, order, bond, debenture, or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled, upon reasonable notice to the Company, to examine the books, records, and premises of the Company, personally or by agent or attorney.

          (e) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders of the Notes pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee reason able security or indemnity against the costs, expenses and liabilities which may be incurred by it in compliance with such request, order or direction.

          (f) The Trustee may consult with counsel of its selection and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Notes shall be full and complete authorization and protection from liability with respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

          (g) The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

          (h) The permissive rights of the Trustee to do things enumerated in this Indenture shall not be construed as a duty.

          (i) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, attorneys or independent contractors and the Trustee will not be responsible for any misconduct or negligence on the part of any agent, attorney or independent contractor appointed with due care by it hereunder.

          (j) The Trustee shall not be deemed to have notice of any Default of Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture.

          (k) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder.

          (l) The Trustee may request that the Company deliver an Incumbency Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Incumbency Certificate may be signed by any person authorized to sign an Incumbency Certificate, including any person as so authorized in any such certificate previously delivered and not superseded.

SECTION 7.03.  Individual Rights of Trustee.
               ----------------------------

          The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company, any Restricted or Unrestricted Subsidiary, or their respective Affiliates, with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

SECTION 7.04.  Trustee's Disclaimer.
               --------------------

          The Trustee makes no representation as to the validity or adequacy of this Indenture or the Notes, and it shall not be accountable for the Company's use of the proceeds from the Notes, and it shall not be responsible for any statement of the Company in this Indenture or the Notes other than the Trustee's certificate of authentication.

SECTION 7.05.  Notice of Default.
               -----------------

          If a Default or an Event of Default occurs and is continuing and if the Trustee has actual knowledge of such Default or Event of Default, the Trustee shall mail to each Noteholder notice of the uncured Default or Event of Default within 90 days after such Default or Event of Default occurs. Except in the case of a Default or an Event of Default in the payment of interest or principal of, premium or interest on, any Note, including an accelerated payment and the failure to make payment on the Change of Control Payment Date pursuant to a Change of Control Offer or on the Proceeds Purchase Date pursuant to a Net Proceeds Offer and, except in the case of a failure to comply with Article Five, the Trustee may withhold the notice if and so long as its Board of Managers, the executive committee of its Board of Managers or a committee of its Board of Managers and/or Responsible Officers in good faith determines that withholding the notice is in the interest of the Holders. The Trustee shall not be deemed to have knowledge of a Default or Event of Default other than (i) any Event of Default occurring pursuant to Sections 6.01(1) or 6.01(2); or (ii) any Default or Event of Default of which a Trust Officer shall have received written notification or obtained actual knowledge. As used herein, the term "actual knowledge" means the actual fact or statement of knowing, without any duty to make any investigation with regard thereto.

SECTION 7.06.  Reports by Trustee to Holders.
               -----------------------------

          Within 60 days after April 1 of each year beginning with April 1, 2001, the Trustee shall, to the extent that any of the events described in TIA
(S) 313(a) occurred within the previous twelve months, but not otherwise, mail to each Noteholder a brief report dated as of such date that complies with TIA
(S) 313(a).  The Trustee also shall comply with TIA (S)(S) 313(b) and 313(c).

          A copy of each report at the time of its mailing to Noteholders shall be mailed to the Company and filed with the SEC and each stock exchange, if any, on which the Notes are listed.

          The Company shall promptly notify the Trustee if the Notes become listed on any stock exchange, and if the Notes are so listed, the Trustee shall comply with TIA (S) 313(d).

SECTION 7.07.  Compensation and Indemnity.
               --------------------------

          The Company shall pay to the Trustee from time to time, and the Trustee shall be entitled to, such compensation as may be agreed upon by the Company and the Trustee. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses, disbursements and advances incurred or made by it in connection with the performance of its duties and the discharge of its obligations under this Indenture. Such expenses shall include the reasonable fees and expenses of the Trustee's agents and counsel.

          The Company shall indemnify the Trustee and its agents, employees, officers, stockholders and directors for, and hold them harmless against, any loss, liability or expense including taxes (other than taxes based on the income of the Trustee) incurred by them except for such actions to the extent caused by any negligence, bad faith or willful misconduct on their part, arising out of or in connection with the acceptance or administration of this trust including the reasonable costs and expenses of defending themselves against or investigating any claim (whether asserted by the Company, any Holder or any other Person) or liability in connection with the exercise or performance of any of the Trustee's rights, powers or duties hereunder. The Trustee shall notify the Company promptly of any claim asserted against the Trustee or any of its agents, employees, officers, stockholders and directors for which it may seek indemnity. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee and its agents, employees, officers, stockholders and directors subject to the claim may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel; provided, however, that the Company will not be
                          --------  -------
required to pay such fees and expenses if it assumes the Trustee's defense and there is no conflict of interest between the Company and the Trustee and its agents, employees, officers, stockholders and directors subject to the claim in connection with such defense as reasonably determined by the Trustee; provided,
                                                                      --------
further, that, unless the Company otherwise agrees in writing, the Company shall
-------
not be liable to pay the fees and expenses of more than one counsel at any given time located within one particular jurisdiction. The Company need not pay for any settlement made without its written consent. The Company need not reimburse any expense or indemnify against any loss or liability to the extent incurred by the Trustee through its negligence, bad faith or willful misconduct.

          To secure the Company's payment obligations in this Section 7.07, the Trustee shall have a lien prior to the Notes on all assets or money held or collected by the Trustee, in its capacity as Trustee, except assets or money held in trust to pay principal of or interest on particular Notes.

          When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(6) or (7) occurs, such expenses (including the reasonable charges and expenses of its counsel) and the compensation for such services shall be paid to the extent allowed under any Bankruptcy Law.

          The Provisions of this Section shall survive the termination of this Indenture.

SECTION 7.08.  Replacement of Trustee.
               ----------------------

          The Trustee may resign by so notifying the Company in writing at least 30 days in advance. The Holders of a majority in principal amount of the outstanding Notes may remove the Trustee by so notifying the Company and the Trustee and may appoint a successor Trustee with the Company's consent. A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only with the successor Trustee's acceptance of appointment as provided in this Section. The Company may remove the Trustee if:

          (1)  the Trustee fails to comply with Section 7.10;

          (2) the Trustee is adjudged bankrupt or insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

          (3) a receiver or other public officer takes charge of the Trustee or its property; or

          (4)  the Trustee becomes incapable of acting.

          If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall notify each Holder of such event and shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

          A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Promptly after that, the retiring Trustee shall transfer all property held by it as Trustee to the successor

Trustee, subject to the lien provided in Section 7.07, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Holder.

          If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least 10% in aggregate principal amount of the outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

          If the Trustee fails to comply with Section 7.10, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

          Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company's obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

SECTION 7.09.  Successor Trustee by Merger, Etc.
               --------------------------------

          If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the resulting, surviving or transferee corporation without any further act shall, if such resulting, surviving or transferee corporation is otherwise eligible hereunder, be the successor Trustee; provided, however, that
                                                        --------  -------
such corporation shall be otherwise qualified and eligible under this Article Seven.

SECTION 7.10.  Eligibility; Disqualification.
               -----------------------------

          This Indenture shall always have a Trustee who satisfies the requirement of TIA (S)(S) 310(a)(1) and 310(a)(2). The Trustee (or in the case of a corporation included in a bank holding company system, the related bank holding company) shall have a combined capital and surplus of at least $100,000,000 as set forth in its most recent published annual report of condi-
tion. In addition, if the Trustee is a corporation included in a bank holding company system, the Trustee, independently of such bank holding company, shall meet the capital requirements of TIA (S) 310(a)(2). The Trustee shall comply with TIA (S) 310(b); provided, however, that there shall be excluded from the
                     --------  -------
operation of TIA (S) 310(b)(1) any indenture or indentures under which other notes, or certificates of interest or participation in other notes, of the Company are outstanding, if the requirements for such exclusion set forth in TIA
(S) 310(b)(1) are met. The provisions of TIA (S) 310 shall apply to the Company and any other obligor of the Notes.

SECTION 7.11.  Preferential Collection of Claims Against the Company.
               -----------------------------------------------------

          The Trustee shall comply with TIA (S) 311(a), excluding any creditor relationship listed in TIA (S) 311(b). A Trustee who has resigned or been removed shall be subject to TIA (S) 311(a) to the extent indicated therein. The provisions of TIA (S) 311 shall apply to the Company and any other obligor of the Notes.


                                 ARTICLE EIGHT

                      DISCHARGE OF INDENTURE; DEFEASANCE

SECTION 8.01.  Termination of the Company's Obligations.
               ----------------------------------------

          This Indenture will be Discharged and will cease to be of further effect and the obligations of the Company under the Notes and this Indenture shall terminate (except that the obligations under Sections 2.03 through 2.07, 7.01, 7.02, 7.07 and 7.08 and the rights, powers, trusts, duties and immunities of the Trustee hereunder shall survive the effect of this Article Eight) when
(a) either (i) all Notes, theretofore authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Com-
pany or discharged from such trust) have been delivered to the Trustee for cancellation or (ii) all Notes not theretofore delivered to the Trustee for cancellation have become due and payable and the Company has irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire Indebtedness on the Notes not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest on the Notes to the date of deposit together with irrevocable instructions from the Company directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be; (b) the Company has paid all other sums payable under this Indenture by the Company; and (c) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel stating that all conditions precedent under this Indenture relating to the satisfaction and discharge of this Indenture have been complied with; provided, however, that such counsel may rely, as to matters of fact, on a
      --------  -------
certificate or certificates of officers of the Company.

          In addition, at the Company's option, either (a) the Company shall be deemed to have been Discharged from any and all obligations with respect to the Notes ("Legal Defeasance") after the applicable conditions set forth below have been satisfied (except for the obligations of the Company under Sections 2.03, 2.04, 2.06, 2.07, 7.01, 7.02, 7.07 and this Section 8.01) or (b) the Company shall cease to be under any obligation to comply with any term, provision or condition set forth in Sections 4.03, 4.09 and 4.11 through 4.21 and Section
5.01 and thereafter any omission to comply with such obligations shall not constitute a Default or Event of Default with respect to the Notes ("Covenant Defeasance") after the applicable conditions set forth below have been satisfied:

          (1) The Company shall have irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust, for the benefit of the Holders cash in U.S. Legal Tender, non-callable U.S. Government Obligations or a combination thereof (in the case of Dollar Notes) and euros or Euro Obligations (in the case of Euro Notes) that, to-
     gether with the payment of interest and premium thereon and principal in respect thereof in accordance with their terms, will be sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay all the principal of, premium, if any, and interest on the Notes on the dates such payments are due in accordance with the terms of such Notes, as well as the Trustee's fees and expenses; provided, however, that no
                                              --------  -------
     deposits made pursuant to this Section 8.01(1) shall cause the Trustee to have a conflicting interest as defined in and for purposes of the TIA; and provided, further, that, as confirmed by an Opinion of Counsel, no such
     --------  -------
     deposit shall result in the Company, the Trustee or the trust becoming or being deemed to be an "investment company" under the Investment Company Act of 1940;

          (2) No Event of Default or Default with respect to the Notes shall have occurred and be continuing on the date of such deposit after giving effect to such deposit (other than a Default or Event of Default resulting from the incurrence of Indebtedness all or a portion of the proceeds of which will be used to defease the Notes pursuant to this Article Eight) or insofar as Events of Default pursuant to Section 6.01(6) or (7) are concerned, at any time in the period ending on the 91st day after the date of deposit;

          (3) The Company shall have delivered to the Trustee an Opinion of Counsel, to the effect that (A) either (i) the Company has assigned all its ownership interest in the trust funds to the Trustee or (ii) the Trustee has a valid perfected security interest in the trust funds and (B) assuming no intervening bankruptcy of the Company between the date of the deposit and the 124th day following the perfection of a security interest in the deposit and that no Holder is an insider of the Company, after the 124th day following the perfection of a security interest in the deposit, the trust funds will not be subject to avoidance as a preference under Section 547 of the Federal Bankruptcy Code.

          (4) The Company shall have paid or duly provided for payment of all amounts then due to the Trustee pursuant to Section 7.07;

          (5) No such deposit will result in a Default under this Indenture or a breach or violation of, or constitute a default under, any other instrument or material agreement to which the Company or any of its Subsidiaries is a party or by which it or its property is bound;

          (6) The Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company or others;

          (7) in the case of Legal Defeasance, the Company shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of the Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

          (8) in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred; and

          (9) The Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel to the effect that all conditions precedent to Legal Defeasance or Covenant Defeasance, as the case may be, have been complied with.

          Notwithstanding the foregoing, the Opinion of Counsel required by subparagraph 7 above need not be delivered if all Notes not theretofore delivered to the Trustee for cancellation (i) have become due and payable, (ii) will become due and payable on the Maturity Date within one year, or (iii) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company.

SECTION 8.02.  Acknowledgment of Discharge by Trustee.
               --------------------------------------

          Subject to Section 8.05, after (i) the conditions of Section 8.01, have been satisfied and (ii) the Company has delivered to the Trustee an Opinion of Counsel, stating that all conditions precedent referred to in clause (i) above relating to the satisfaction and discharge of this Indenture have been complied with, the Trustee upon written request of the Company shall acknowledge in writing the discharge of the Company's obligations under this Indenture except for those surviving obligations specified in this Article Eight.

SECTION 8.03.  Application of Trust Money.
               --------------------------

          The Trustee shall hold in trust Funds deposited with it pursuant to
Section 8.01. It shall apply the Funds through the Paying Agent and in accordance with this Indenture to the payment of all the principal of, or premium, if any, and interest on the Notes.

SECTION 8.04.  Repayment to the Company.
               ------------------------

          The Trustee and the Paying Agent shall promptly pay to the Company any Funds held by them for the payment of all the principal of, or premium, if any, and interest that remains unclaimed for one year; provided, however, that the
                                                  --------  -------
Trustee or such Paying Agent may, at the expense of the Company, cause to be published once in a newspaper of general circulation in the City of New York or mailed to each Holder, notice that such Funds remain unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication or mailing, any unclaimed balance of such Funds then remaining will be repaid to the Company. After payment to the Company, Holders entitled to the Funds must look to the Company for payment as general creditors unless an applicable abandoned property law designates another Person and all liability of the Trustee and Paying Agent with respect to such Funds shall cease.

SECTION 8.05.  Reinstatement.
               -------------

          If the Trustee or Paying Agent is unable to apply any Funds by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section
8.01 until such time as the Trustee or Paying Agent is permitted to apply all such Funds in accordance with Section 8.01; provided, however, that if the
                                            --------  -------
Company has made any payment of principal, or premium, if any, and interest on any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from Funds held by the Trustee or Paying Agent.

                                 ARTICLE NINE

                      AMENDMENTS, SUPPLEMENTS AND WAIVERS


SECTION 9.01.  Without Consent of Holders.
               --------------------------

          The Company, when authorized by a Board Resolution, the Guarantors and the Trustee, together, may amend or supplement this Indenture or the Notes without the consent of any Holders:

          (1) to cure any ambiguity, defect or inconsistency, so long as such change does not, in the opinion of the Trustee, adversely affect the rights of any of the Holders in any material respect;

          (2)  to comply with Article Five;

          (3) to provide for uncertificated Notes in addition to or in place of certificated Notes;

          (4) to comply with requirements of the Commission in order to effect or maintain the qualification of this Indenture under the TIA; or

          (5) to make any other change that would provide any additional benefit or rights to the Holders or that does not adversely affect in any material respect the rights of any Noteholders hereunder;

provided, however, that the Company has delivered to the Trustee an Opinion of
--------  -------
Counsel and an Officers' Certificate, each stating that such amendment or supplement complies with the provisions of this Section 9.01.

SECTION 9.02.  With Consent of Holders.
               -----------------------

          Subject to Section 6.07, the Company, when authorized by a Board Resolution, the Guarantors and the Trustee, together, with the written consent of the Holder or Holders of at least a majority in principal amount of the then outstanding

Notes may make all other modifications, waivers and amendments of this Indenture or the Notes, except that, without the consent of each Holder of Notes affected thereby, no amendment or waiver may, directly or indirectly:

          (1) reduce the amount of Notes whose Holders must consent to an amendment;

          (2) change the method of calculation of or reduce the rate of or change or have the effect of changing the time for payment of interest, including defaulted interest, on any Notes;

          (3) reduce the principal of or change or have the effect of changing the fixed maturity of any Notes, or change the date on which any Notes may be subject to redemption or repurchase, or reduce the redemption or repurchase price thereof;

          (4) make any Notes payable in money other than that stated in the Notes and this Indenture;

          (5) make any change in provisions of this Indenture protecting the right of each Holder to receive payment of principal and interest on such Note on or after the due date thereof or to bring suit to enforce such payment or permitting Holders of a majority in principal amount of the Notes to waive Defaults or Events of Default;

          (6) amend, change or modify in any material respect the obligation of the Company to make and consummate a Change of Control Offer in the event of a Change of Control or make and consummate a Net Proceeds Offer with respect to any Asset Sale that has been consummated or modify any of the provisions or definitions with respect thereto;

          (7) modify or change any provision of this Indenture or the related definitions affecting the subordination or ranking of the Notes or any Guarantee in a manner which adversely affects the Holders; or

          (8) release any Guarantor from any of its obligations under its Guarantee or this Indenture otherwise than in accordance with the terms of this Indenture.

          Notwithstanding any provision to the contrary, if any amendment, waiver or other modification will only effect the Dollar Notes or the Euro Notes, only the consent of the holders of at least a majority of the Dollar Notes or the Euro Notes, as the case may be, shall be required.

          It shall not be necessary for the consent of the Holders under this
Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

          After an amendment, supplement or waiver under this Section 9.02 becomes effective (as provided in Section 9.04), the Company shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

SECTION 9.03.  Compliance with TIA.
               -------------------

          Every amendment, waiver or supplement of this Indenture or the Notes shall comply with the TIA as then in effect.

SECTION 9.04.  Revocation and Effect of Consents.
               ---------------------------------

          Until an amendment, waiver or supplement becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. Subject to the following paragraph, any such Holder or subsequent Holder may revoke the consent as to his Note or portion of his Note by notice to the Trustee or the Company received before the date on which the Trustee receives an Officers' Certificate certifying that the Holders of the requisite principal amount of Notes have consented (and not theretofore revoked such consent) to the amendment, supplement or waiver (at which time such amendment, supplement or waiver shall become effective).

          The Company may, but shall not be obligated to, fix such record date as it may select for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver. If a record date is fixed, then notwithstanding the last sentence of the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date.

          After an amendment, supplement or waiver becomes effective, it shall bind every Holder, unless it makes a change described in any of clauses (1) through (8) of Section 9.02, in which case, the amendment, supplement or waiver shall bind only each Holder of a Note who has consented to it and every subsequent Holder of a Note or portion of a Note that evidences the same debt as a consenting Holder's Note; provided, however, that any such waiver shall not
                            --------  -------
impair or affect the right of any Holder to receive payment of principal of and interest on a Note, on or after the respective due dates expressed in such Note, or to bring suit for the enforcement of any such payment on or after such respective dates without the consent of such Holder.

SECTION 9.05.  Notation on or Exchange of Notes.
               --------------------------------

          If an amendment, supplement or waiver changes the terms of a Note, the Trustee may require the Holder of the Note to deliver it to the Trustee. The Trustee may place an appropriate notation on the Note about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Note shall issue and the Trustee shall authenticate a new Note that reflects the changed terms.

SECTION 9.06.  Trustee To Sign Amendments, Etc.
               -------------------------------

          The Trustee shall execute any amendment, supplement or waiver authorized pursuant to and adopted in accordance with this Article Nine; provided, however, that the Trustee may, but shall not be obligated to, execute
--------  -------
any such amendment, supplement or waiver which affects the Trustee's own rights, duties or immunities under this Indenture. The Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel and an Officers' Certificate each stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article Nine is authorized or permitted by this Indenture. Such Opinion of Counsel shall not be an expense of the Trustee.


                                  ARTICLE TEN

                            SUBORDINATION OF NOTES


SECTION 10.01. Notes Subordinated to Senior Debt.
               ---------------------------------

          Anything herein to the contrary notwithstanding, the Company, for itself and its successors, and each Holder, by his or her acceptance of Notes, agrees that the payment of all Obligations owing to the Holders in respect of the Notes is subordinated, to the extent and in the manner provided in this Article Ten, in right of payment to the prior payment in full in cash, Cash Equivalents or Foreign Cash Equivalents, or such payment duly provided for to the satisfaction of the holders of Senior Debt, of all Obligations on Senior Debt, including without limitation, the Company's obligations under the Credit Facilities.

          This Article Ten shall constitute a continuing offer to all Persons who become holders of, or continue to hold, Senior Debt, and such provisions are made for the benefit of the holders of Senior Debt and such holders are made obligees hereunder and any one or more of them may enforce such provisions.

SECTION 10.02. Suspension of Payment When Senior Debt Is in Default.
               ----------------------------------------------------

          (a) Unless Section 10.03 shall be applicable, upon (1) the occurrence and continuance of any default in the payment when due, whether at maturity, upon any redemption, by declaration or otherwise, of any principal of, interest on, unpaid drawings for letters of credit issued in respect of, or regularly accruing fees with respect to, any Senior Debt (a "Payment Default") and (2) receipt by the Trustee and the Company from a Representative of written notice of such occurrence, then no payment (other than payments previously made pursuant to Article Eight) or distribution of any assets of the Company of any kind or character shall be made by or on behalf of the Company or any other Person on its or their behalf on account of any Obligations under the Notes or on account of the purchase, redemption or other acquisition of Notes for cash or property or otherwise (except that Holders may receive (i) Permitted Junior Securities and (ii) payments made from the trusts described in Section 8.01) and until such Payment Default shall have been cured or waived or shall have ceased to exist or such Senior Debt as to which such Payment Default relates shall have been discharged or paid in full in cash, Cash Equivalents or Foreign Cash Equivalents, or such payment duly provided for to the satisfaction of the holders of Senior Debt, after which the Company shall resume making any and all required payments in respect of the Notes, including any missed payments.

          (b) Unless Section 10.03 shall be applicable, upon (1) the occurrence and continuance of any event of default (other than a Payment Default) with respect to any Designated Senior Debt (as such event of default is defined in the instrument creating or evidencing such Designated Senior Debt) permitting the holders of such Designated Senior Debt then outstanding to accelerate the maturity thereof (a "Non-payment Default") and (2) the earlier of (i) receipt by the Trustee and the Company from a Representative of written notice of such occurrence stating that such notice is a "Payment Blockage Notice" pursuant to this Section 10.02 or (ii) if such Non-payment Default results from the acceleration of the Notes, the date of such acceleration, no payment (other than payments previously made pursuant to Article Eight) or distribution of any assets of the Company of any kind or character shall be made by or on behalf of the Company or any other Person on its or their behalf on account of any Obligations under the Notes or on account of the purchase or redemption or other acquisition of Notes for cash or property or otherwise (except that Holders may receive (i) Permitted Junior Securities and (ii) payments made from the trusts described in Section 8.01) for a period (the "Payment Blockage Period") commencing on the date of receipt by the Trustee of the written notice of a Non-payment Default from such Representative or the date of the acceleration referred to in clause (ii) above, as the case may be, unless and until the earlier to occur of the following events: (w) 180 days shall have elapsed since receipt of such notice or the date of the acceleration of the Notes, as the case may be (provided no Designated Senior Debt shall theretofore have been accelerated), (x) such Non-payment Default shall have been cured or waived or shall have ceased to exist, (y) such Designated Senior Debt shall have been discharged or paid in full in cash, Cash Equivalents or Foreign Cash Equivalents, or such payment duly provided for to the satisfaction of the holders of such Designated Senior Debt, or (z) such Payment Blockage Period shall have been terminated by written notice to the Company or the Trustee from the Representative initiating such Payment Blockage Period or the holders of at least a majority in principal amount of such issue of Designated Senior Debt initiating such Payment Blockage Period, after which, in the case of clause (w), (x), (y) or (z), the Company shall resume making any and all required payments in respect of the Notes, including any missed payments. Notwithstanding anything herein to the contrary, (x) in no event will a Payment Blockage Period or successive Payment Blockage Periods with respect to the same payment on the Notes extend beyond 180 days from the date the payment on the Notes was due and (y) only one such Payment Blockage Period may be commenced within any 360 consecutive days. For all purposes of this Section 10.02(b), no event of default which existed or was continuing on the date of the commencement of any Payment Blockage Period with respect to the Designated Senior Debt of the Company initiating such Payment

Blockage Period shall be, or be made, the basis for the commencement of a second Payment Blockage Period by the holders or by the Representative of such Designated Senior Debt whether or not within a period of 360 consecutive days, unless such event of default shall have been cured or waived for a period of not less than 90 consecutive days (it being acknowledged that any subsequent action, or any breach of any financial covenants for a period commencing after the date of commencement of such Payment Blockage Period that, in either case, would give rise to an event of default pursuant to any provisions under which an event of default previously existed or was continuing shall constitute a new event of default for this purpose).

          (c) In the event that, notwithstanding the foregoing, the Company shall have made payment to the Trustee or directly to the Holder of any Note prohibited by the foregoing provisions of this Section 10.02, then and in such event such payment shall be segregated from other funds and held in trust by the Trustee or such Holder or Paying Agent for the benefit of, and shall immediately be paid over to, the holders of Senior Debt or to the Representatives or as a court of competent jurisdiction shall direct.

SECTION 10.03. Notes Subordinated to Prior Payment of All Senior Debt on
               ---------------------------------------------------------
               Dissolution, Liquidation or Reorganization of Company.
               -----------------------------------------------------

          Upon any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to creditors upon any liquidation, dissolution, winding-up, reorganization, assignment for the benefit of creditors or marshaling of assets of the Company or in a bankruptcy, reorganization, insolvency, receivership or other similar proceeding relating to the Company or its property, whether voluntary or involuntary:

          (a) the holders of all Senior Debt shall first be entitled to receive payments in full in cash, Cash Equivalents or Foreign Cash Equivalents, or such payment duly provided for to the satisfaction of the holders of Senior Debt, of all amounts payable under Senior Debt before the

     Holders will be entitled to receive any payment or distribution of any kind or character is made on account of any Obligations on the Notes or for the acquisition of any of the Notes for cash or property or otherwise, and until all Obligations with respect to the Senior Debt are paid in full in cash, Cash Equivalents or Foreign Cash Equivalents, or such payment provided for to the satisfaction of the holders of Senior Debt, any distribution to which the Holders would be entitled shall be made to the holders of Senior Debt;

          (b) any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to which the Holders or the Trustee on behalf of the Holders would be entitled except for the provisions of this Article Ten, shall be paid by the liquidating trustee or agent or other Person making such a payment or distribution, directly to the holders of Senior Debt or their representatives, ratably according to the respective amounts of Senior Debt remaining unpaid held or represented by each, until all Senior Debt remaining unpaid shall have been paid in full in cash, Cash Equivalents or Foreign Cash Equivalents, or such payment duly provided for to the satisfaction of the holders of Senior Debt, after giving effect to any concurrent payment or distribution to the holders of such Senior Debt; and

          (c) in the event that, notwithstanding the foregoing, any payment or distribution of assets of the Company of any kind or character, whether such payment shall be in cash, property or securities, and the Company shall have made payment to the Trustee or directly to the Holders or any Paying Agent on account of any Obligations under the Notes before all Senior Debt is paid in full in cash, Cash Equivalents or Foreign Cash Equivalents, or such payment duly provided for to the satisfaction of the holders of Senior Debt, such payment or distribution (subject to the provisions of Sections 10.06 and 10.07) shall be received, segregated from other funds, and held in trust by the Trustee or such Holder or Paying Agent for the benefit of, and shall immediately be paid over by the Trustee (if the notice required by Section 10.06 has been received by the Trustee) or by the Holder to, the holders of Senior Debt or their representatives, ratably according to the respective amounts of Senior Debt held or represented by each, until all Senior Debt remaining unpaid shall have been paid in full in cash, Cash Equivalents or Foreign Cash Equivalents, or such payment duly provided for to the satisfaction of the holders of Senior Debt, after giving effect to any concurrent payment or distribution to or for the holders of Senior Debt.

          (d) The consolidation of the Company with, or the merger of the Company with or into, another Person or the liquidation or dissolution of the Company following the conveyance, transfer or lease of its properties and assets substantially as an entirety to another Person upon the terms and conditions set forth in Article Five shall not be deemed a liquidation, dissolution, winding-up, reorganization, assignment for the benefit of creditors or marshaling of assets of the Company, as the case may be, for the purposes of this Article Ten; provided, however, that the Person formed
                                       --------  -------
     by such consolidation or the surviving entity of such merger or the Person which acquires by conveyance, transfer or lease such properties and assets substantially as an entirety, as the case may be, shall, as a part of such consolidation, merger, conveyance, transfer or lease, comply with the conditions set forth in such Article Five.

          The Company shall give prompt notice to the Trustee prior to any liquidation, dissolution, winding-up, reorganization, assignment for the benefit of creditors or marshaling of assets.

SECTION 10.04. Holders To Be Subrogated to Rights of Holders of Senior Debt.
               ------------------------------------------------------------

          Subject to the payment in full in cash, Cash Equivalents or Foreign Cash Equivalents, or such payment duly provided for to the satisfaction of the holders of Senior Debt, of all Senior Debt, the Holders of Notes shall be subrogated to the rights of the holders of Senior Debt to receive payments or distributions of assets of the Company applicable to the Senior Debt until all amounts owing on the Notes shall be paid in full in cash, Cash Equivalents or Foreign Cash Equivalents, and for the purpose of such subrogation no payments or distributions to the holders of Senior Debt by or on behalf of the Company, or by or on behalf of the Holders by virtue of this Article Ten, which otherwise would have been made to the Holders shall, as between the Company and the Holders, be deemed to be payment by the Company to or on account of the Senior Debt, it being understood that the provisions of this Article Ten are and are intended solely for the purpose of defining the relative rights of the Holders, on the one hand, and the holders of Senior Debt, on the other hand.

          If any payment or distribution to which the Holders would otherwise have been entitled but for the provisions of this Article Ten shall have been applied, pursuant to the provisions of this Article Ten, to the payment of all amounts payable under the Senior Debt, then the Holders shall be entitled to receive from the holders of such Senior Debt any such payments or distributions received by such holders of Senior Debt in excess of the amount sufficient to pay all amounts payable under or in respect of the Senior Debt in full in cash, Cash Equivalents or Foreign Cash Equivalents, or such payment duly provided for to the satisfaction of the holders of Senior Debt.

          Each Holder by purchasing or accepting a Note waives any and all notice of the creation, modification, renewal, extension or accrual of any Senior Debt of the Company and notice of or proof of reliance by any holder or owner of Senior Debt of the Company upon this Article Ten and the Senior Debt of the Company shall conclusively be deemed to have been created, contracted or incurred in reliance upon this Article Ten, and all dealings between the Company and the holders and owners of the Senior Debt of the Company shall be deemed to have been consummated in reliance upon this Article Ten.

SECTION 10.05. Obligations of the Company Unconditional.
               ----------------------------------------

          Nothing contained in this Article Ten or elsewhere in this Indenture or in the Notes is intended to or shall impair, as between the Company and the Holders, the obligation of the Company, which is absolute and unconditional, to pay to the Holders the principal of and interest on the Notes as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders and creditors of the Company other than the holders of the Senior Debt, nor shall anything herein or therein prevent the Trustee or any Holder from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article Ten, of the holders of Senior Debt in respect of cash, property or Notes of the Company received upon the exercise of any such remedy. Upon any payment or distribution of assets or securities of the Company referred to in this Article Ten, the Trustee, subject to the provisions of Sections 7.01 and 7.02, and the Holders shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which any liquidation, dissolution, winding-up or reorganization proceedings are pending, or a certificate of the receiver, trustee in bankruptcy, liquidating trustee or agent or other Person making any payment or distribution to the Trustee or to the Holders for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of Senior Debt and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article Ten. Nothing in this Article Ten shall apply to the claims of, or payments to, the Trustee under or pursuant to Section 7.07. The Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing himself or itself to be a holder of any Senior Debt (or a trustee on behalf of, or other representative of, such holder) to establish that such notice has been given by a holder of such Senior Debt or a trustee or representative on behalf of any such holder.

          In the event that the Trustee determines in good faith that any evidence is required with respect to the right of any Person as a holder of Senior Debt to participate in any payment or distribution pursuant to this Article Ten, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Debt held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article Ten, and if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

SECTION 10.06. Trustee Entitled To Assume Payments Not Prohibited in Absence of Notice.
                 -------------------------------------------------------------

          The Trustee shall not at any time be charged with knowledge of the existence of any facts that would prohibit the making of any payment to or by the Trustee unless and until the Trustee or any Paying Agent shall have received written notice thereof from the Company or from one or more holders of Senior Debt or from any Representative therefor and, prior to the receipt of any such notice, the Trustee, subject to the provisions of Sections 7.01 and 7.02, shall be entitled in all respects conclusively to assume that no such fact exists.

SECTION 10.07.   Application by Trustee of Assets Deposited with It.
                 --------------------------------------------------

          U.S. Legal Tender, U.S. Government Obligations, Euros or Euro Obligations deposited in trust with the Trustee pursuant to and in accordance with Section 8.01 and 8.02 shall be for the sole benefit of the Holders of the Notes and, to the extent allocated for the payment of Notes, shall not be subject to the subordination provisions of this Article Ten. Otherwise, any deposit of assets or securities by or on behalf of the Company with the Trustee or any Paying Agent (whether or not in trust) for the payment of principal of or interest on any Notes shall be subject to the provisions of this Article Ten; provided, however, that if prior to the second Business Day preceding the date
--------  -------
on which by the terms of this Indenture
any such assets may become distributable for any purpose (including, without limitation, the payment of either principal of or interest on any Note) the Trustee or such Paying Agent shall not have received with respect to such assets the notice provided for in Section 10.06, then the Trustee or such Paying Agent shall have full power and authority to receive such assets and to apply the same to the purpose for which they were received, and shall not be affected by any notice to the contrary received by it on or after such date. The foregoing shall not apply to the Paying Agent if the Company or any Subsidiary or Affiliate of the Company is acting as Paying Agent. Nothing contained in this Section 10.07 shall limit the right of the holders of Senior Debt to recover payments as contemplated by this Article Ten.

SECTION 10.08.   No Waiver of Subordination Provisions.
                 -------------------------------------

          (a) No right of any present or future holder of any Senior Debt to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act by any such holder, or by any non-compliance by the Company with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof any such holder may have or be otherwise charged with.

          (b) Without limiting the generality of subsection (a) of this Section 10.08, the holders of Senior Debt may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders of the Notes, without incurring responsibility to the Holders of the Notes and without impairing or releasing the subordination provided in this Article Ten or the obligations hereunder of the Holders of the Notes to the holders of Senior Debt, do any one or more of the following: (1) change the manner, place, terms or time of payment of, or renew or alter, Senior Debt or any instrument evidencing the same or any agreement under which Senior Debt is outstanding; (2) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Debt; (3) release any Person liable in any manner for the collection or payment of Senior Debt; and (4) exercise or refrain from exercising any rights against the Company and any other Person.

SECTION 10.09.   Holders Authorize Trustee To Effectuate Subordination of Notes.
                 --------------------------------------------------------------

          Each Holder of the Notes by such Holder's acceptance thereof authorizes and expressly directs the Trustee on his behalf to take such action as may be necessary or appropriate to effect the subordination provisions contained in this Article Ten, and appoints the Trustee such Holder's attorney-in-fact for such purpose, including, in the event of any liquidation, dissolution, winding-up, reorganization, assignment for the benefit of creditors or marshaling of assets of the Company tending towards liquidation or reorganization of the business and assets of the Company, the immediate filing of a claim for the unpaid balance of such Holder's Notes in the form required in said proceedings and cause said claim to be approved. If the Trustee does not file a proper claim or proof of debt in the form required in such proceeding prior to 30 days before the expiration of the time to file such claim or claims, then any of the holders of the Senior Debt or their Representative is hereby authorized to file an appropriate claim for and on behalf of the Holders of said Notes. Nothing herein contained shall be deemed to authorize the Trustee or the holders of Senior Debt or their Representative to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee or the holders of Senior Debt or their Representative to vote in respect of the claim of any Holder in any such proceeding.

SECTION 10.10.   Right of Trustee To Hold Senior Debt.
                 ------------------------------------

          The Trustee shall be entitled to all of the rights set forth in this Article Ten in respect of any Senior Debt at any time held by it to the same extent as any other holder of Senior Debt, and nothing in this Indenture shall be construed to deprive the Trustee of any of its rights as such holder.

SECTION 10.11.   No Suspension of Remedies.
                 -------------------------

          The failure to make a payment on account of principal of or interest on the Notes by reason of any provision of this Article Ten shall not be construed as preventing the occurrence of a Default or an Event of Default under
Section 6.01.

          Nothing contained in this Article Ten shall limit the right of the Trustee or the Holders of Notes to take any action to accelerate the maturity of the Notes pursuant to Article Six or to pursue any rights or remedies hereunder or under applicable law, subject to the rights, if any, under this Article Ten of the holders, from time to time, of Senior Debt.

SECTION 10.12.   No Fiduciary Duty of Trustee to Holders of Senior Debt.
                 ------------------------------------------------------

          The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Debt, and it undertakes to perform or observe such of its covenants and obligations as are specifically set forth in this Article Ten, and no implied covenants or obligations with respect to the Senior Debt shall be read into this Indenture against the Trustee. The Trustee shall not be liable to any such holders (other than for its willful misconduct or gross negligence) if it shall pay over or deliver to the Holders of Notes or the Company or any other Person, money or assets in compliance with the terms of this Indenture. Nothing in this Section 10.12 shall affect the obligation of any Person other than the Trustee to hold such payment for the benefit of, and to pay such payment over to, the holders of Senior Debt or their Representative.


                                ARTICLE ELEVEN

                              GUARANTEE OF NOTES


SECTION 11.01.   Unconditional Guarantee.
                 -----------------------

          Subject to the provisions of this Article Eleven, each of the Guarantors hereby, jointly and severally, uncondi-tionally and irrevocably guarantees, on a senior subordinated basis (such guarantees to be referred to herein as the "Guarantee") to each Holder of a Note (including any Additional Notes upon issuance in accordance with Section 2.18) authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Company or any other Guarantors to the Holders or the Trustee hereunder or thereunder, that: (a) the principal of, premium, if any, and interest on the Notes (and any Additional Interest payable thereon) shall be duly and punctually paid in full when due, whether at maturity, upon redemption at the option of Holders pursuant to the provisions of the Notes relating thereto, by acceleration or otherwise, and interest on the overdue principal and (to the extent permitted by law) interest, if any, on the Notes and all other obligations of the Company or the Guarantors to the Holders or the Trustee hereunder or thereunder (including amounts due the Trustee under Section 7.07 hereof) and all other obligations shall be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, the same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed, or failing performance of any other obligation of the Company to the Holders under this Indenture or under the Notes, for whatever reason, each Guarantor shall be obligated to pay, or to perform or cause the performance of, the same immediately. An Event of Default under this Indenture or the Notes shall constitute an event of default under this Guarantee, and shall entitle the Holders of Notes to accelerate the obligations of the Guarantors hereunder in the same manner and to the same extent as the obligations of the Company.

          Each of the Guarantors hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, any release of any other Guarantor, the recovery of any judgment against the Company, any action to enforce the same, whether or not a Guarantee is affixed to any particular Note, or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor. Each of the Guarantors hereby waives the benefit of diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that its Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes, this Indenture and this Guarantee. This Guarantee is a guarantee of payment and not of collection. If any Holder or the Trustee is required by any court or otherwise to return to the Company or to any Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to the Company or such Guarantor, any amount paid by the Company or such Guarantor to the Trustee or such Holder, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Guarantor further agrees that, as between it, on the one hand, and the Holders of Notes and the Trustee, on the other hand, (a) subject to this Article Eleven, the maturity of the obligations guaranteed hereby may be accelerated as provided in Article Six hereof for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (b) in the event of any acceleration of such obligations as provided in Article Six hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Guarantee.

          No stockholder, officer, director, employee or incorporator, past, present or future, or any Guarantor, as such, shall have any personal liability under this Guarantee by reason of his, her or its status as such stockholder, officer, director, employee or incorporator.

          Each Guarantor that makes a payment or distribution under its Guarantee shall be entitled to a contribution from each other Guarantor in an amount pro rata, based on the net assets of each Guarantor, determined in accordance with GAAP.

SECTION 11.02.   Limitations on Guarantees.
                 -------------------------

          The obligations of each Guarantor under its Guarantee are limited to the maximum amount which, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or pursuant to its contribution obligations under this Indenture, will result in the obligations of such Guarantor under the Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law.

SECTION 11.03.   Execution and Delivery of Guarantee.
                 -----------------------------------

          To further evidence the Guarantee set forth in Section 11.01, each Guarantor hereby agrees that a notation of such Guarantee, substantially in the form of Exhibit E hereto, shall be endorsed on each Note authenticated and
        ---------
delivered by the Trustee. Such Guarantee shall be executed on behalf of each Guarantor by either manual or facsimile signature of two Officers of each Guarantor, each of whom, in each case, shall have been duly authorized to so execute by all requisite corporate action. The validity and enforceability of any Guarantee shall not be affected by the fact that it is not affixed to any particular Note.

          Each of the Guarantors hereby agrees that its Guarantee set forth in
Section 11.01 shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Guarantee.

          If an Officer of a Guarantor whose signature is on this Indenture or a Guarantee no longer holds that office at the time the Trustee authenticates the Note on which such Guar-antee is endorsed or at any time thereafter, such Guarantor's Guarantee of such Note shall be valid nevertheless.

          The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of any Guarantee set forth in this Indenture on behalf of each Guarantor.

SECTION 11.04.   Release of a Guarantor.
                 ----------------------

          (a) If no Default exists or would exist under this Indenture, upon the sale or disposition of all of the Capital Stock of a Guarantor by the Company, in a transaction or series of related transactions that either (i) does not constitute an Asset Sale or (ii) constitutes an Asset Sale the Net Cash Proceeds of which are applied in accordance with Section 4.15, or upon the consolidation or merger of a Guarantor with or into any Person in compliance with Article Five (in each case, other than to the Company or an Affiliate of the Company), or if any Guarantor is dissolved or liquidated in accordance with this Indenture, or if a Guarantor is designated an Unrestricted Subsidiary, such Guarantor's Guarantee will be automatically discharged and released, and such Guarantor and each Subsidiary of such Guarantor that is also a Guarantor shall be deemed automatically discharged and released from all obligations under this Article Eleven without any further action required on the part of the Trustee or any Holder. Any Guarantor not so released or the entity surviving such Guarantor, as applicable, shall remain or be liable under its Guarantee as provided in this Article Eleven.

          (b) In connection with any transaction set forth in Section 11.04(a), the Trustee shall receive an Officers' Certificate and an opinion of counsel certifying as to the compliance with this Section 11.04; provided, however, that
                                                         --------  -------
the legal counsel delivering such Opinion of Counsel may rely as to matters of fact on one or more Officers Certificates of the Company.

          The Trustee shall execute any documents reasonably requested by the Company or a Guarantor in order to evidence the release of such Guarantor from its obligations under its Guarantee endorsed on the Notes and under this Article Eleven.

          Except as set forth in Articles Four and Five and this Section 11.04, nothing contained in this Indenture or in any of the Notes shall prevent any consolidation or merger of a Guarantor with or into the Company or another Guarantor or shall prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to the Company or another Guarantor.

SECTION 11.05.   Waiver of Subrogation.
                 ---------------------

          Until this Indenture is discharged and all of the Notes are discharged and paid in full, each Guarantor hereby irrevocably waives and agrees not to exercise any claim or other rights which it may now or hereafter acquire against the Company that arise from the existence, payment, performance or enforcement of the Company's obligations under the Notes or this Indenture and such Guarantor's obligations under this Guarantee and this Indenture, in any such instance including, without limitation, any right of subrogation, reimbursement, exoneration, contribution, indemnification, and any right to participate in any claim or remedy of the Holders against the Company, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including, without limitation, the right to take or receive from the Company, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim or other rights. If any amount shall be paid to any Guarantor in violation of the preceding sentence and any amounts owing to the Trustee or the Holders of Notes under the Notes, this Indenture, or any other document or instrument delivered under or in connection with such agreements or instruments, shall not have been paid in full, such amount shall have been deemed to have been paid to such Guarantor for the benefit of, and held in trust for the benefit of, the Trustee or the Holders and shall forthwith be paid to the Trustee for the benefit of itself or such Holders to be credited and applied to the obligations in favor of the Trustee or the Holders, as the case may be, whether matured or unmatured, in accordance with the terms of this Indenture. Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the waiver set forth in this Section 11.05 is knowingly made in contemplation of such benefits.

SECTION 11.06.   Immediate Payment.
                 -----------------

          Each Guarantor agrees to make immediate payment to the Trustee on behalf of the Holders of all Obligations owing or payable to the respective Holders upon receipt of a demand for payment therefor by the Trustee to such Guarantor in writing.

SECTION 11.07.   No Set-Off.
                 ----------

          Each payment to be made by a Guarantor hereunder in respect of the Obligations shall be payable in the currency or currencies in which such Obligations are denominated, and shall be made without set-off, counterclaim, reduction or diminution of any kind or nature.

SECTION 11.08.   Obligations Absolute.
                 --------------------

          The obligations of each Guarantor hereunder are and shall be absolute and unconditional and any monies or amounts expressed to be owing or payable by each Guarantor hereunder which may not be recoverable from such Guarantor on the basis of a Guarantee shall be recoverable from such Guarantor as a primary obligor and principal debtor in respect thereof.

SECTION 11.09.   Obligations Continuing.
                 ----------------------

          The obligations of each Guarantor hereunder shall be continuing and shall remain in full force and effect until all the obligations have been paid and satisfied in full. Each Guarantor agrees with the Trustee that it will from time to time deliver to the Trustee suitable acknowledgments of this continued liability hereunder and under any other instrument or instruments in such form as counsel to the Trustee may advise and as will prevent any action brought against it in respect of any default hereunder being barred by any statute of limitations now or hereafter in force and, in the event of the failure of a Guarantor so to do, it hereby irrevocably appoints the Trustee the attorney and agent of such Guarantor to make, execute and deliver such written acknowledgment or acknowledgments or other instruments as may from time to time become necessary or advisable, in the judgment of the Trustee on the advice of counsel, to fully maintain and keep in force the liability of such Guarantor hereunder.

SECTION 11.10.   Obligations Not Reduced.
                 -----------------------

          The obligations of each Guarantor hereunder shall not be satisfied, reduced or discharged solely by the payment of such principal, premium, if any, interest, fees and other monies or amounts as may at any time prior to discharge of this Indenture pursuant to Article Eight be or become owing or pay able under or by virtue of or otherwise in connection with the Notes or this Indenture.

SECTION 11.11.   Obligations Reinstated.
                 ----------------------

          The obligations of each Guarantor hereunder shall continue to be effective or shall be reinstated, as the case may be, if at any time any payment which would otherwise have reduced the obligations of any Guarantor hereunder (whether such payment shall have been made by or on behalf of the Company or by or on behalf of a Guarantor) is rescinded or reclaimed from any of the Holders upon the insolvency, bankruptcy, liquidation or reorganization of the Company or any Guarantor or otherwise, all as though such payment had not been made. If demand for, or acceleration of the time for, payment by the Company is stayed upon the insolvency, bankruptcy, liquidation or reorganization of the Company, all such Indebtedness otherwise subject to demand for payment or acceleration shall nonetheless be payable by each Guarantor as provided herein.

SECTION 11.12.   Obligations Not Affected.
                 ------------------------

          The obligations of each Guarantor hereunder shall not be affected, impaired or diminished in any way by any act, omission, matter or thing whatsoever, occurring before, upon or after any demand for payment hereunder (and whether or not known or consented to by any Guarantor or any of the Holders) which, but for this provision, might constitute a whole or partial defense to a claim against any Guarantor hereunder or might operate to release or otherwise exonerate any Guarantor from any of its obligations hereunder or otherwise affect such obligations, whether occasioned by default of any of the Holders or otherwise, including, without limitation:

          (a) any limitation of status or power, disability, incapacity or other circumstance relating to the Company or any other Person, including any insolvency, bankruptcy, liquidation, reorganization, readjustment, composition, dissolution, winding-up or other proceeding involving or affecting the Company or any other Person;

          (b) any irregularity, defect, unenforceability or invalidity in respect of any indebtedness or other obligation of the Company or any other Person under this Indenture, the Notes or any other document or instrument;

          (c) any failure of the Company, whether or not without fault on its part, to perform or comply with any of the provisions of this Indenture or the Notes, or to give notice thereof to a Guarantor;

          (d) the taking or enforcing or exercising or the refusal or neglect to take or enforce or exercise any right or remedy from or against the Company or any other Person or their respective assets or the release or discharge of any such right or remedy;

          (e) the granting of time, renewals, extensions, compromises, concessions, waivers, releases, discharges and other indulgences to the Company or any other Person;

          (f) any change in the time, manner or place of payment of, or in any other term of, any of the Notes, or any other amendment, variation, supplement, replacement or waiver of, or any consent to departure from, any of the Notes or this Indenture, including, without limitation, any increase or decrease in the principal amount of or premium, if any, or interest on any of the Notes;

          (g) any change in the ownership, control, name, objects, businesses, assets, capital structure or constitution of the Company or a Guarantor;

          (h) any merger or amalgamation of the Company or a Guarantor with any Person or Persons;

          (i) the occurrence of any change in the laws, rules, regulations or ordinances of any jurisdiction by any present or future action of any governmental authority or court amending, varying, reducing or otherwise affecting, or purporting to amend, vary, reduce or otherwise affect, any of the Obligations or the obligations of a Guarantor under its Guarantee; and

          (j) any other circumstance, including release of the Guarantor pursuant to Section 11.04 (other than by complete, irrevocable payment) that might otherwise constitute a legal or equitable discharge or defense of the Company under this Indenture or the Notes or of a Guarantor in respect of its Guarantee hereunder.

SECTION 11.13.   Waiver.
                 ------

          Without in any way limiting the provisions of Section 11.01 hereof, each Guarantor hereby waives notice of acceptance hereof, notice of any liability of any Guarantor hereunder, notice or proof of reliance by the Holders upon the obligations of any Guarantor hereunder, and diligence, presentment, demand for payment on the Company, protest, notice of dishonor or non-payment of any of the Obligations, or other notice or formalities to the Company or any Guarantor of any kind whatsoever.

SECTION 11.14.   No Obligation To Take Action Against the Company.
                 ------------------------------------------------

          Neither the Trustee nor any other Person shall have any obligation to enforce or exhaust any rights or remedies or to take any other steps under any security for the Obligations or against the Company or any other Person or any property of the Company or any other Person before the Trustee is entitled to demand payment and performance by any or all Guarantors of their liabilities and obligations under their Guarantees or under this Indenture.

SECTION 11.15.   Dealing with the Company and Others.
                 -----------------------------------

          The Holders, without releasing, discharging, limiting or otherwise affecting in whole or in part the obligations and liabilities of any Guarantor hereunder and without the consent of or notice to any Guarantor, may

          (a) grant time, renewals, extensions, compromises, concessions, waivers, releases, discharges and other indulgences to the Company or any other Person;

          (b) take or abstain from taking security or collateral from the Company or from perfecting security or collateral of the Company;

          (c)  accept compromises or arrangements from the Company;

          (d) apply all monies at any time received from the Company or from any security upon such part of the Obligations as the Holders may see fit or change any such application in whole or in part from time to time as the Holders may see fit; and

          (e) otherwise deal with, or waive or modify their right to deal with, the Company and all other Persons and any security as the Holders or the Trustee may see fit.

SECTION 11.16.   Default and Enforcement.
                 -----------------------

          If any Guarantor fails to pay in accordance with Section 11.06 hereof, the Trustee may proceed in its name as trustee hereunder in the enforcement of the Guarantee of any such Guarantor and such Guarantor's obligations thereunder and hereunder by any remedy provided by law, whether by legal proceedings or otherwise, and to recover from such Guarantor the obligations.

SECTION 11.17.   Amendment, Etc.
                 --------------

          No amendment, modification or waiver of any provision of this Indenture relating to any Guarantor or consent to any departure by any Guarantor or any other Person from any such provision will in any event be effective unless it is signed by such Guarantor and the Trustee.

SECTION 11.18.   Acknowledgment.
                 --------------

          Each Guarantor hereby acknowledges communication of the terms of this Indenture and the Notes and consents to and approves of the same.

SECTION 11.19.   Costs and Expenses.
                 ------------------

          Each Guarantor shall pay on demand by the Trustee any and all costs, fees and expenses (including, without limitation, legal fees on a solicitor and client basis) incurred by the Trustee, its agents, advisors and counsel or any of the Holders in enforcing any of their rights under any Guarantee.

SECTION 11.20.   No Merger or Waiver; Cumulative Remedies.
                 ----------------------------------------

          No Guarantee shall operate by way of merger of any of the obligations of a Guarantor under any other agreement, including, without limitation, this Indenture. No failure to exercise and no delay in exercising, on the part of the Trustee or the Holders, any right, remedy, power or privilege hereunder or under this Indenture or the Notes, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder or under this Indenture or the Notes preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges in the Guarantee and under this Indenture, the Notes and any other document or instrument between a Guarantor and/or the Company and the Trustee are cumulative and not exclusive of any rights, remedies, powers and privilege provided by law.

SECTION 11.21.   Survival of Obligations.
                 -----------------------

          Without prejudice to the survival of any of the other obligations of each Guarantor hereunder, the obligations of each Guarantor under Section 11.01 shall survive the payment in full of the Obligations and shall be enforceable against such Guarantor without regard to and without giving effect to any defense, right of offset or counterclaim available to or which may be asserted by the Company or any Guarantor.

SECTION 11.22.   Guarantee in Addition to Other Obligations.
                 ------------------------------------------

          The obligations of each Guarantor under its Guarantee and this Indenture are in addition to and not in substitution for any other obligations to the Trustee or to any of the Holders in relation to this Indenture or the Notes and any guarantees or security at any time held by or for the benefit of any of them.

SECTION 11.23.   Severability.
                 ------------

          Any provision of this Article Eleven which is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction unless its removal would substantially defeat the basic intent, spirit and purpose of this Indenture and this Article Eleven.

SECTION 11.24.   Successors and Assigns.
                 ----------------------

          Each Guarantee shall be binding upon and inure to the benefit of each Guarantor and the Trustee and the other Holders and their respective successors and permitted assigns, except that no Guarantor may assign any of its obligations hereunder or thereunder.


                                ARTICLE TWELVE

                          SUBORDINATION OF GUARANTEE


SECTION 12.01.   Guarantee Obligations Subordinated to Guarantor Senior Debt.
                 -----------------------------------------------------------

          Anything herein to the contrary notwithstanding, each of the Guarantors, for itself and its successors, and each Holder, by his or her acceptance of Guarantees, agrees that the payment of all Obligations owing to the Holders in respect of its Guarantee (collectively, as to any Guarantor, its "Guarantee Obligations") is subordinated, to the extent and in the manner provided in this Article Twelve, to the prior payment in full in cash, Cash Equivalents or Foreign Cash Equivalents, or such payment duly provided for to the satisfaction of the holders of Guarantor Senior Debt, of all Obligations on Guarantor Senior Debt of such Guarantor, including without limitation, the Guarantors' obligations under the Credit Facilities.

          This Article Twelve shall constitute a continuing offer to all Persons who become holders of, or continue to hold, Guarantor Senior Debt, and such provisions are made for the benefit of the holders of Guarantor Senior Debt and such holders are made obligees hereunder and any one or more of them may enforce such provisions.

SECTION 12.02. Suspension of Guarantee Obligations When Guarantor Senior Debt Is in Default.
                 --------------------------------------------------------------

          (a) Unless Section 12.03 shall be applicable, upon (1) the occurrence of a Payment Default with respect to any Designated Senior Debt of a Guarantor or guaranteed by a Guarantor (which Designated Senior Debt or guarantee, as the case may be, constitutes Guarantor Senior Debt of such Guarantor) and (2) receipt by the Trustee, the Company and such Guarantor from a Representative of written notice of such occurrence, then no payment (other than payments previously made pursuant to Article Eight) or distribution of any assets of such Guarantor of any kind or character shall be made by or on behalf of such Guarantor or any other Person on its behalf on account of any Obligations under the Notes or on account of the purchase, redemption or other acquisition of Notes for cash or property or otherwise (except that Holders may receive (i) Permitted Junior Securities and (ii) payments made from the trusts described in Section 8.01) until such Payment Default shall have been cured or waived or shall have ceased to exist or such Guarantor Senior Debt shall have been discharged or paid in full in cash, Cash Equivalents or Foreign Cash Equivalents, or such payment duly provided for to the satisfaction of the holders of Guarantor Senior Debt, after which such Guarantor shall resume making any and all required payments in respect of its obligations under this Guarantee, including any missed payments.

          (b) Unless Section 12.03 shall be applicable upon (1) the occurrence of any event of default (other than a Payment Default) with respect to any Designated Senior Debt of a Guarantor (as such event of default is defined in the instrument creating or evidencing such Designated Senior Debt of a Guarantor) and (2) the earlier of (i) receipt by the Trustee, the Company and such Guarantor from a Representative of written notice of such occurrence stating that such notice is a "Payment Blockage Notice" pursuant to this Section
12.02 or (ii) if such Non-payment Default results from the acceleration of the Securities, the date of the acceleration of the Securities, no payment (other than payments previously made pursuant to Article Eight hereof) or distribution of any assets of such Guarantor of any kind or character shall be made by on or behalf of such Guarantor or any other Person on its or their behalf on account of principal, premium, if any, or interest on the Notes or on account of the purchase, redemption or other acquisition of Notes for cash or property or otherwise (except that Holders may receive (i) Permitted Junior Securities and
(ii) payments made from the trusts described in Section 8.01) for a period

(the "Guarantor Payment Blockage Period") commencing on the date of receipt by the Trustee of such notice or the date of the acceleration referred to in clause
(ii) above, as the case may be, unless and until the earlier to occur of the following events: (w) 180 days shall have elapsed since receipt of such written notice by the Trustee or the date of the acceleration of the Notes, as the case may be (provided no Designated Senior Debt of a Guarantor shall theretofore have been accelerated), (x) such Non-payment Default shall have been cured or waived or shall have ceased to exist, (y) such Designated Senior Debt shall have been discharged or paid in full in cash, Cash Equivalents or Foreign Cash Equivalents, or such payment duly provided for to the satisfaction of the holders of such Designated Senior Debt of a Guarantor or (z) such Guarantor Payment Blockage Period shall have been terminated by written notice to the Trustee from the Representative initiating Guarantor Payment Blockage Period, or the holders of at least a majority in principal amount of such issue of Guarantor Senior Debt, after which, in the case of clause (w), (x), (y) or (z), such Guarantor shall resume making any and all required payments in respect of its obligations under its Guarantee, including any missed payments. Notwithstanding anything herein to the contrary, (x) in no event will a Guarantor Payment Blockage Period or successive Guarantor Payment Blockage Periods with respect to the same payment on a Guarantee extend beyond 180 days from the date the payment on a Guarantee was due and (y) only one such Guarantor Payment Blockage Period may be commenced within any 360 consecutive days. For all purposes of this Section 12.02(b), no event of default which existed or was continuing on the date of the commencement of any Guarantor Payment Blockage Period with respect to the Designated Senior Debt of a Guarantor initiating such Guarantor Payment Blockage Period shall be, or be made, the basis for the commencement of a second Guarantor Payment Blockage Period by the holders or by the agent or other representative of such Designated Senior Debt of a Guarantor whether or not within a period of 360 consecutive days, unless such event of default shall have been cured or waived for a period of not less than 90 consecutive days (it being acknowledged that any subsequent action, or any breach of any financial covenants for a period commencing after the date of commencement of such Guarantor Payment Blockage Period that, in either case, would give rise to an event of default pursuant to any provisions under which an event of default previously existed or was continuing shall constitute a new event of default for this purpose).

          (c) In the event that, notwithstanding the foregoing, a Guarantor shall have made payment to the Trustee or directly to the Holder of any Note prohibited by the foregoing provisions of this Section 12.02, then and in such event such payment shall be segregated from other funds and held in trust by the Trustee or such Holder or Paying Agent for the benefit of, and shall immediately be paid over to, the holders of Designated Senior Debt of a Guarantor or to the Representatives or as a court of competent jurisdiction shall direct.

SECTION 12.03. Guarantee Obligations Subordinated to Prior Payment of All Guarantor Senior Debt on Dissolution, Liquidation or Reorganization of Such Subsidiary Guarantor.
                 ----------------------------------------------------------

          Upon any payment or distribution of assets of any Guarantor of any kind or character, whether in cash, property or securities to creditors upon any liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors or marshaling of assets of such Guarantor, whether voluntary or involuntary, or in a bankruptcy, reorganization, insolvency, receivership or other similar proceeding relating to any Guarantor or its property, whether voluntary or involuntary, but excluding any liquidation or dissolution of a Guarantor into the Company or into another Guarantor:

          (a) the holders of all Guarantor Senior Debt of such Guarantor shall first be entitled to receive payments in full in cash, Cash Equivalents or Foreign Cash Equivalents, or such payment duly provided for to the satisfaction of the holders of Guarantor Senior Debt, of all amounts payable under Guarantor Senior Debt before the Holders will be entitled to receive any payment or distribution of any kind or character on account of the Guaran-tee of such Guarantor, and until all Obligations with respect to the Guarantor Senior Debt are paid in full in cash, Cash Equivalents or Foreign Cash Equivalents, or such payment duly provided for to the satisfaction of the holders of Guarantor Senior Debt, any distribution to which the Holders would be entitled shall be made to the holders of Guarantor Senior Debt of such Guarantor;

          (b) any payment or distribution of assets of such Guarantor of any kind or character, whether in cash, property or securities, to which the Holders or the Trustee on behalf of the Holders would be entitled except for the provisions of this Article Twelve shall be paid by the liquidating trustee or agent or other Person making such a payment or distribution, directly to the holders of Guarantor Senior Debt of such Guarantor or their representatives, ratably according to the respective amounts of such Guarantor Senior Debt remaining unpaid held or represented by each, until all such Guarantor Senior Debt remaining unpaid shall have been paid in full in cash, Cash Equivalents or Foreign Cash Equivalents, or such payment duly provided for to the satisfaction of the holders of Guarantor Senior Debt, after giving effect to any concurrent payment or distribution to the holders of such Guarantor Senior Debt;

          (c) in the event that, notwithstanding the foregoing, any payment or distribution of assets of such Guarantor of any kind or character, whether such payment shall be in cash, property or securities, and such Guarantor shall have made payment to the Trustee or directly to the Holders or any Paying Agent in respect of payment of the Guarantees before all Guarantor Senior Debt of such Guarantor is paid in full in cash, Cash Equivalents or Foreign Cash Equivalents, or such payment duly provided for to the satisfaction of the holders of Guarantor Senior Debt, such payment or distribution (subject to the provisions of Sections 12.06 and 12.07) shall be received, segregated from other funds, and held in trust by the Trustee or such Holder or Paying Agent for the benefit of, and shall imme-diately be paid over by the Trustee (if the notice required by Section
     12.06 has been received by the Trustee) or by the Holder to, the holders of such Guarantor Senior Debt or their representatives, ratably according to the respective amounts of such Guarantor Senior Debt held or represented by each, until all such Guarantor Senior Debt remaining unpaid shall have been paid in full in cash, Cash Equivalents or Foreign Cash Equivalents, or such payment duly provided for to the satisfaction of the holders of Guarantor Senior Debt, after giving effect to any concurrent payment or distribution to the holders of Guarantor Senior Debt.

          Each Guarantor shall give prompt notice to the Trustee prior to any dissolution, winding up, total or partial liquidation or total or reorganization (including, without limitation, in bankruptcy, insolvency, or receivership proceedings or upon any assignment for the benefit of creditors or any other marshaling of such Guarantor's assets and liabilities).

SECTION 12.04. Holders of Guarantee Obligations To Be Subrogated to Rights of Holders of Guarantor Senior Debt.
                 --------------------------------------------------------------

          Subject to the payment in full in cash, Cash Equivalents or Foreign Cash Equivalents, or such payment duly provided for to the satisfaction of the holders of Guarantor Senior Debt, of all Guarantor Senior Debt, the Holders of Guarantee Obligations of a Guarantor shall be subrogated to the rights of the holders of Guarantor Senior Debt of such Guarantor to receive payments or distributions of assets of such Guarantor applicable to such Guarantor Senior Debt until all amounts owing on or in respect of the Guarantee Obligations shall be paid in full in cash, Cash Equivalents or Foreign Cash Equivalents, and for the purpose of such subrogation no payments or distributions to the holders of such Guarantor Senior Debt by or on behalf of such Guarantor, or by or on behalf of the Holders by virtue of this Article Twelve, which otherwise would have been made to the Holders shall, as between such Guarantor and the Holders, be deemed to be payment by such Guarantor to or on account of such Guarantor Senior Debt, it being understood that the provisions of this Article Twelve are and are intended solely for the purpose of defining the relative rights of the Holders, on the one hand, and the holders of such Guarantor Senior Debt, on the other hand.

          If any payment or distribution to which the Holders would otherwise have been entitled but for the provisions of this Article Twelve shall have been applied, pursuant to the provisions of this Article Twelve, to the payment of all amounts payable under such Guarantor Senior Debt, then the Holders shall be entitled to receive from the holders of such Guarantor Senior Debt any such payments or distributions received by such holders of such Guarantor Senior Debt in excess of the amount sufficient to pay all amounts payable under or in respect of such Guarantor Senior Debt in full in cash, Cash Equivalents or Foreign Cash Equivalents, or such payment duly provided for to the satisfaction of the holders of Guarantor Senior Debt.

          Each Holder by purchasing or accepting a Note waives any and all notice of the creation, modification, renewal, extension or accrual of any Guarantor Senior Debt of the Guarantors and notice of or proof of reliance by any holder or owner of Guarantor Senior Debt of the Guarantors upon this Article Twelve and the Guarantor Senior Debt of the Guarantors shall conclusively be deemed to have been created, contracted or incurred in reliance upon this Article Twelve, and all dealings between the Guarantors and the holders and owners of the Guarantor Senior Debt of the Guarantors shall be deemed to have been consummated in reliance upon this Article Twelve.

SECTION 12.05.  Obligations of the Guarantors Unconditional.
                -------------------------------------------

          Nothing contained in this Article Twelve or elsewhere in this Indenture or in the Guarantees is intended to or shall impair, as between the Guarantors and the Holders, the obligation of the Guarantors, which is absolute and unconditional, to pay to the Holders all amounts due and payable under the Guarantees as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders and creditors of the Guarantors other than the holders of the Guarantor Senior Debt, nor shall anything herein or therein prevent the Trustee or any Holder from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article Twelve, of the holders of Guarantor Senior Debt in respect of cash, property or securities of the Guarantors received upon the exercise of any such remedy. Upon any payment or distribution of assets of any Guarantor referred to in this Article Twelve, the Trustee, subject to the provisions of Sections 7.01 and 7.02, and the Holders shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which any liquidation, dissolution, winding up or reorganization proceedings are pending, or a certificate of the receiver, trustee in bankruptcy, liquidating trustee or agent or other Person making any payment or distribution to the Trustee or to the Holders for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of Guarantor Senior Debt and other Indebtedness of any Guarantor, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article Twelve. Nothing in this Article Twelve shall apply to the claims of, or payments to, the Trustee under or pursuant to
Section 7.07. The Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing himself or itself to be a holder of any Guarantor Senior Debt (or a trustee on behalf of, or other representative of, such holder) to establish that such notice has been given by a holder of such Guarantor Senior Debt or a trustee or representative on behalf of any such holder.

          In the event that the Trustee determines in good faith that any evidence is required with respect to the right of any Person as a holder of Guarantor Senior Debt to participate in any payment or distribution pursuant to this Article Twelve, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Guarantor Senior Debt held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article Twelve, and if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

SECTION 12.06. Trustee Entitled To Assume Payments Not Prohibited in Absence of Notice.
                ----------------------------------------------------------------

          The Trustee shall not at any time be charged with knowledge of the existence of any facts that would prohibit the making of any payment to or by the Trustee unless and until the Trustee or any Paying Agent shall have received notice thereof from the Company or any Guarantor or from one or more holders of Guarantor Senior Debt or from any Representative therefor and, prior to the receipt of any such notice, the Trustee, subject to the provisions of Sections
7.01 and 7.02, shall be entitled in all respects conclusively to assume that no such fact exists.

SECTION 12.07.  Application by Trustee of Assets Deposited with It.
                --------------------------------------------------

          U.S. Legal Tender, U.S. Government Obligations, Euros or Euro Obligations deposited in trust with the Trustee pursuant to and in accordance with Sections 8.01 and 8.02 shall be for the sole benefit of Holders of the Notes and, to the extent allocated for the payment of Notes, shall not be subject to the subordination provisions of this Article Twelve. Otherwise, any deposit of assets or securities by or on behalf of a Guarantor with the Trustee or any Paying Agent (whether or not in trust) for payment of the Guarantees shall be subject to the provisions of this Article Twelve; provided, however,
                                                           --------  -------
that if prior to the second Business Day preceding the date on which by the terms of this Indenture any such assets may become distributable for any purpose (including, without limitation, the payment of either principal of or interest on any Note) the Trustee or such Paying Agent shall not have received with respect to such assets the notice provided for in Section 12.06, then the Trustee or such Paying Agent shall have full power and authority to receive such assets and to apply the same to the purpose for which they were received, and shall not be affected by any notice to the contrary received by it on or after such date. The foregoing shall not apply to the Paying Agent if the Company or any Subsidiary or Affiliate of the Company is acting as Paying Agent. Nothing contained in this Section 12.07 shall limit the right of the holders of Guarantor Senior Debt to recover payments as contemplated by this Article Twelve.

SECTION 12.08.  No Waiver of Subordination Provisions.
                -------------------------------------

          (a) No right of any present or future holder of any Guarantor Senior Debt to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of any Guarantor or by any act or failure to act, by any such holder, or by any non-compliance by any Guarantor with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof any such holder may have or be otherwise charged with.

          (b) Without limiting the generality of subsection (a) of this Section 12.08, the holders of Guarantor Senior Debt may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders of the Securities, without incurring responsibility to the Holders of the Notes and without impairing or releasing the subordination provided in this Article Twelve or the obligations hereunder of the Holders of the Notes to the holders of Guarantor Senior Debt, do any one or more of the following: (1) change the manner, place, terms or time of payment of, or renew or alter, Guarantor Senior Debt or any instrument evidencing the same or any agreement under which Guarantor Senior Debt is outstanding; (2) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Guarantor Senior Debt; (3) release any Person liable in any manner for the collection or payment of Guarantor Senior Debt; and (4) exercise or refrain from exercising any rights against the Guarantors and any other Person.

SECTION 12.09. Holders Authorize Trustee To Effectuate Subordination of Guarantee Obligations.
                --------------------------------------------------------

          Each Holder of the Guarantee Obligations by his acceptance thereof authorizes and expressly directs the Trustee on his behalf to take such action as may be necessary or appropriate to effect the subordination provisions contained in this Article Twelve, and appoints the Trustee his attorney-in-fact for such purpose, including, in the event of any liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors or marshaling of assets of any Guarantor tending towards liquidation or reorganization of the business and assets of any Guarantor, the immediate filing of a claim for the unpaid balance under its or his Guarantee Obligations in the form required in said proceedings and cause said claim to be approved. If the Trustee does not file a proper claim or proof of debt in the form required in such proceeding prior to 30 days before the expiration of the time to file such claim or claims, then any of the holders of the Guarantor Senior Debt or their Representative is hereby authorized to file an appropriate claim for and on behalf of the Holders of said Guarantee Obligations. Nothing herein contained shall be deemed to authorize the Trustee or the holders of Guarantor Senior Debt or their Representative to authorize or consent to or accept or adopt on behalf of any holder of Guarantee Obligations any plan of reorganization, arrangement, adjustment or composition affecting the Guarantee Obligations or the rights of any Holder thereof, or to authorize the Trustee or the holders of Guarantor Senior Debt or their Representative to vote in respect of the claim of any holder of Guarantee Obligations in any such proceeding.

SECTION 12.10.  Right of Trustee To Hold Guarantor Senior Indebtedness.
                ------------------------------------------------------

          The Trustee shall be entitled to all of the rights set forth in this Article Twelve in respect of any Guarantor Senior Debt at any time held by it to the same extent as any other holder of Guarantor Senior Debt, and nothing in this Indenture shall be construed to deprive the Trustee of any of its rights as such holder.

SECTION 12.11.  No Suspension of Remedies.
                -------------------------

          The failure to make a payment in respect of the Guarantees by reason of any provision of this Article Twelve shall not be construed as preventing the occurrence of a Default or an Event of Default under Section 6.01.

          Nothing contained in this Article Twelve shall limit the right of the Trustee or the Holders of Notes to take any action to accelerate the maturity of the Notes pursuant to Article Six or to pursue any rights or remedies hereunder or under applicable law, subject to the rights, if any, under this Article Twelve of the holders, from time to time, of Guarantor Senior Debt.

SECTION 12.12.  No Fiduciary Duty of Trustee to Holders of Guarantor Senior
                Debt.
                -----------------------------------------------------------

          The Trustee shall not be deemed to owe any fiduciary duty to the holders of Guarantor Senior Debt, and it undertakes to perform or observe such of its covenants and obligations as are specifically set forth in this Article Twelve, and no implied covenants or obligations with respect to the Guarantor Senior Debt shall be read into this Indenture against the Trustee. The Trustee shall not be liable to any such holders (other than for its willful misconduct or gross negligence) if it shall pay over or deliver to the holders of Guarantee Obligations or the Guarantors or any other Person, money or assets in compliance with the terms of this Indenture. Nothing in this Section 12.12 shall affect the obligation of any Person other than the Trustee to hold such payment for the benefit of, and to pay such payment over to, the holders of Guarantor Senior Debt or their Representative.

                               ARTICLE THIRTEEN

                                 MISCELLANEOUS


SECTION 13.01.  TIA Controls.
                ------------

          If any provision of this Indenture limits, qualifies, or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control. If any provision of this Indenture modifies or excludes any provision of the TIA that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or excluded, as the case may be.

SECTION 13.02.  Notices.
                -------

          Any notices or other communications required or permitted hereunder shall be in writing, and shall be sufficiently given if made by hand delivery, by telex, by telecopier or registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

          if to the Company or any Guarantor:

          HUNTSMAN INTERNATIONAL LLC
          500 Huntsman Way
          Salt Lake City, Utah  84108

          Attention:  Office of General Counsel

          with a copy to:

          Skadden, Arps, Slate, Meagher & Flom
          4 Times Square
          New York, NY  10036

          Attention:  Phyllis Korff

          if to the Trustee:

          The Bank of New York
          48th Floor
          One Canada Square
          London E14 5 AL, United Kingdom
          Attention:  Corporate Trust Services

          The Company, the Guarantors and the Trustee by written notice to each other may designate additional or different addresses for notices. Any notice or communication to the Company, the Guarantors or the Trustee shall be deemed to have been given when received.

          As long as the Securities are listed on the Luxembourg Stock Exchange and notice is required by the rules of the Luxembourg Stock Exchange, such notice shall be sufficiently given by publication of such notice to Holders of the Securities in English in a leading newspaper having general circulation in Luxembourg (which is expected to be the Luxembourg Wort) or, if such publication is not practicable, in one other leading English language daily newspaper with general circulation in Europe, such newspaper being published on each business day in morning editions, whether or not it shall be published in Saturday, Sunday or holiday editions.

          Any notice or communication mailed to a Holder shall be mailed to him by first class mail or other equivalent means at his address as it appears on the registration books of the Registrar and shall be sufficiently given to him if so mailed within the time prescribed.

          Failure to mail a notice or communication to a Noteholder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

SECTION 13.03.  Communications by Holders with Other Holders.
                --------------------------------------------

          Holders may communicate pursuant to TIA (S) 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and any other Person shall have the protection of TIA (S) 312(c).

SECTION 13.04.  Certificate and Opinion as to Conditions Precedent.
                --------------------------------------------------

          Upon any request or application by the Company or the Guarantors to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

          (1) an Officers' Certificate, in form and substance satisfactory to the Trustee, stating that, in the opinion of the signers, all conditions precedent to be performed by the Company, if any, provided for in this Indenture relating to the proposed action have been complied with; and

          (2) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent to be performed by the Company, if any, provided for in this Indenture relating to the proposed action have been complied with.

SECTION 13.05.  Statements Required in Certificate or Opinion.
                ---------------------------------------------

          Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture, other than the Officers' Certificate required by Section 4.07, shall include:

          (1) a statement that the Person making such certificate or opinion has read such covenant or condition;

          (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (3) a statement that, in the opinion of such Person, he has made such examination or investigation as is reasonably necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (4) a statement as to whether or not, in the opinion of each such Person, such condition or covenant has been complied with.

 SECTION 13.06.  Rules by Trustee, Paying Agent, Registrar.
                 -----------------------------------------

          The Trustee may make reasonable rules in accordance with the Trustee's customary practices for action by or at a meeting of Holders. The Paying Agent or Registrar may make reasonable rules for its functions.

SECTION 13.07.  Legal Holidays.
                --------------

          A "Legal Holiday" used with respect to a particular place of payment is a Saturday, a Sunday or a day on which banking institutions in New York, London, Salt Lake City, Utah or at such place of payment are not required to be open. If a payment date is a Legal Holiday at such place, payment may be made at such place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

SECTION 13.08.  Governing Law.
                -------------

          THIS INDENTURE, THE NOTES AND THE GUARANTEES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAWS TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY. Each of the parties hereto agrees to submit to the jurisdiction of the courts of the State of New York in any action or proceeding arising out of or relating to this Indenture or the Notes.

SECTION 13.09.  No Adverse Interpretation of Other Agreements.
                ---------------------------------------------

          This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or any of its

Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 13.10.  No Recourse Against Others.
                --------------------------

          A past, present or future director, officer, member, manager, employee, stockholder or incorporator, as such, of the Company or any Guarantor shall not have any liability for any obligations of the Company or any Guarantor under the Notes, the Guarantees or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creations. Each Holder by accepting a Note waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of the Notes.

SECTION 13.11.  Successors.
                ----------

          All agreements of the Company in this Indenture and the Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

SECTION 13.12.  Duplicate Originals.
                -------------------

          All parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together shall represent the same agreement.

SECTION 13.13.  Severability.
                ------------

          In case any one or more of the provisions in this Indenture or in the Notes shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

SECTION 13.14.  Independence of Covenants.
                -------------------------

          All covenants and agreements in this Indenture and the Notes shall be given independent effect so that if any par-ticular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or otherwise be within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.

                 [Remainder of Page Intentionally Left Blank]

                                   SIGNATURES
                                   ----------


          IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the date first written above.

                                        HUNTSMAN INTERNATIONAL LLC



                                        By:____________________________
                                             Name:
                                             Title:


                                        GUARANTORS:


                                        EUROFUELS LLC



                                        By:____________________________
                                             Name:
                                             Title:

                                        EUROSTAR INDUSTRIES LLC



                                        By:______________________________
                                             Name:
                                             Title:

                                        HUNTSMAN EA HOLDINGS LLC



                                        By:______________________________
                                             Name:
                                             Title:

                                        HUNTSMAN ETYLENEAMINES LTD.,
                                        by its following General Partner:
                                        Huntsman EA Holdings LLC


                                        By:______________________________
                                             Name:
                                             Title:

                                        HUNTSMAN INTERNATIONAL FINANCIAL LLC



                                        By:______________________________
                                             Name:
                                             Title:

                                        HUNTSMAN INTERNATIONAL FUELS, L.P.,
                                        by its following General Partner:
                                        Eurofuels LLC


                                        By:______________________________
                                             Name:
                                             Title:

                                        HUNTSMAN PROPYLENE OXIDE HOLDINGS LLC



                                        By:______________________________
                                             Name:
                                             Title:

                                        HUNTSMAN PROPYLENE OXIDE LTD.,
                                        by its following General Partner:
                                        Huntsman Propylene Oxide Holdings LLC


                                        By:______________________________
                                             Name:
                                             Title:

                                        HUNTSMAN TEXAS HOLDINGS LLC

                                        By:______________________________
                                             Name:
                                             Title:

Executed as a Deed by, for and          TIOXIDE AMERICAS INC.
on behalf of in the presence of
                                        By:___________________________
--------------------------------
Witness                                      Name:
                                             Title

                                        TIOXIDE GROUP


                                        By:______________________________
                                             Name:
                                             Title:

                                        THE BANK OF NEW YORK,   as Trustee



                                        By:_______________________________
                                             Name:
                                             Title:

                                                                     EXHIBIT A-1
                                                                     -----------


                        [FORM OF RESTRICTED DOLLAR NOTE]

          THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS AN "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a)(1), (2), (3), OR (7) UNDER THE SECURITIES ACT) (AN "ACCREDITED INVESTOR") OR (C) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE ISSUER THEREOF OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) INSIDE THE UNITED STATES TO AN ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES (OR HAS FURNISHED ON ITS BEHALF BY A U.S. BROKER-DEALER) TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS SECURITY (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE FOR THIS SECURITY), (D) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND IN CONNECTION WITH ANY TRANSFER OF THIS SECURITY WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY, IF THE PROPOSED TRANSFEREE IS AN ACCREDITED INVESTOR, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE AND THE ISSUER SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS EITHER

                                     A-1-1

OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANING GIVEN TO THEM BY REGULATIONS S UNDER THE SECURITIES ACT.

                                     A-1-2

                           HUNTSMAN INTERNATIONAL LLC

                   10 1/8% Senior Subordinated Note due 2009

No.                                                                   $[      ]
CUSIP

          HUNTSMAN INTERNATIONAL LLC, a Delaware limited liability company (the "Company"), for value received, promises to pay to CEDE & CO. or registered
assigns, the principal sum of            , on July 1, 2009.

          Interest Payment Dates:  January 1 and July 1

          Record Dates:  December 15 and June 15

          Reference is made to the further provisions of this Note contained herein, which will for all purposes have the same effect as if set forth at this place.

                                     A-1-3

          IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officer.

Dated:                             HUNTSMAN INTERNATIONAL LLC



                                   By:_______________________________________
                                        Name:
                                        Title:


Trustee's Certificate of Authentication

          This is one of the 10 1/8% Senior Subordinated Notes due 2009 referred to in the within-mentioned Indenture.

Dated:

                                   The Bank of New York, as Trustee



                                   By:_______________________________________
                                        Authorized Signature

                                     A-1-4

                               (REVERSE OF NOTE)

                   10 1/8% Senior Subordinated Note due 2009


          1.   Interest.  HUNTSMAN INTERNATIONAL LLC, a Delaware limited
               --------
liability company (the "Company"), promises to pay interest on the principal amount of this Note at the rate per annum shown above. Interest on the Notes will accrue from the most recent date on which interest has been paid or, if no interest has been paid, from ______________. The Company will pay interest semi-annually in arrears on each January 1 and July 1 (each, an "Interest Payment Date") and at stated maturity, commencing on _____________. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

          The Company shall pay interest on overdue principal and on overdue installments of interest from time to time on demand at the rate borne by the Notes and on overdue installments of interest (without regard to any applicable grace periods) to the extent lawful.

          2.   Method of Payment.  The Company shall pay interest on the Notes
               -----------------
(except defaulted interest) to the Persons who are the registered Holders at the close of business on the Record Date immediately preceding the Interest Payment Date even if the Notes are cancelled on registration of transfer or registration of exchange after such Record Date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Company shall pay principal, premium and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts ("U.S. Legal Tender"). However, the Company may pay principal, premium and interest by its check payable in such U.S. Legal Tender. The Company may deliver any such interest payment to the Paying Agent or to a Holder at the Holder's registered address.

          3.   Paying Agent and Registrar.  Initially, The Bank of New York (the
               --------------------------
"Trustee") will act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co-Registrar without notice to the Holders. The Company or any

                                     A-1-5
of its Subsidiaries may, subject to certain exceptions, act as Registrar or co-Registrar.

          4.   Indenture.  The Company issued the Notes under an Indenture,
               ---------
dated as of March 13, 2001 (the "Indenture"), among the Company, each of the Guarantors named therein and the Trustee. This Note is one of a duly authorized issue of Notes of the Company designated as its dollar denominated 10 1/8% Senior Subordinated Notes due 2009. The Company shall be entitled to issue Additional Notes pursuant to Section 2.18 of the Indenture. The Initial Notes, any Additional Notes and any Exchange Notes issued in accordance with the Indenture are treated as a single class of securities under the Indenture unless otherwise specified in the Indenture. Capitalized terms used herein shall have the meanings assigned to them in the Indenture unless otherwise defined herein. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C.
(S)(S) 77aaa-77bbbb) (the "TIA"), as in effect on the date of the Indenture. Notwithstanding anything to the contrary herein, the Notes are subject to all such terms, and Holders of Notes are referred to the Indenture and the TIA for a statement of them. The Notes are senior subordinated unsecured obligations of the Company.

          5.   Optional Redemption.  (a) The Notes will be redeemable, at the
               -------------------
Company's option, in whole at any time or in part from time to time, on and after July 1, 2004, upon not less than 30 nor more than 60 days' notice, at the following redemption prices (expressed as percentages of the principal amount thereof) if redeemed during the twelve-month period commencing on July 1 of the year set forth below, plus, in each case, accrued and unpaid interest thereon, if any, to the date of redemption:

                       Year                      Percentage
                       ----                      ----------

                       2004                      105.063%
                       2005                      103.375%
                       2006                      101.688%

                                     A-1-6

                       2007 and thereafter       100.000%

          (b) At any time, or from time to time, on or prior to July 1, 2002, the Company may, at its option, use the net cash proceeds of one or more Equity Offerings (as defined below) to redeem up to 35% of the aggregate principal amount of Notes (including the original principal amount of any Additional Notes) originally issued at a redemption price equal to 110.125% of the principal amount thereof plus accrued and unpaid interest thereon, if any, to the date of redemption; provided, however, that at least 65% of the aggregate
                        --------  -------
principal amount of the Dollar Notes and Euro Notes originally issued (including the original principal amount of any Additional Notes) remain outstanding immediately after any such redemption. In order to effect the foregoing redemption with the proceeds of any Equity Offering, the Company shall make such redemption not more than 120 days after the consummation of any such Equity Offering.

          As used in the preceding paragraph, "Equity Offering" means any sale of Qualified Capital Stock of the Company or any capital contribution to the equity of the Company.

          (c) At any time on or prior to July 1, 2004, the Notes may be redeemed, in whole or in part, at the option of the Company, upon not less than 30 nor more than 60 days' notice, at a redemption price (the "Make-Whole Price") equal to the greater of (i) 100% of the principal amount thereof or (ii) as determined by an Independent Investment Banker, the present value of (A) the redemption price of such Notes at July 1, 2004 (as set forth below) plus (B) all required interest payments due on such Notes through July 1, 2004 (excluding accrued interest), discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at, in the case of the Dollar Notes, the Adjusted Treasury Rate and, in the case of the Euro Notes, the Adjusted Bund Rate, plus in each case accrued interest to the redemption date.

                                     A-1-7

          "Adjusted Bund Rate" means, with respect to any redemption date, the mid-market yield under the heading which represents the average for the immediately prior week appearing on Reuters page AABBUND01, or its successor, for the maturity corresponding to July 1, 2009 (if no maturity date is within three months before or after July 1, 2009, yields for the two published maturities most closely corresponding to July 1, 2009 shall be determined and the Bund yield shall be interpolated or extrapolated from such yields on a straight-line basis, rounding to the nearest month), plus 0.50%. The Bund Rate shall be calculated on the third Business Day preceding such redemption date.

          "Adjusted Treasury Rate" means with respect to any redemption date, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date, plus 0.50%.

          "Comparable Treasury Issue" means the United States Treasury Security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Notes that would be utilized, at the same time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Notes.

          "Comparable Treasury Price" means, with respect to any redemption date, (i) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third Business Day preceding such redemption date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated "Composite 3:30 p.m. Quotations for U.S. Government Securities" or (ii) if such release (or any successor release) is not published or does not contain such prices on such Business Day, (A) the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or (B) if the Trustee ob-

                                     A-1-8
tains fewer than three such Reference Treasury Dealer Quotations, the average of all such quotations.

          "Independent Investment Banker" means any Reference Treasury Dealer appointed by the Trustee after consultation with the Company.

          "Reference Treasury Dealer" means the U.S. affiliates of the Initial Purchasers and their respective successors; provided, however, that if any of
                                            --------  -------
the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer"), the Company shall substitute therefor another Reference Treasury Dealer.

          "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee, of the bid and asked prices of the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m. on the third Business Day preceding such redemption date.

          6.   Notice of Redemption.  Notice of redemption will be mailed at
               --------------------
least 30 days but not more than 60 days before the Redemption Date to each Holder whose Notes are to be redeemed at such Holder's registered address. Notes in denominations larger than $1,000 may be redeemed in part.

          7.   Change of Control Offer.  In the event of a Change of Control,
               -----------------------
upon the satisfaction of the conditions set forth in the Indenture, the Company shall be required to offer to repurchase all of the then outstanding Notes pursuant to a Change of Control Offer at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase. Holders of Notes that are the subject of such an offer to repurchase shall receive an offer to repurchase and may elect to have such Notes repurchased in accordance with the provisions of the Indenture pursuant to and in accordance with the terms of the Indenture.

                                     A-1-9

          8.   Limitation on Asset Sales.  Under certain circumstances set forth
               -------------------------
in Section 4.15 of the Indenture, the Company is required to apply the net proceeds from Asset Sales to offer to repurchase the Notes at a price equal to 100% of the principal amount thereof plus accrued and unpaid interest thereon, if any, to the date of repurchase.

          9.   Denominations; Transfer; Exchange.  The Notes are in fully
               ---------------------------------
registered form only, without coupons, in denominations of $1,000 and integral multiples of $1,000. A Holder shall register the transfer or exchange of Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay certain transfer taxes or similar governmental charges payable in connection therewith as permitted by the Indenture. The Registrar need not register the transfer or exchange of any Notes during a period beginning 15 days before the mailing of a redemption notice for any Notes or portions thereof selected for redemption.

          10.  Persons Deemed Owners.  The registered Holder of a Note shall be
               ---------------------
treated as the owner of it for all purposes.

          11.  Unclaimed Money.  If money for the payment of principal or
               ---------------
interest remains unclaimed for one year, the Trustee and the Paying Agent will pay the money back to the Company. After that, all liability of the Trustee and such Paying Agent with respect to such money shall cease.

          12.  Discharge Prior to Redemption or Maturity.  If the Company at any
               -----------------------------------------
time deposits with the Trustee U.S. Legal Tender or non-callable U.S. Government Obligations sufficient to pay the principal of, premium and interest on the Notes to redemption or maturity and complies with the other provisions of this Indenture relating thereto, the Company will be discharged from certain provisions of the Indenture and the Notes (including certain covenants, but excluding its obligation to pay the principal of, premium and interest on the Notes).

          13.  Amendment; Supplement; Waiver.  Subject to certain exceptions,
               -----------------------------
the Indenture or the Notes may be amended or

                                    A-1-10
supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes (including any Additional Notes), and any existing Default or Event of Default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes (including any Additional Notes). Without consent of any Holder, the parties thereto may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, defect or inconsistency, provide for uncertificated Notes in addition to or in place of certificated Notes, or comply with Article Five of the Indenture or make any other change that does not adversely affect in any material respect the rights of any Holder of a Note.

          14.  Restrictive Covenants.  The Indenture imposes certain limitations
               ---------------------
on the ability of the Company and its Subsidiaries to, among other things, incur additional Indebtedness, pay dividends or make certain other restricted payments, enter into transactions with Affiliates, create dividend or other payment restrictions affecting Restricted Subsidiaries and merge or consolidate with any other Person, sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets or adopt a plan of liquidation. Such limitations are subject to a number of important qualifications and exceptions. The Company must annually report to the Trustee on compliance with such limitations.

          15.  Successors.  When a successor assumes, in accordance with this
               ----------
Indenture, all the obligations of its predecessor under the Notes and the Indenture, the predecessor will be released from those obligations.

          16.  Defaults and Remedies.  If an Event of Default occurs and is
               ---------------------
continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes (including any Additional Notes) may declare all the Notes to be due and payable in the manner, at the time and with the effect provided in the Indenture. Holders of Notes may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee is not obligated to enforce the Indenture

                                    A-1-11
or the Notes unless it has been offered indemnity or security reasonably satisfactory to it. The Indenture permits, subject to certain limitations therein provided, Holders of a majority in aggregate principal amount of the Notes (including any Additional Notes) then outstanding to direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Notes notice of any continuing Default or Event of Default (except a Default in payment of principal or interest) if it determines in good faith that withholding notice is in their interest.

          17.  Trustee Dealings with Company.  The Trustee under the Indenture,
               -----------------------------
in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company, its Restricted and Unrestricted Subsidiaries or their respective Affiliates as if it were not the Trustee.

          18.  No Recourse Against Others.  No past, present or future
               --------------------------
stockholder, director, officer, employee or incorporator, as such, of the Company shall have any liability for any obligation of the Company under the Notes or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder of a Note by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

          19.  Authentication.  This Note shall not be valid until the Trustee
               --------------
or authenticating agent manually signs the certificate of authentication on this Note.

          20.  Governing Law.  This Note shall be governed by, and construed in
               -------------
accordance with, the laws of the State of New York without giving effect to applicable principles of conflicts of laws to the extent that the application of the laws of another jurisdiction would be required thereby.

          21.  Abbreviations and Defined Terms.  Customary abbreviations may be
               -------------------------------
used in the name of a Holder of a Note or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with

                                    A-1-12
right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

          22.  CUSIP/ISIN Numbers.  The Company has caused CUSIP and/or ISIN
               ------------------
numbers to be printed on the Notes as a convenience to the Holders of the Notes. No representation is made as to the accuracy of such numbers as printed on the Notes and reliance may be placed only on the other identification numbers printed hereon.

          23.  Registration Rights.  Pursuant to the Registration Rights
               -------------------
Agreement, the Company and the Guarantors will be obligated upon the occurrence of certain events to consummate an exchange offer pursuant to which the Holder of this Note shall have the right to exchange this Note for a 10 1/8% Senior Subordinated Note due 2009, of the Company (an "Unrestricted Note") which has been registered under the Securities Act, in like principal amount and having terms identical in all material respects as this Note. The Holders shall be entitled to receive certain additional interest payments in the event such exchange offer is not consummated and upon certain other conditions, all pursuant to and in accordance with the terms of the Registration Rights Agreement.

          24.  Indenture.  Each Holder, by accepting a Note, agrees to be bound
               ---------
by all of the terms and provisions of the Indenture, as the same may be amended from time to time. Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture.

          25.  Guarantees.  This Note will be entitled to the benefits of
               ----------
certain senior subordinated Guarantees, if any, made for the benefit of the Holders. Reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and obligations thereunder of the Guarantors, the Trustee and the Holders.

          The Company will furnish to any Holder of a Note upon written request and without charge a copy of the Indenture. Requests may be made to: HUNTSMAN INTERNATIONAL LLC,

                                    A-1-13

500 Huntsman Way, Salt Lake City, Utah 84108, Attention: Office of General Counsel.

                                    A-1-14

                             [FORM OF ASSIGNMENT]


I or we assign to

PLEASE INSERT SOCIAL SECURITY OR
OTHER IDENTIFYING NUMBER

________________________________

________________________________________________________________________________
                    (please print or type name and address)


________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints

________________________________________________________________________________
attorney to transfer the Note on the books of the Company with full power of substitution in the premises.

Dated:___________________________                 ______________________________
                                                  NOTICE:  The signature on this
                                                  assignment must correspond
                                                  with the name as it appears
                                                  upon the face of the within
                                                  Note in every particular
                                                  without alteration or
                                                  enlargement or any change
                                                  whatsoever and be guaranteed
                                                  by the endorser's bank or
                                                  broker.


Signature Guarantee: ___________________________________________________________

          In connection with any transfer of this Note occurring prior to the date which is the earlier of (i) the date of the declaration by the Commission of the effectiveness of a

                                    A-1-15
registration statement under the Securities Act of 1933, as amended (the "Securities Act") covering resales of this Note (which effectiveness shall not
have been suspended or terminated at the date of the transfer) and (ii) [     ],
2001 the undersigned confirms that it has not utilized any general solicitation or general advertising in connection with the transfer:

                                  [Check One]
                                   ---------

(1)  ___   to the Company or a subsidiary thereof; or

(2)  ___   pursuant to and in compliance with Rule 144A under the Securities Act of 1933, as amended; or

(3)  ___   to an institutional "accredited investor" (as defined in Rule
           501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended) that has furnished to the Trustee a signed letter containing certain representations and agreements (the form of which letter can be obtained from the Trustee); or

(4)  ___   outside the United States to a "foreign purchaser" in compliance with
           Rule 904 of Regulation S under the Securities Act of 1933, as amended; or

(5)  ___   pursuant to the exemption from registration provided by Rule 144 under the Securities Act of 1933, as amended; or

(6)  ___   pursuant to an effective registration statement under the Securities
           Act of 1933, as amended; or

(7)  ___   pursuant to another available exemption from the registration statement requirements of the Securities Act of 1933, as amended.

and unless the box below is checked, the undersigned confirms that such Note is not being transferred to an "affiliate" of the Company as defined in Rule 144 under the Securities Act of 1933, as amended (an "Affiliate"):

                                    A-1-16

          .    The transferee is an Affiliate of the Company.

          Unless one of the items is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered Holder thereof; provided, however, that if item
                                                 --------  -------
(3), (4), (5) or (7) is checked, the Company or the Trustee may require, prior to registering any such transfer of the Notes, in their sole discretion, such written legal opinions, certifications (including an investment letter in the case of box (3) or (4) and other information as the Trustee or the Company have reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of l933, as amended.

          If none of the foregoing items are checked, the Trustee or Registrar shall not be obligated to register this Note in the name of any person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 2.16 of the Indenture shall have been satisfied.

Dated: _______________        Signed: ________________________________
                                        (Sign exactly as name appears on the
                                        other side of this Note)

Signature Guarantee:____________________________________________________________



TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED

          The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, as amended, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has re-

                                    A-1-17
ceived such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated: _______________                       ___________________________________
                                             NOTICE:  To be executed by an
                                                      executive officer

                                    A-1-18

                      OPTION OF HOLDER TO ELECT PURCHASE


          If you want to elect to have this Note purchased by the Company pursuant to Section 4.14 or Section 4.15 of the Indenture, check the appropriate box:

Section 4.14 [      ] Section 4.15 [      ]

          If you want to elect to have only part of this Note purchased by the Company pursuant to Section 4.14 or Section 4.15 of the Indenture, state the amount: $_____________


Date:_________________                Your Signature:___________________________
                                                     (Sign exactly as your name
                                                     appears on the other side
                                                     of this Note)


Signature Guarantee:____________________________________________________________
                    Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor program reasonably acceptable to the Trustee)

                                    A-1-19

                                                                     EXHIBIT A-2
                                                                     -----------
                         [FORM OF RESTRICTED EURO NOTE]
                         ------------------------------

          THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS AN "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a)(1), (2), (3), OR (7) UNDER THE SECURITIES ACT) (AN "ACCREDITED INVESTOR") OR (C) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE ISSUER THEREOF OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) INSIDE THE UNITED STATES TO AN ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES (OR HAS FURNISHED ON ITS BEHALF BY A U.S. BROKER-DEALER) TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS SECURITY (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE FOR THIS SECURITY), (D) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND IN CONNECTION WITH ANY TRANSFER OF THIS SECURITY WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY, IF THE PROPOSED TRANSFEREE IS AN ACCREDITED INVESTOR, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE AND THE ISSUER SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS EITHER

                                     A-2-1

OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANING GIVEN TO THEM BY REGULATIONS S UNDER THE SECURITIES ACT.

                                     A-2-2

                          HUNTSMAN INTERNATIONAL LLC

                   10 1/8% Senior Subordinated Note due 2009

No.                                                                 EU[        ]

ISIN

          HUNTSMAN INTERNATIONAL LLC, a Delaware limited liability company (the
"Company"), for value received, promises to pay to                    or
registered assigns, the principal sum of        , on July 1, 2009.

          Interest Payment Dates:  January 1 and July 1

          Record Dates:  December 15 and June 15

          Reference is made to the further provisions of this Note contained herein, which will for all purposes have the same effect as if set forth at this place.

                                     A-2-3

          IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officer.

Dated:                        HUNTSMAN INTERNATIONAL LLC



                              By:___________________________
                                 Name:
                                 Title:


Trustee's Certificate of Authentication

          This is one of the 10 1/8% Senior Subordinated Notes due 2009 referred to in the within-mentioned Indenture.

Dated:

                              The Bank of New York, as Trustee



                              By:___________________________
                                 Authorized Signature

                                     A-2-4

                               (REVERSE OF NOTE)

                   10 1/8% Senior Subordinated Note due 2009


          1.   Interest.  HUNTSMAN INTERNATIONAL LLC, a Delaware limited
               --------
liability company (the "Company"), promises to pay interest on the principal amount of this Note at the rate per annum shown above. Interest on the Notes will accrue from the most recent date on which interest has been paid or, if no interest has been paid, from ___________. The Company will pay interest semi-annually in arrears on each January 1 and July 1 (each, an "Interest Payment Date") and at stated maturity, commencing on _______________. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

          The Company shall pay interest on overdue principal and on overdue installments of interest from time to time on demand at the rate borne by the Notes and on overdue installments of interest (without regard to any applicable grace periods) to the extent lawful.

          2.   Method of Payment.  The Company shall pay interest on the Notes
               -----------------
(except defaulted interest) to the Persons who are the registered Holders at the close of business on the Record Date immediately preceding the Interest Payment Date even if the Notes are cancelled on registration of transfer or registration of exchange after such Record Date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Company shall pay principal, premium and interest in euros. However, the Company may pay principal, premium and interest by its check payable in euros. The Company may deliver any such interest payment to the Paying Agent or to a Holder at the Holder's registered address.

          3.   Paying Agent and Registrar.  Initially, The Bank of New York (the
               --------------------------
"Trustee") will act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co-Registrar without notice to the Holders. The Company or any of its Subsidiaries may, subject to certain exceptions, act as Registrar or co-Registrar.

                                     A-2-5

          4.   Indenture.  The Company issued the Notes under an Indenture,
               ---------
dated as of March 13, 2001 (the "Indenture"), among the Company, each of the Guarantors named therein and the Trustee. This Note is one of a duly authorized issue of Notes of the Company designated as its euro denominated 10 1/8% Senior Subordinated Notes due 2009, which may be issued under the Indenture. The Company shall be entitled to issue Additional Notes pursuant to the Indenture. The Initial Notes, any Additional Notes and any Exchange Notes issued in accordance with the Indenture are treated as a single class of securities under the Indenture unless otherwise specified in the Indenture. Capitalized terms used herein shall have the meanings assigned to them in the Indenture unless otherwise defined herein. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. (S)(S) 77aaa-77bbbb) (the "TIA"), as in effect on the date of the Indenture. Notwithstanding anything to the contrary herein, the Notes are subject to all such terms, and Holders of Notes are referred to the Indenture and the TIA for a statement of them. The Notes are senior subordinated unsecured obligations of the Company.

          5.   Optional Redemption.  (a) The Notes will be redeemable, at the
               -------------------
Company's option, in whole at any time or in part from time to time, on and after July 1, 2004, upon not less than 30 nor more than 60 days' notice, at the following redemption prices (expressed as percentages of the principal amount thereof) if redeemed during the twelve-month period commencing on July 1 of the year set forth below, plus, in each case, accrued and unpaid interest thereon, if any, to the date of redemption:

                       Year                      Percentage
                       ----                      ----------

                       2004                      105.063%
                       2005                      103.375%
                       2006                      101.688%
                       2007 and thereafter       100.000%

                                     A-2-6

          (b) At any time, or from time to time, on or prior to July 1, 2002, the Company may, at its option, use the net cash proceeds of one or more Equity Offerings (as defined below) to redeem up to 35% of the aggregate principal amount of Notes (including the original principal amount of any Additional Notes) originally issued at a redemption price equal to 110.125% of the principal amount thereof plus accrued and unpaid interest thereon, if any, to the date of redemption; provided, however, that at least 65% of the aggregate
                        --------  -------
principal amount of the Dollar Notes and Euro Notes originally issued (including the original principal amount of any Additional Notes) remain outstanding immediately after any such redemption. In order to effect the foregoing redemption with the proceeds of any Equity Offering, the Company shall make such redemption not more than 120 days after the consummation of any such Equity Offering.

          As used in the preceding paragraph, "Equity Offering" means any sale of Qualified Capital Stock of the Company or any capital contribution to the equity of the Company.

          (c) At any time on or prior to July 1, 2004, the Notes may be redeemed, in whole or in part, at the option of the Company, upon not less than 30 nor more than 60 days' notice, at a redemption price (the "Make-Whole Price") equal to the greater of (i) 100% of the principal amount thereof or (ii) as determined by an Independent Investment Banker, the present value of (A) the redemption price of such Notes at July 1, 2004 (as set forth below) plus (B) all required interest payments due on such Notes through July 1, 2004 (excluding accrued interest), discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at, in the case of the Dollar Notes, the Adjusted Treasury Rate and, in the case of the Euro Notes, the Adjusted Bund Rate, plus in each case accrued interest to the redemption date.

          "Adjusted Bund Rate" means, with respect to any redemption date, the mid-market yield under the heading which represents the average for the immediately prior week appearing on Reuters page AABBUND01, or its successor, for the maturity

                                     A-2-7
corresponding to July 1, 2009 (if no maturity date is within three months before or after July 1, 2009, yields for the two published maturities most closely corresponding to July 1, 2009 shall be determined and the Bund yield shall be interpolated or extrapolated from such yields on a straight-line basis, rounding to the nearest month), plus 0.50%. The Bund Rate shall be calculated on the third Business Day preceding such redemption date.

          "Adjusted Treasury Rate" means with respect to any redemption date, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date, plus 0.50%.

          "Comparable Treasury Issue" means the United States Treasury Security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Notes that would be utilized, at the same time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Notes.

          "Comparable Treasury Price" means, with respect to any redemption date, (i) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third Business Day preceding such redemption date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated "Composite 3:30 p.m. Quotations for U.S. Government Securities" or (ii) if such release (or any successor release) is not published or does not contain such prices on such Business Day, (A) the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or (B) if the Trustee obtains fewer than three such Reference Treasury Dealer Quotations, the average of all such quotations.

                                     A-2-8

          "Independent Investment Banker" means any Reference Treasury Dealer appointed by the Trustee after consultation with the Company.

          "Reference Treasury Dealer" means the U.S. affiliates of the Initial Purchasers and their respective successors; provided, however, that if any of
                                            --------  -------
the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer"), the Company shall substitute therefor another Reference Treasury Dealer.

          "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee, of the bid and asked prices of the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m. on the third Business Day preceding such redemption date.

          6.   Notice of Redemption.  Notice of redemption will be mailed at
               --------------------
least 30 days but not more than 60 days before the Redemption Date to each Holder whose Notes are to be redeemed at such Holder's registered address. Notes in denominations larger than EU1,000 may be redeemed in part.

          7.   Change of Control Offer.  In the event of a Change of Control,
               -----------------------
upon the satisfaction of the conditions set forth in the Indenture, the Company shall be required to offer to repurchase all of the then outstanding Notes pursuant to a Change of Control Offer at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase. Holders of Notes that are the subject of such an offer to repurchase shall receive an offer to repurchase and may elect to have such Notes repurchased in accordance with the provisions of the Indenture pursuant to and in accordance with the terms of the Indenture.

          8.   Limitation on Asset Sales.  Under certain circumstances set forth
               -------------------------
in Section 4.15 of the Indenture, the Company is required to apply the net proceeds from Asset Sales to

                                     A-2-9
offer to repurchase the Notes at a price equal to 100% of the principal amount thereof plus accrued and unpaid interest thereon, if any, to the date of repurchase.

          9.   Denominations; Transfer; Exchange.  The Notes are in fully
               ---------------------------------
registered form only, without coupons, in denominations of EU1,000 and integral multiples of EU1,000. A Holder shall register the transfer or exchange of Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay certain transfer taxes or similar governmental charges payable in connection therewith as permitted by the Indenture. The Registrar need not register the transfer or exchange of any Notes during a period beginning 15 days before the mailing of a redemption notice for any Notes or portions thereof selected for redemption.

          10.  Persons Deemed Owners.  The registered Holder of a Note shall be
               ---------------------
treated as the owner of it for all purposes.

          11.  Unclaimed Money.  If money for the payment of principal or
               ---------------
interest remains unclaimed for one year, the Trustee and the Paying Agent will pay the money back to the Company. After that, all liability of the Trustee and such Paying Agent with respect to such money shall cease.

          12.  Discharge Prior to Redemption or Maturity.  If the Company at any
               -----------------------------------------
time deposits with the Trustee euros or non-callable Euro Obligations sufficient to pay the principal of, premium and interest on the Notes to redemption or maturity and complies with the other provisions of this Indenture relating thereto, the Company will be discharged from certain provisions of the Indenture and the Notes (including certain covenants, but excluding its obligation to pay the principal of, premium and interest on the Notes).

          13.  Amendment; Supplement; Waiver.  Subject to certain exceptions,
               -----------------------------
the Indenture or the Notes may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes (including any Additional Notes), and any exist-

                                    A-2-10
ing Default or Event of Default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes (including any Additional Notes). Without consent of any Holder, the parties thereto may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, defect or inconsistency, provide for uncertificated Notes in addition to or in place of certificated Notes, or comply with Article Five of the Indenture or make any other change that does not adversely affect in any material respect the rights of any Holder of a Note.

          14.  Restrictive Covenants.  The Indenture imposes certain limitations
               ---------------------
on the ability of the Company and its Subsidiaries to, among other things, incur additional Indebtedness, pay dividends or make certain other restricted payments, enter into transactions with Affiliates, create dividend or other payment restrictions affecting Restricted Subsidiaries and merge or consolidate with any other Person, sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets or adopt a plan of liquidation. Such limitations are subject to a number of important qualifications and exceptions. The Company must annually report to the Trustee on compliance with such limitations.

          15.  Successors.  When a successor assumes, in accordance with this
               ----------
Indenture, all the obligations of its predecessor under the Notes and the Indenture, the predecessor will be released from those obligations.

          16.  Defaults and Remedies.  If an Event of Default occurs and is
               ---------------------
continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes (including any Additional Notes) may declare all the Notes to be due and payable in the manner, at the time and with the effect provided in the Indenture. Holders of Notes may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee is not obligated to enforce the Indenture or the Notes unless it has been offered indemnity or security reasonably satisfactory to it. The Indenture permits, subject to certain limitations therein provided, Holders of a majority

                                    A-2-11
in aggregate principal amount of the Notes (including any Additional Notes) then outstanding to direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Notes notice of any continuing Default or Event of Default (except a Default in payment of principal or interest) if it determines in good faith that withholding notice is in their interest.

          17.  Trustee Dealings with Company.  The Trustee under the Indenture,
               -----------------------------
in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company, its Restricted and Unrestricted Subsidiaries or their respective Affiliates as if it were not the Trustee.

          18.  No Recourse Against Others.  No past, present or future
               --------------------------
stockholder, director, officer, employee or incorporator, as such, of the Company shall have any liability for any obligation of the Company under the Notes or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder of a Note by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

          19.  Authentication.  This Note shall not be valid until the Trustee
               --------------
or authenticating agent manually signs the certificate of authentication on this Note.

          20.  Governing Law.  This Note shall be governed by, and construed in
               -------------
accordance with, the laws of the State of New York without giving effect to applicable principles of conflicts of laws to the extent that the application of the laws of another jurisdiction would be required thereby.

          21.  Abbreviations and Defined Terms.  Customary abbreviations may be
               -------------------------------
used in the name of a Holder of a Note or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

                                    A-2-12

          22.  CUSIP/ISIN Numbers.  The Company has caused CUSIP and/or ISIN
               ------------------
numbers to be printed on the Notes as a convenience to the Holders of the Notes. No representation is made as to the accuracy of such numbers as printed on the Notes and reliance may be placed only on the other identification numbers printed hereon.

          23.  Registration Rights.  Pursuant to the Registration Rights
               -------------------
Agreement, the Company and the Guarantors will be obligated upon the occurrence of certain events to consummate an exchange offer pursuant to which the Holder of this Note shall have the right to exchange this Note for a 10 1/8% Senior Subordinated Note due 2009, of the Company (an "Unrestricted Note") which has been registered under the Securities Act, in like principal amount and having terms identical in all material respects as this Note. The Holders shall be entitled to receive certain additional interest payments in the event such exchange offer is not consummated and upon certain other conditions, all pursuant to and in accordance with the terms of the Registration Rights Agreement.

          24.  Indenture.  Each Holder, by accepting a Note, agrees to be bound
               ---------
by all of the terms and provisions of the Indenture, as the same may be amended from time to time. Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture.

          25.  Guarantees.  This Note will be entitled to the benefits of
               ----------
certain senior subordinated Guarantees, if any, made for the benefit of the Holders. Reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and obligations thereunder of the Guarantors, the Trustee and the Holders.

          The Company will furnish to any Holder of a Note upon written request and without charge a copy of the Indenture. Requests may be made to: HUNTSMAN INTERNATIONAL LLC, 500 Huntsman Way, Salt Lake City, Utah 84108, Attention:
Office of General Counsel.

                                    A-2-13

                             [FORM OF ASSIGNMENT]


I or we assign to

PLEASE INSERT SOCIAL SECURITY OR
OTHER IDENTIFYING NUMBER


_______________________

________________________________________________________________________________
                    (please print or type name and address)

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints

________________________________________________________________________________
attorney to transfer the Note on the books of the Company with full power of substitution in the premises.

Dated:___________________     __________________________________________________
                              NOTICE: The signature on this assignment must correspond with the name as it appears upon the face of the within Note in every particular without alteration or enlargement or any change whatsoever and be guaranteed by the endorser's bank or broker.


Signature Guarantee:____________________________________________________________

          In connection with any transfer of this Note occurring prior to the date which is the earlier of (i) the date of the declaration by the Commission of the effectiveness of a

                                    A-2-14
registration statement under the Securities Act of 1933, as amended (the "Securities Act") covering resales of this Note (which effectiveness shall not have been suspended or terminated at the date of the transfer) and (ii) [ ], 2001 the undersigned confirms that it has not utilized any general solicitation or general advertising in connection with the transfer:

                                  [Check One]
                                   ---------

(1)  ___   to the Company or a subsidiary thereof; or

(2)  ___   pursuant to and in compliance with Rule 144A under the Securities Act of 1933, as amended; or

(3)  ___   to an institutional "accredited investor" (as defined in Rule
           501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended) that has furnished to the Trustee a signed letter containing certain representations and agreements (the form of which letter can be obtained from the Trustee); or

(4)  ___   outside the United States to a "foreign purchaser" in compliance with
           Rule 904 of Regulation S under the Securities Act of 1933, as amended; or

(5)  ___   pursuant to the exemption from registration provided by Rule 144 under the Securities Act of 1933, as amended; or

(6)  ___   pursuant to an effective registration statement under the Securities
           Act of 1933, as amended; or

(7)  ___   pursuant to another available exemption from the registration statement requirements of the Securities Act of 1933, as amended.

and unless the box below is checked, the undersigned confirms that such Note is not being transferred to an "affiliate" of the Company as defined in Rule 144 under the Securities Act of 1933, as amended (an "Affiliate"):

                                    A-2-15

               The transferee is an Affiliate of the Company.

          Unless one of the items is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered Holder thereof; provided, however, that if item
                                                 --------  -------
(3), (4), (5) or (7) is checked, the Company or the Trustee may require, prior to registering any such transfer of the Notes, in their sole discretion, such written legal opinions, certifications (including an investment letter in the case of box (3) or (4) and other information as the Trustee or the Company have reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of l933, as amended.

          If none of the foregoing items are checked, the Trustee or Registrar shall not be obligated to register this Note in the name of any person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 2.16 of the Indenture shall have been satisfied.


Dated:______________               Signed:______________________________________
                                          (Sign exactly as name appears on the
                                          other side of this Note)


Signature Guarantee:____________________________________________________________



TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED

          The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, as amended, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has re-

                                    A-2-16
ceived such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:___________________                    ___________________________________
                                             NOTICE:  To be executed by an
                                                      executive officer

                                    A-2-17

                      OPTION OF HOLDER TO ELECT PURCHASE


          If you want to elect to have this Note purchased by the Company pursuant to Section 4.14 or Section 4.15 of the Indenture, check the appropriate box:

Section 4.14 [      ]   Section 4.15 [      ]

          If you want to elect to have only part of this Note purchased by the Company pursuant to Section 4.14 or Section 4.15 of the Indenture, state the amount: $_____________


Date:____________________     Your Signature:___________________________________
                                             (Sign exactly as your name appears
                                             on the other side of this Note)


Signature Guarantee:____________________________________________________________
                    Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor program reasonably acceptable to the Trustee)

                                    A-2-18

                                                                     EXHIBIT A-3
                                                                     -----------


                             [FORM OF DOLLAR NOTE]

                          HUNTSMAN INTERNATIONAL LLC

                   10 1/8% Senior Subordinated Note due 2009

No.                                                                  $[        ]
CUSIP

          HUNTSMAN INTERNATIONAL LLC, a Delaware limited liability company (the "Company"), for value received, promises to pay to CEDE & CO. or registered
assigns, the principal sum of             , on July 1, 2009.

          Interest Payment Dates:  January 1 and July 1

          Record Dates:  December 15 and June 15

          Reference is made to the further provisions of this Note contained herein, which will for all purposes have the same effect as if set forth at this place.

                                     A-3-1

          IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officers.


Dated:                             HUNTSMAN INTERNATIONAL LLC



                                   By:__________________________________
                                      Name:
                                      Title:


Trustee's Certificate of Authentication

          This is one of the 10 1/8% Senior Subordinated Notes due 2009 referred to in the within-mentioned Indenture.

Dated:

                                   The Bank of New York, as Trustee



                                   By:__________________________________
                                      Authorized Signature

                                     A-3-2

                               (REVERSE OF NOTE)

                   10 1/8% Senior Subordinated Note due 2009


          1.   Interest.  HUNTSMAN INTERNATIONAL LLC, a Delaware limited
               --------
liability company (the "Company"), promises to pay interest on the principal amount of this Note at the rate per annum shown above. Interest on the Notes will accrue from the most recent date on which interest has been paid or, if no interest has been paid, from ___________. The Company will pay interest semi-annually in arrears on each January 1 and July 1 (each, an "Interest Payment Date") and at stated maturity, commencing on _______________. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

          The Company shall pay interest on overdue principal and on overdue installments of interest from time to time on demand at the rate borne by the Notes and on overdue installments of interest (without regard to any applicable grace periods) to the extent lawful.

          2.   Method of Payment.  The Company shall pay interest on the Notes
               -----------------
(except defaulted interest) to the Persons who are the registered Holders at the close of business on the Record Date immediately preceding the Interest Payment Date even if the Notes are cancelled on registration of transfer or registration of exchange after such Record Date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Company shall pay principal, premium and interest in euros. However, the Company may pay principal, premium and interest by its check payable in euros. The Company may deliver any such interest payment to the Paying Agent or to a Holder at the Holder's registered address.

          3.   Paying Agent and Registrar.  Initially, The Bank of New York (the
               --------------------------
"Trustee") will act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co-Registrar without notice to the Holders. The Company or any

                                     A-3-3
of its Subsidiaries may, subject to certain exceptions, act as Registrar or co-Registrar.

          4.   Indenture.  The Company issued the Notes under an Indenture,
               ---------
dated as of March 13, 2001 (the "Indenture"), among the Company, each of the Guarantors named therein and the Trustee. This Note is one of a duly authorized issue of Notes of the Company designated as its euro denominated 10 1/8% Senior Subordinated Notes due 2009, which may be issued under the Indenture. The Company shall be entitled to issue Additional Notes pursuant to the Indenture. The Initial Notes, any Additional Notes and any Exchange Notes issued in accordance with the Indenture are treated as a single class of securities under the Indenture unless otherwise specified in the Indenture. Capitalized terms used herein shall have the meanings assigned to them in the Indenture unless otherwise defined herein. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. (S)(S) 77aaa-77bbbb) (the "TIA"), as in effect on the date of the Indenture. Notwithstanding anything to the contrary herein, the Notes are subject to all such terms, and Holders of Notes are referred to the Indenture and the TIA for a statement of them. The Notes are senior subordinated unsecured obligations of the Company.

          5.   Optional Redemption.  (a) The Notes will be redeemable, at the
               -------------------
Company's option, in whole at any time or in part from time to time, on and after July 1, 2004, upon not less than 30 nor more than 60 days' notice, at the following redemption prices (expressed as percentages of the principal amount thereof) if redeemed during the twelve-month period commencing on July 1 of the year set forth below, plus, in each case, accrued and unpaid interest thereon, if any, to the date of redemption:

               Year                          Percentage
               ----                          -----------
               2004                          105.063%
               2005                          103.375%
               2006                          101.688%
               2007 and thereafter           100.000%

                                     A-3-4

          (b) At any time, or from time to time, on or prior to July 1, 2002, the Company may, at its option, use the net cash proceeds of one or more Equity Offerings (as defined below) to redeem up to 35% of the aggregate principal amount of Notes (including the original principal amount of any Additional Notes) originally issued at a redemption price equal to 110.125% of the principal amount thereof plus accrued and unpaid interest thereon, if any, to the date of redemption; provided, however, that at least 65% of the aggregate
                        --------  -------
principal amount of the Dollar Notes and Euro Notes originally issued (including the original principal amount of any Additional Notes) remain outstanding immediately after any such redemption. In order to effect the foregoing redemption with the proceeds of any Equity Offering, the Company shall make such redemption not more than 120 days after the consummation of any such Equity Offering.

          As used in the preceding paragraph, "Equity Offering" means any sale of Qualified Capital Stock of the Company or any capital contribution to the equity of the Company.

          (c) At any time on or prior to July 1, 2004, the Notes may be redeemed, in whole or in part, at the option of the Company, upon not less than 30 nor more than 60 days' notice, at a redemption price (the "Make-Whole Price") equal to the greater of (i) 100% of the principal amount thereof or (ii) as determined by an Independent Investment Banker, the present value of (A) the redemption price of such Notes at July 1, 2004 (as set forth below) plus (B) all required interest payments due on such Notes through July 1, 2004 (excluding accrued interest), discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at, in the case of the Dollar Notes, the Adjusted Treasury Rate and, in the case of the Euro Notes, the Adjusted Bund Rate, plus in each case accrued interest to the redemption date.

          "Adjusted Bund Rate" means, with respect to any redemption date, the mid-market yield under the heading which represents the average for the immediately prior week appearing

                                     A-3-5
on Reuters page AABBUND01, or its successor, for the maturity corresponding to July 1, 2009 (if no maturity date is within three months before or after July 1, 2009, yields for the two published maturities most closely corresponding to July 1, 2009 shall be determined and the Bund yield shall be interpolated or extrapolated from such yields on a straight-line basis, rounding to the nearest month), plus 0.50%. The Bund Rate shall be calculated on the third Business Day preceding such redemption date.

          "Adjusted Treasury Rate" means with respect to any redemption date, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date, plus 0.50%.

          "Comparable Treasury Issue" means the United States Treasury Security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Notes that would be utilized, at the same time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Notes.

          "Comparable Treasury Price" means, with respect to any redemption date, (i) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third Business Day preceding such redemption date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated "Composite 3:30 p.m. Quotations for U.S. Government Securities" or (ii) if such release (or any successor release) is not published or does not contain such prices on such Business Day, (A) the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or (B) if the Trustee obtains fewer than three such Reference Treasury Dealer Quotations, the average of all such quotations.

                                     A-3-6

          "Independent Investment Banker" means any Reference Treasury Dealer appointed by the Trustee after consultation with the Company.

          "Reference Treasury Dealer" means the U.S. affiliates of the Initial Purchasers and their respective successors; provided, however, that if any of
                                            --------  -------
the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer"), the Company shall substitute therefor another Reference Treasury Dealer.

          "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee, of the bid and asked prices of the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m. on the third Business Day preceding such redemption date.

          6.   Notice of Redemption.  Notice of redemption will be mailed at
               --------------------
least 30 days but not more than 60 days before the Redemption Date to each Holder whose Notes are to be redeemed at such Holder's registered address. Notes in denominations larger than EU1,000 may be redeemed in part.

          7.   Change of Control Offer.  In the event of a Change of Control,
               -----------------------
upon the satisfaction of the conditions set forth in the Indenture, the Company shall be required to offer to repurchase all of the then outstanding Notes pursuant to a Change of Control Offer at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase. Holders of Notes that are the subject of such an offer to repurchase shall receive an offer to repurchase and may elect to have such Notes repurchased in accordance with the provisions of the Indenture pursuant to and in accordance with the terms of the Indenture.

          8.   Limitation on Asset Sales.  Under certain circumstances set forth
               -------------------------
in Section 4.15 of the Indenture, the Company is required to apply the net proceeds from Asset Sales to

                                     A-3-7
offer to repurchase the Notes at a price equal to 100% of the principal amount thereof plus accrued and unpaid interest thereon, if any, to the date of repurchase.

          9.   Denominations; Transfer; Exchange.  The Notes are in fully
               ---------------------------------
registered form only, without coupons, in denominations of EU1,000 and integral multiples of EU1,000. A Holder shall register the transfer or exchange of Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay certain transfer taxes or similar governmental charges payable in connection therewith as permitted by the Indenture. The Registrar need not register the transfer or exchange of any Notes during a period beginning 15 days before the mailing of a redemption notice for any Notes or portions thereof selected for redemption.

          10.  Persons Deemed Owners.  The registered Holder of a Note shall be
               ---------------------
treated as the owner of it for all purposes.

          11.  Unclaimed Money.  If money for the payment of principal or
               ---------------
interest remains unclaimed for one year, the Trustee and the Paying Agent will pay the money back to the Company. After that, all liability of the Trustee and such Paying Agent with respect to such money shall cease.

          12.  Discharge Prior to Redemption or Maturity.  If the Company at any
               -----------------------------------------
time deposits with the Trustee euros or non-callable Euro Obligations sufficient to pay the principal of, premium and interest on the Notes to redemption or maturity and complies with the other provisions of this Indenture relating thereto, the Company will be discharged from certain provisions of the Indenture and the Notes (including certain covenants, but excluding its obligation to pay the principal of, premium and interest on the Notes).

          13.  Amendment; Supplement; Waiver.  Subject to certain exceptions,
               -----------------------------
the Indenture or the Notes may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes (including any Additional Notes), and any exist-

                                     A-3-8
ing Default or Event of Default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes (including any Additional Notes). Without consent of any Holder, the parties thereto may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, defect or inconsistency, provide for uncertificated Notes in addition to or in place of certificated Notes, or comply with Article Five of the Indenture or make any other change that does not adversely affect in any material respect the rights of any Holder of a Note.

          14.  Restrictive Covenants.  The Indenture imposes certain limitations
               ---------------------
on the ability of the Company and its Subsidiaries to, among other things, incur additional Indebtedness, pay dividends or make certain other restricted payments, enter into transactions with Affiliates, create dividend or other payment restrictions affecting Restricted Subsidiaries and merge or consolidate with any other Person, sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets or adopt a plan of liquidation. Such limitations are subject to a number of important qualifications and exceptions. The Company must annually report to the Trustee on compliance with such limitations.

          15.  Successors.  When a successor assumes, in accordance with this
               ----------
Indenture, all the obligations of its predecessor under the Notes and the Indenture, the predecessor will be released from those obligations.

          16.  Defaults and Remedies.  If an Event of Default occurs and is
               ---------------------
continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes (including any Additional Notes) may declare all the Notes to be due and payable in the manner, at the time and with the effect provided in the Indenture. Holders of Notes may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee is not obligated to enforce the Indenture or the Notes unless it has been offered indemnity or security reasonably satisfactory to it. The Indenture permits, subject to certain limitations therein provided, Holders of a majority

                                     A-3-9
in aggregate principal amount of the Notes (including any Additional Notes) then outstanding to direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Notes notice of any continuing Default or Event of Default (except a Default in payment of principal or interest) if it determines in good faith that withholding notice is in their interest.

          17.  Trustee Dealings with Company.  The Trustee under the Indenture,
               -----------------------------
in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company, its Restricted and Unrestricted Subsidiaries or their respective Affiliates as if it were not the Trustee.

          18.  No Recourse Against Others.  No past, present or future
               --------------------------
stockholder, director, officer, employee or incorporator, as such, of the Company shall have any liability for any obligation of the Company under the Notes or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder of a Note by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

          19.  Authentication.  This Note shall not be valid until the Trustee
               --------------
or authenticating agent manually signs the certificate of authentication on this Note.

          20.  Governing Law.  This Note shall be governed by, and construed in
               -------------
accordance with, the laws of the State of New York without giving effect to applicable principles of conflicts of laws to the extent that the application of the laws of another jurisdiction would be required thereby.

          21.  Abbreviations and Defined Terms.  Customary abbreviations may be
               -------------------------------
used in the name of a Holder of a Note or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

                                    A-3-10

          22.  CUSIP/ISIN Numbers.  The Company has caused CUSIP and/or ISIN
               ------------------
numbers to be printed on the Notes as a convenience to the Holders of the Notes. No representation is made as to the accuracy of such numbers as printed on the Notes and reliance may be placed only on the other identification numbers printed hereon.

          23.  Registration Rights.  Pursuant to the Registration Rights
               -------------------
Agreement, the Company and the Guarantors will be obligated upon the occurrence of certain events to consummate an exchange offer pursuant to which the Holder of this Note shall have the right to exchange this Note for a 10 1/8% Senior Subordinated Note due 2009, of the Company (an "Unrestricted Note") which has been registered under the Securities Act, in like principal amount and having terms identical in all material respects as this Note. The Holders shall be entitled to receive certain additional interest payments in the event such exchange offer is not consummated and upon certain other conditions, all pursuant to and in accordance with the terms of the Registration Rights Agreement.

          24.  Indenture.  Each Holder, by accepting a Note, agrees to be bound
               ---------
by all of the terms and provisions of the Indenture, as the same may be amended from time to time. Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture.

          25.  Guarantees.  This Note will be entitled to the benefits of
               ----------
certain senior subordinated Guarantees, if any, made for the benefit of the Holders. Reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and obligations thereunder of the Guarantors, the Trustee and the Holders.

          The Company will furnish to any Holder of a Note upon written request and without charge a copy of the Indenture. Requests may be made to: HUNTSMAN INTERNATIONAL LLC, 500 Huntsman Way, Salt Lake City, Utah 84108, Attention:
Office of General Counsel.

                                    A-3-11

                             [FORM OF ASSIGNMENT]


I or we assign to

PLEASE INSERT SOCIAL SECURITY OR
OTHER IDENTIFYING NUMBER

______________________________________


________________________________________________________________________________
                    (please print or type name and address)


________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints


________________________________________________________________________________
attorney to transfer the Note on the books of the Company with full power of substitution in the premises.

Dated: ________________________________         ________________________________

                                                NOTICE:  The signature on this
                                                assignment must correspond with
                                                the name as it appears upon the
                                                face of the within Note in every
                                                particular without alteration or
                                                enlargement or any change
                                                whatsoever and be guaranteed by
                                                the endorser's bank or broker.


Signature Guarantee: ___________________________________________________________


          In connection with any transfer of this Note occurring prior to the date which is the earlier of (i) the date of the declaration by the Commission of the effectiveness of a

                                    A-3-12
registration statement under the Securities Act of 1933, as amended (the "Securities Act") covering resales of this Note (which effectiveness shall not have been suspended or terminated at the date of the transfer) and (ii) [ ], 2001 the undersigned confirms that it has not utilized any general solicitation or general advertising in connection with the transfer:


                                  [Check One]
                                   ---------

(1) ___   to the Company or a subsidiary thereof; or

(2) ___ pursuant to and in compliance with Rule 144A under the Securities Act of 1933, as amended; or

(3) ___ to an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended) that has furnished to the Trustee a signed letter containing certain representations and agreements (the form of which letter can be obtained from the Trustee); or

(4) ___ outside the United States to a "foreign purchaser" in compliance with Rule 904 of Regulation S under the Securities Act of 1933, as amended; or

(5) ___ pursuant to the exemption from registration provided by Rule 144 under the Securities Act of 1933, as amended; or

(6) ___ pursuant to an effective registration statement under the Securities Act of 1933, as amended; or

(7) ___ pursuant to another available exemption from the registration statement requirements of the Securities Act of 1933, as amended.

and unless the box below is checked, the undersigned confirms that such Note is not being transferred to an "affiliate" of the Company as defined in Rule 144 under the Securities Act of 1933, as amended (an "Affiliate"):

                                    A-3-13

          The transferee is an Affiliate of the Company.

          Unless one of the items is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered Holder thereof; provided, however, that if item
                                                 --------  -------
(3), (4), (5) or (7) is checked, the Company or the Trustee may require, prior to registering any such transfer of the Notes, in their sole discretion, such written legal opinions, certifications (including an investment letter in the case of box (3) or (4) and other information as the Trustee or the Company have reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of l933, as amended.

          If none of the foregoing items are checked, the Trustee or Registrar shall not be obligated to register this Note in the name of any person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 2.16 of the Indenture shall have been satisfied.

Dated: ______________________            Signed: _______________________________
                                                  (Sign exactly as name appears
                                                 on the other side of this
                                                 Note)

Signature Guarantee: ___________________________________________________________



TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED

          The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, as amended, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has re


                                    A-3-14
ceived such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated: ________________________                  _______________________________
                                                 NOTICE:   To be executed by an
                                                           executive officer


                                    A-3-15

                      OPTION OF HOLDER TO ELECT PURCHASE


          If you want to elect to have this Note purchased by the Company pursuant to Section 4.14 or Section 4.15 of the Indenture, check the appropriate box:

Section 4.14 [      ] Section 4.15 [      ]

          If you want to elect to have only part of this Note purchased by the Company pursuant to Section 4.14 or Section 4.15 of the Indenture, state the amount: $_____________


Date: _________________________      Your Signature: ___________________________
                                                      (Sign exactly as your
                                                     name appears on the other
                                                     side of this Note)


Signature Guarantee: __________________________________________________________
                     Participant in a recognized Signature
                     Guarantee Medallion Program (or other
                     signature guarantor program reasonably
                     acceptable to the Trustee)


                                    A-3-16

                                                                     EXHIBIT A-4
                                                                     -----------
                              [FORM OF EURO NOTE]
                              -------------------

                          HUNTSMAN INTERNATIONAL LLC

                   10 1/8% Senior Subordinated Note due 2009

No.                                                                 EU[        ]

ISIN

          HUNTSMAN INTERNATIONAL LLC, a Delaware limited liability company (the
"Company"), for value received, promises to pay to                       or
registered assigns, the principal sum of             , on July 1, 2009.

          Interest Payment Dates:  January 1 and July 1

          Record Dates:  December 15 and June 15

          Reference is made to the further provisions of this Note contained herein, which will for all purposes have the same effect as if set forth at this place.


                                     A-4-1

          IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officer.

Dated:                                  HUNTSMAN INTERNATIONAL LLC



                                        By: ____________________________________
                                            Name:
                                            Title:


Trustee's Certificate of Authentication

          This is one of the 10 1/8% Senior Subordinated Notes due 2009 referred to in the within-mentioned Indenture.

Dated:

                                        The Bank of New York, as Trustee



                                        By: ____________________________________
                                            Authorized Signature


                                     A-4-2

                               (REVERSE OF NOTE)

                   10 1/8% Senior Subordinated Note due 2009


          1.   Interest. HUNTSMAN INTERNATIONAL LLC, a Delaware limited
               --------
liability company (the "Company"), promises to pay interest on the principal amount of this Note at the rate per annum shown above. Interest on the Notes will accrue from the most recent date on which interest has been paid or, if no interest has been paid, from ___________. The Company will pay interest semi-annually in arrears on each January 1 and July 1 (each, an "Interest Payment Date") and at stated maturity, commencing on ____________. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

          The Company shall pay interest on and on overdue installments of interest from time to time on demand at the rate borne by the Notes and on overdue installments of interest (without regard to any applicable grace periods) to the extent lawful.

          2.   Method of Payment. The Company shall pay interest on the Notes
               -----------------
(except defaulted interest) to the Persons who are the registered Holders at the close of business on the Record Date immediately preceding the Interest Payment Date even if the Notes are cancelled on registration of transfer or registration of exchange after such Record Date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Company shall pay principal, premium and interest in euros. However, the Company may pay principal, premium and interest by its check payable in euros. The Company may deliver any such interest payment to the Paying Agent or to a Holder at the Holder's registered address .

          3.   Paying Agent and Registrar. Initially, The Bank of New York (the
               --------------------------
"Trustee") will act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co-Registrar without notice to the Holders. The Company or any of its Subsidiaries may, subject to certain exceptions, act as Registrar or co-Registrar.


                                     A-4-3

          4.   Indenture. The Company issued the Notes under an Indenture,
               ---------
dated as of March 13, 2001 (the "Indenture"), among the Company, each of the Guarantors named therein and the Trustee. This Note is one of a duly authorized issue of Notes of the Company designated as its euro denominated 10 1/8% Senior Subordinated Notes due 2009, which may be issued under the Indenture. The Company shall be entitled to issue Additional Notes pursuant to the Indenture. The Initial Notes, any Additional Notes and any Exchange Notes issued in accordance with the Indenture are treated as a single class of securities under the Indenture unless otherwise specified in the Indenture. Capitalized terms used herein shall have the meanings assigned to them in the Indenture unless otherwise defined herein. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. (S)(S) 77aaa-77bbbb) (the "TIA"), as in effect on the date of the Indenture. Notwithstanding anything to the contrary herein, the Notes are subject to all such terms, and Holders of Notes are referred to the Indenture and the TIA for a statement of them. The Notes are senior subordinated unsecured obligations of the Company.

          5.   Optional Redemption. (a) The Notes will be redeemable, at the
               -------------------
Company's option, in whole at any time or in part from time to time, on and after July 1, 2004, upon not less than 30 nor more than 60 days' notice, at the following redemption prices (expressed as percentages of the principal amount thereof) if redeemed during the twelve-month period commencing on July 1 of the year set forth below, plus, in each case, accrued and unpaid interest thereon, if any, to the date of redemption:

                       Year                      Percentage
                       ----                      ----------
                       2004                       105.063%
                       2005                       103.375%
                       2006                       101.688%
                       2007 and thereafter        100.000%

          (b) At any time, or from time to time, on or prior to July 1, 2002, the Company may, at its option, use the net cash


                                     A-4-4
proceeds of one or more Equity Offerings (as defined below) to redeem up to 35% of the aggregate principal amount of Notes (including the original principal amount of any Additional Notes) originally issued at a redemption price equal to 110.125% of the principal amount thereof plus accrued and unpaid interest thereon, if any, to the date of redemption; provided, however, that at least 65%
                                            --------  -------
of the aggregate principal amount of the Dollar Notes and Euro Notes originally issued (including the original principal amount of any Additional Notes) remain outstanding immediately after any such redemption. In order to effect the foregoing redemption with the proceeds of any Equity Offering, the Company shall make such redemption not more than 120 days after the consummation of any such Equity Offering.

          As used in the preceding paragraph, "Equity Offering" means any sale of Qualified Capital Stock of the Company or any capital contribution to the equity of the Company.

          (c) At any time on or prior to July 1, 2004, the Notes may be redeemed, in whole or in part, at the option of the Company, upon not less than 30 nor more than 60 days' notice, at a redemption price (the "Make-Whole Price") equal to the greater of (i) 100% of the principal amount thereof or (ii) as determined by an Independent Investment Banker, the present value of (A) the redemption price of such Notes at July 1, 2004 (as set forth below) plus (B) all required interest payments due on such Notes through July 1, 2004 (excluding accrued interest), discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at, in the case of the Dollar Notes, the Adjusted Treasury Rate and, in the case of the Euro Notes, the Adjusted Bund Rate, plus in each case accrued interest to the redemption date.

          "Adjusted Bund Rate" means, with respect to any redemption date, the mid-market yield under the heading which represents the average for the immediately prior week appearing on Reuters page AABBUND01, or its successor, for the maturity corresponding to July 1, 2009 (if no maturity date is within three months before or after July 1, 2009, yields for the two

                                     A-4-5
published maturities most closely corresponding to July 1, 2009 shall be determined and the Bund yield shall be interpolated or extrapolated from such yields on a straight-line basis, rounding to the nearest month), plus 0.50%. The Bund Rate shall be calculated on the third Business Day preceding such redemption date.

          "Adjusted Treasury Rate" means with respect to any redemption date, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date, plus 0.50%.

          "Comparable Treasury Issue" means the United States Treasury Security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Notes that would be utilized, at the same time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Notes.

          "Comparable Treasury Price" means, with respect to any redemption date, (i) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third Business Day preceding such redemption date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated "Composite 3:30 p.m. Quotations for U.S. Government Securities" or (ii) if such release (or any successor release) is not published or does not contain such prices on such Business Day, (A) the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or (B) if the Trustee obtains fewer than three such Reference Treasury Dealer Quotations, the average of all such quotations.

          "Independent Investment Banker" means any Reference Treasury Dealer appointed by the Trustee after consultation with the Company.

                                     A-4-6

          "Reference Treasury Dealer" means the U.S. affiliates of the Initial Purchasers and their respective successors; provided, however, that if any of
                                            --------  -------
the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer"), the Company shall substitute therefor another Reference Treasury Dealer.

          "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee, of the bid and asked prices of the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m. on the third Business Day preceding such redemption date.

          6.   Notice of Redemption.  Notice of redemption will be mailed at
               --------------------
least 30 days but not more than 60 days before the Redemption Date to each Holder whose Notes are to be redeemed at such Holder's registered address. Notes in denominations larger than EU1,000 may be redeemed in part.

          7.   Change of Control Offer.  In the event of a Change of Control,
               -----------------------
upon the satisfaction of the conditions set forth in the Indenture, the Company shall be required to offer to repurchase all of the then outstanding Notes pursuant to a Change of Control Offer at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase. Holders of Notes that are the subject of such an offer to repurchase shall receive an offer to repurchase and may elect to have such Notes repurchased in accordance with the provisions of the Indenture pursuant to and in accordance with the terms of the Indenture.

          8.   Limitation on Asset Sales.  Under certain circumstances set forth
               -------------------------
in Section 4.15 of the Indenture, the Company is required to apply the net proceeds from Asset Sales to offer to repurchase the Notes at a price equal to 100% of the principal amount thereof plus accrued and unpaid interest thereon, if any, to the date of repurchase.

                                     A-4-7

          9.   Denominations; Transfer; Exchange.  The Notes are in fully
               ---------------------------------
registered form only, without coupons, in denominations of EU1,000 and integral multiples of EU1,000. A Holder shall register the transfer or exchange of Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay certain transfer taxes or similar governmental charges payable in connection therewith as permitted by the Indenture. The Registrar need not register the transfer or exchange of any Notes during a period beginning 15 days before the mailing of a redemption notice for any Notes or portions thereof selected for redemption.

          10.  Persons Deemed Owners.  The registered Holder of a Note shall be
               ---------------------
treated as the owner of it for all purposes.

          11.  Unclaimed Money.  If money for the payment of principal or
               ---------------
interest remains unclaimed for one year, the Trustee and the Paying Agent will pay the money back to the Company. After that, all liability of the Trustee and such Paying Agent with respect to such money shall cease.

          12.  Discharge Prior to Redemption or Maturity.  If the Company at any
               -----------------------------------------
time deposits with the Trustee euros or non-callable Euro Obligations sufficient to pay the principal of, premium and interest on the Notes to redemption or maturity and complies with the other provisions of this Indenture relating thereto, the Company will be discharged from certain provisions of the Indenture and the Notes (including certain covenants, but excluding its obligation to pay the principal of, premium and interest on the Notes).

          13.  Amendment; Supplement; Waiver.  Subject to certain exceptions,
               -----------------------------
the Indenture or the Notes may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes (including any Additional Notes), and any existing Default or Event of Default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes (including any Additional Notes). Without consent of

                                     A-4-8
any Holder, the parties thereto may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, defect or inconsistency, provide for uncertificated Notes in addition to or in place of certificated Notes, or comply with Article Five of the Indenture or make any other change that does not adversely affect in any material respect the rights of any Holder of a Note.

          14.  Restrictive Covenants.  The Indenture imposes certain limitations
               ---------------------
on the ability of the Company and its Subsidiaries to, among other things, incur additional Indebtedness, pay dividends or make certain other restricted payments, enter into transactions with Affiliates, create dividend or other payment restrictions affecting Restricted Subsidiaries and merge or consolidate with any other Person, sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets or adopt a plan of liquidation. Such limitations are subject to a number of important qualifications and exceptions. The Company must annually report to the Trustee on compliance with such limitations.

          15.  Successors.  When a successor assumes, in accordance with this
               ----------
Indenture, all the obligations of its predecessor under the Notes and the Indenture, the predecessor will be released from those obligations.

          16.  Defaults and Remedies.  If an Event of Default occurs and is
               ---------------------
continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes (including any Additional Notes) may declare all the Notes to be due and payable in the manner, at the time and with the effect provided in the Indenture. Holders of Notes may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee is not obligated to enforce the Indenture or the Notes unless it has been offered indemnity or security reasonably satisfactory to it. The Indenture permits, subject to certain limitations therein provided, Holders of a majority in aggregate principal amount of the Notes (including any Additional Notes) then outstanding to direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Notes notice of any continuing Default or Event of

                                     A-4-9

Default (except a Default in payment of principal or interest) if it determines in good faith that withholding notice is in their interest.

          17.  Trustee Dealings with Company.  The Trustee under the Indenture,
               -----------------------------
in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company, its Restricted and Unrestricted Subsidiaries or their respective Affiliates as if it were not the Trustee.

          18.  No Recourse Against Others.  No past, present or future
               --------------------------
stockholder, director, officer, employee or incorporator, as such, of the Company shall have any liability for any obligation of the Company under the Notes or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder of a Note by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

          19.  Authentication.  This Note shall not be valid until the Trustee
               --------------
or authenticating agent manually signs the certificate of authentication on this Note.

          20.  Governing Law.  This Note shall be governed by, and construed in
               -------------
accordance with, the laws of the State of New York without giving effect to applicable principles of conflicts of laws to the extent that the application of the laws of another jurisdiction would be required thereby.

          21.  Abbreviations and Defined Terms.  Customary abbreviations may be
               -------------------------------
used in the name of a Holder of a Note or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

          22.  CUSIP/ISIN Numbers.  The Company has caused CUSIP and/or ISIN
               ------------------
numbers to be printed on the Notes as a convenience to the Holders of the Notes. No representation is made as to the accuracy of such numbers as printed on the Notes

                                    A-4-10
and reliance may be placed only on the other identification numbers printed hereon.

          23.  Indenture.  Each Holder, by accepting a Note, agrees to be bound
               ---------
by all of the terms and provisions of the Indenture, as the same may be amended from time to time. Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture.

          24.  Guarantees.  This Note will be entitled to the benefits of
               ----------
certain senior subordinated Guarantees, if any, made for the benefit of the Holders. Reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and obligations thereunder of the Guarantors, the Trustee and the Holders.

          The Company will furnish to any Holder of a Note upon written request and without charge a copy of the Indenture. Requests may be made to: HUNTSMAN INTERNATIONAL LLC, 500 Huntsman Way, Salt Lake City, Utah 84108, Attention:
Office of General Counsel.

                                    A-4-11

                             [FORM OF ASSIGNMENT]


I or we assign to

PLEASE INSERT SOCIAL SECURITY OR
OTHER IDENTIFYING NUMBER

__________________________________

________________________________________________________________________________
                    (please print or type name and address)


________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints

________________________________________________________________________________
attorney to transfer the Note on the books of the Company with full power of substitution in the premises.

Dated:____________________    __________________________________________________
                              NOTICE: The signature on this assignment must correspond with the name as it appears upon the face of the within Note in every particular without alteration or enlargement or any change whatsoever and be guaranteed by the endorser's bank or broker.


Signature Guarantee:____________________________________________________________

          In connection with any transfer of this Note occurring prior to the date which is the earlier of (i) the date of the declaration by the Commission of the effectiveness of a

                                    A-4-12
registration statement under the Securities Act of 1933, as amended (the "Securities Act") covering resales of this Note (which effectiveness shall not have been suspended or terminated at the date of the transfer) and (ii) ____________ the undersigned confirms that it has not utilized any general solicitation or general advertising in connection with the transfer:

                                  [Check One]
                                   ---------

(1) ___   to the Company or a subsidiary thereof; or

(2) ___ pursuant to and in compliance with Rule 144A under the Securities Act of 1933, as amended; or

(3) ___ to an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended) that has furnished to the Trustee a signed letter containing certain representations and agreements (the form of which letter can be obtained from the Trustee); or

(4) ___ outside the United States to a "foreign purchaser" in compliance with Rule 904 of Regulation S under the Securities Act of 1933, as amended; or

(5) ___ pursuant to the exemption from registration provided by Rule 144 under the Securities Act of 1933, as amended; or

(6) ___ pursuant to an effective registration statement under the Securities Act of 1933, as amended; or

(7) ___ pursuant to another available exemption from the registration statement requirements of the Securities Act of 1933, as amended.

and unless the box below is checked, the undersigned confirms that such Note is not being transferred to an "affiliate" of the Company as defined in Rule 144 under the Securities Act of 1933, as amended (an "Affiliate"):

                                    A-4-13

               The transferee is an Affiliate of the Company.

          Unless one of the items is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered Holder thereof; provided, however, that if item
                                                 --------  -------
(3), (4), (5) or (7) is checked, the Company or the Trustee may require, prior to registering any such transfer of the Notes, in their sole discretion, such written legal opinions, certifications (including an investment letter in the case of box (3) or (4) and other information as the Trustee or the Company have reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of l933, as amended.

          If none of the foregoing items are checked, the Trustee or Registrar shall not be obligated to register this Note in the name of any person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 2.16 of the Indenture shall have been satisfied.

Dated:________________________     Signed:______________________________________
                                          (Sign exactly as name appears on the
                                          other side of this Note)


Signature Guarantee:____________________________________________________________


TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED

          The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, as amended, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has re-

                                    A-4-14
ceived such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:______________________       _____________________________________________
                                   NOTICE: To be executed by an executive
                                           officer

                                    A-4-15

                      OPTION OF HOLDER TO ELECT PURCHASE


          If you want to elect to have this Note purchased by the Company pursuant to Section 4.14 or Section 4.15 of the Indenture, check the appropriate box:

Section 4.14 [      ] Section 4.15 [      ]

          If you want to elect to have only part of this Note purchased by the Company pursuant to Section 4.14 or Section 4.15 of the Indenture, state the amount: EU_____________


Date:________________________  Your Signature:__________________________________
                                              (Sign exactly as your name appears
                                              on the other side of this Note)


Signature Guarantee:____________________________________________________________
                    Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor program reasonably acceptable to the Trustee)

                                    A-4-16

                                                                       EXHIBIT B
                                                                       ---------


                       FORM OF LEGEND FOR GLOBAL SECURITY


          Any Global Security authenticated and delivered hereunder shall bear a legend (which would be in addition to any other legends required in the case of a Restricted Security) in substantially the following form:

          THIS NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY OR A SUCCESSOR DEPOSITORY. THIS NOTE IS NOT EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

          UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF THE DEPOSITORY OR A NOMINEE OF THE DESPOSITORY OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY (AND ANY PAYMENT IS MADE TO ITS NOMINEE OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, A NOMINEE OF THE DESPOSITORY, HAS AN INTEREST HEREIN.

          TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF THE

     DEPOSITORY OR ITS NOMINEE OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE.

                                                                     EXHIBIT C-1
                                                                     -----------


                        FORM OF TRANSFER CERTIFICATE --
                         RESTRICTED GLOBAL SECURITY TO
                         REGULATION S GLOBAL SECURITY
         (Transfers pursuant to Sections 2.16(a)(ii) of the Indenture)

The Bank of New York
101 Barclay Street
New York, N.Y.  10286
Attention:  Corporate Trust Services

     Re:  Huntsman International LLC 10 1/8% Senior
          Subordinated Notes due 2009 (the "Securities")

     Reference is hereby made to the Indenture, dated as of March 13, 2001 between the Company and The Bank of New York, as trustee, (the "Indenture"). Terms used but not defined herein and defined in Regulation S under the U.S. Securities Act of 1933 (the "Securities Act") or in the Indenture shall have the meanings given to them in Regulation S or the Indenture, as the case may be.

     This certificate relates to U.S.$______ principal amount of Securities, which are evidenced by the following certificate(s) (the "Specified Securities"):

     [CUSIP][CINS][ISIN] No(s). ________________________________

     CERTIFICATE No(s). _________________________

The person in whose name this certificate is executed below (the "Undersigned") hereby certifies that either (i) it is the sole beneficial owner of the Specified Securities or (ii) it is acting on behalf of all the beneficial owners of the Specified Securities and is duly authorized by them to do so. Such beneficial owner or owners are referred to herein collectively as the "Owner". If the Specified Securities are represented by a Global Security, they are held through the appropriate Depositary or an Agent Member in the name of the Undersigned, as or

                                     C-1-1
on behalf of the Owner.

     The Owner has requested that the Specified Securities be transferred to a person (the "Transferee") who will take delivery in the form of an interest in the Regulation S Global Security. In connection with such transfer, the Owner hereby certifies that such transfer is being effected in accordance with Rule 904 under the Securities Act and with all applicable securities laws of the states of the United States and other jurisdictions. Accordingly, the Owner hereby further certifies as follows:

     1. the Owner is not a distributor of the Specified Securities, an Affiliate of the Company or any such distributor or a person acting on behalf of any of the foregoing;

     2. the offer of the Specified Securities was not made to a person in the United States;

     3    either:

          (a) at the time the buy order was originated, the Transferee was outside the United States or the Owner and any person acting on its behalf reasonably believed that the Transferee was outside the United States; or

          (b) the transaction is being executed in, on or through the facilities of the Eurobond market, as regulated by the Association of International Bond Dealers, or another designated offshore securities market and neither the Owner nor any person acting on its behalf knows that the transactions have been prearranged with a buyer in the United States;

     4. no directed selling efforts have been made in the United States by or on behalf of the Owner or any Affiliate thereof;

     5. if the Owner is a dealer in securities or has received a selling concession, fee or other remuneration in respect of the Specified Securities, and the transfer is to occur during the Restricted Period, then the requirements of Rule

                                     C-1-2

904(c)(1) have been satisfied;

     6. the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

     7. upon completion of the transaction, the beneficial interest being transferred will be held through an Agent Member acting for and on behalf of Euroclear or Clearstream.

                                     C-1-3

     This certificate and the statements contained herein are made for your benefit and the benefit of the Company and the Initial Purchasers under the Purchase Agreement.

Dated:

                                          ______________________________________
                                          (Print the name of the Undersigned, as
                                          such term is defined in the second
                                          paragraph of this certificate.)


                                          By: __________________________________
                                              Name:
                                              Title:

                                          (If the Undersigned is a corporation,
                                          partnership or fiduciary, the title of
                                          the person signing on behalf of the
                                          Undersigned must be stated.)

                                     C-1-4

                                                                     EXHIBIT C-2
                                                                     -----------

                        FORM OF TRANSFER CERTIFICATE --
                  RESTRICTED GLOBAL SECURITY TO UNRESTRICTED
                                GLOBAL SECURITY
(Transfers Pursuant to Sections 2.16(a)(iii) and 2.16(b)(ii) of the Indenture)

The Bank of New York
101 Barclay Street
New York, N.Y. 10286
Attention:  Corporate Trust Services

     Re:  Huntsman International LLC 10 1/8% Senior
          Subordinated Notes due 2009 (the "Securities")

     Reference is hereby made to the Indenture, dated as of March 13, 2001 between the Company and The Bank of New York, as trustee, ( the "Indenture"). Terms used but not defined herein and defined in Regulation S under the U.S. Securities Act of 1933 (the "Securities Act") or in the Indenture shall have the meanings given to them in Regulation S or the Indenture, as the case may be.

     This certificate relates to [U.S.$][EU]_____ principal amount of Securities, which are evidenced by the following certificate(s) (the "Specified Securities"):

     [CUSIP][CINS][ISIN] No(s). _________________________

     CERTIFICATE No(s). __________________

The person in whose name this certificate is executed below (the "Undersigned") hereby certifies that either (i) it is the sole beneficial owner of the Specified Securities or (ii) it is acting on behalf of all the beneficial owners of the Specified Securities and is duly authorized by them to do so. Such beneficial owner or owners are referred to herein collectively as the "Owner". If the Specified Securities are represented by a Global Security, they are held through the appropriate Depositary or an Agent Member in the name of the Undersigned, as or

                                     C-2-1
on behalf of the Owner.

     The Owner has requested that the Specified Securities be transferred to a person (the "Transferee") who will take delivery in the form of an interest in the Unrestricted Global Security. In connection with such transfer, the Owner hereby certifies that such transfer is being effected in accordance with Rule 904 or Rule 144 under the Securities Act and with all applicable securities laws of the states of the United States and other jurisdictions. Accordingly, the Owner hereby further certifies as follows:

          (1) Rule 904 Transfers. If the transfer is being effected in accordance with Rule 904:

               (A) the Owner is not a distributor of the Specified Securities, an Affiliate of the Company or any such distributor or a person acting on behalf of any of the foregoing;

               (B) the offer of the Specified Securities was not made to a person in the United States;

               (C)  either:

                    (i) at the time the buy order was originated, the Transferee was outside the United States or the Owner and any person acting on its behalf reasonably believed that the Transferee was outside the United States; or

                    (ii) the transaction is being executed in, on or through the facilities of the Eurobond market, as regulated by the Association of International Bond Dealers, or another designated offshore securities market and neither the Owner nor any person acting on its behalf knows that the transactions has been prearranged with a buyer in the United States;

                                     C-2-2

               (D) no directed selling efforts have been made in the United States by or on behalf of the Owner or any Affiliate thereof;

               (E) if the Owner is a dealer in securities or has received a selling concession, fee or other remuneration in respect of the Specified Securities, and the transfer is to occur during the Restricted Period, then the requirements of Rule 904(c)(1) have been satisfied; and

               (F) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act.

          (2) Rule 144 Transfers. If the transfer is being effected pursuant to Rule 144:

               (A) the transfer is occurring after [date one year after the latest date of issuance of any of the Specified Securities] and is being effected in accordance with the applicable amount, manner of sale and notice requirements of Rule 144; or

               (B) the transfer is occurring after [date two years after the latest date of issuance of any of the Specified Securities] and the Owner is not, and during the preceding three months has not been, an Affiliate of the Company.

     This certificate and the statements contained herein are made for your benefit and the benefit of the Company and the Initial Purchasers under the Purchase Agreement.


Dated:                                  ________________________________________
                                        (Print the name of the Undersigned, as
                                        such term is defined in the second
                                        paragraph of this certificate.)

                                        By: ____________________________________
                                            Name:

                                     C-2-3

                                            Title:

          (If the Undersigned is a corporation, partnership or fiduciary, the title of the person signing on behalf of the Undersigned must be stated.)

                                     C-2-4

                                                                     EXHIBIT C-3
                                                                     -----------


                        FORM OF TRANSFER CERTIFICATE --
                        REGULATION S GLOBAL SECURITY TO
                          RESTRICTED GLOBAL SECURITY
(Transfers to QIBs Pursuant to Sections 2.16(a)(iv) of the Indenture)

The Bank of New York
101 Barclay Street
New York, N.Y. 10286

Attention:  Corporate Trust Services

     Re:  Huntsman International LLC [     ] Senior Subordinated Notes due 2009
          (the "Securities")

     Reference is hereby made to the Indenture, dated as of March 13, 2001 between the Company and The Bank of New York, as trustee, (the "Indenture"). Terms used but not defined herein and defined in Regulation S under the U.S. Securities Act of 1933 (the "Securities Act") or in the Indenture shall have the meanings given to them in Regulation S or the Indenture, as the case may be.

     This certificate relates to U.S.$______ principal amount of Securities, which are evidenced by the following certificate(s) (the "Specified Securities"):

     [CUSIP][CINS][ISIN] No(s). _________________________

     CERTIFICATE No(s). __________________

The person in whose name this certificate is executed below (the "Undersigned") hereby certifies that either (i) it is the sole beneficial owner of the Specified Securities or (ii) it is acting on behalf of all the beneficial owners of the Specified Securities and is duly authorized by them to do so. Such beneficial owner or owners are referred to herein collectively as the "Owner". If the Specified Securities are represented by a Global Security, they are held through the appropriate Deposi-

                                     C-3-1
tary or an Agent Member in the name of the Undersigned, as or on behalf of the Owner.

     The Owner has requested that the Specified Securities be transferred to a person (the "Transferee") who will take delivery in the form of an interest in the Restricted Global Security. In connection with such transfer, the Owner hereby certifies that such transfer is being effected in accordance with Rule 144A under the Securities Act and with all applicable securities laws of the states of the United States and other jurisdictions. Accordingly, the Owner hereby further certifies as follows:

          (1) the Specified Securities are being transferred to a person that the Owner and any person acting on its behalf reasonably believe is a "qualified institutional buyer" within the meaning of Rule 144A, acquiring for its own account or for the account of a qualified institutional buyer; and

          (2) the Owner and any person acting on its behalf have taken reasonable steps to ensure that the Transferee is aware that the Owner may be relying on Rule 144A in connection with the transfer.

     This certificate and the statements contained herein are made for your benefit and the benefit of the Company and the Initial Purchasers under the Purchase Agreement.


Dated:                                  __________________________________
                                        (Print the name of the Undersigned, as
                                        such term is defined in the second
                                        paragraph of this certificate.)


                                        By:_______________________________
                                           Name:
                                           Title:

                                     C-3-2

     (If the Undersigned is a corporation, partnership or fiduciary, the title of the person signing on behalf of the Undersigned must be stated.)

                                     C-3-3

                                                                       EXHIBIT D

                           FORM OF CERTIFICATE TO BE
                         DELIVERED IN CONNECTION WITH
                TRANSFERS TO INSTITUTIONAL ACCREDITED INVESTORS
           (Transfers Pursuant to Section 2.17(a) of the Indenture)

The Bank of New York
101 Barclay Street
New York, N.Y. 10286
Attention:  Corporate Trust Services

     Re:  Huntsman International LLC 10 1/8% Senior Subordinated Notes due 2009

Ladies and Gentlemen:

          Reference is hereby made to the Indenture, dated as of [           ],
2001 between the Company and The Bank of New York, as trustee (the "Indenture"). Terms used but not defined herein have the meanings given to them in the Indenture.

          This certificate relates to [U.S. $] [EU]____ principal amount of Securities, which are evidenced by the following certificate(s) (the "Securities"):

          1. We understand that the Securities have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), and may not be sold except as permitted in the following sentence. We understand and agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, (x) that such Securities are being offered only in a transaction not involving any public offering within two years after the date of the original issuance of the Securities or if within three months after we cease to be an affiliate (within the meaning of Rule 144 under the Securities Act) of the Company, such Securities may be resold, pledged or transferred only (i) to the Company, (ii) so long as the Securities are eligible for resale pursuant to Rule 144A under the Securities Act ("Rule 144A"), to a person whom we reasonably believe is a "qualified institution buyer" (as defined in Rule 144A) ("QIB") that purchases for its own account or for the ac-count of a QIB to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A (as indicated by the box checked by the transferor on the Certificate of Transfer on the reverse of the certificate for the Securities), (iii) in an offshore transaction in accordance with Regulation S under the Securities Act (as indicated by the box checked by the transferor on the Certificate of Transfer on the reverse of the Note if the Note is not in book-entry form), and, if such transfer is being effected by certain transferors prior to the expiration of the "40-day distribution compliance period" (within the meaning of Rule 903(b)(2) of Regulation S under the Securities Act), a certificate that may be obtained from the Trustee is delivered by the transferee, (iv) to an institution that is an "accredited investor" as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act (as indicated by the box checked by the transferor on the Certificate of Transfer on the reverse of the certificate for the Securities) which has certified to the Company and the Trustee for the Securities that it is such an accredited investor and is acquiring the Securities for investment purposes and not for distribution (provided that no Securities purchased from a foreign purchaser or from any person other than a QIB or an institutional accredited investor pursuant to this clause (iii) shall be permitted to transfer any Securities so purchased to an institutional accredited investor pursuant to this clause (iv) prior to the expiration of the "applicable restricted period" (within the meaning of Regulation S under the Securities Act), (v) pursuant to an exemption from registration under the Securities Act provided by Rule 144 (if applicable) under the Securities Act, or (vi) pursuant to an effective registration statement under the Securities Act, in each case in accordance with any applicable securities laws of any state of the United States, and we will notify any purchaser of the Securities from us of the above resale restriction, if then applicable. We further understand that in connection with any transfer of the Securities by us that the Company and the Trustee for the Securities may request, and if so requested we will furnish, such certificates, legal opinions and other information as they may reasonably require to confirm that any such transfer complies with the foregoing restrictions.

          2. We are able to fend for ourselves in the transactions contemplated by this Offering Circular, we have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Securities, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment and can afford the complete loss of such investment.

          3. We understand that the Company and others will rely upon the truth and accuracy of the foregoing acknowledgments, representations and agreements and we agree that if any of the acknowledgments, representations and warranties deemed to have been made by us by our purchase of Securities, for our own account or of one or more accounts as to each of which we exercise sole investment discretion, are no longer accurate, we shall promptly notify the Company.

          4. We are acquiring the Securities purchased by us for investment purposes and not for distribution of our own account or for one or more accounts as to each of which we exercise sole investment discretion and we are or such account is an institutional "accredited investor" (as defined in rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act).

          5. You are entitled to rely upon this letter and you are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.


                                        Very truly yours,



                                        ________________________________
                                        (Name of Purchaser)


                                        By:_____________________________

Date:

                                                                       EXHIBIT E
                                                                       ---------

                                   GUARANTEE
                                   ---------


          For value received, the undersigned hereby unconditionally guarantees, as principal obligor and not only as a surety, to the Holder of this Note the cash payments in United States dollars of principal of, premium, if any, and interest on this Note in the amounts and at the times when due and interest on the overdue principal, premium, if any, and interest, if any, of this Note, if lawful, and the payment or performance of all other obligations of the Company under the Indenture (as defined below) or the Notes, to the Holder of this Note and the Trustee, all in accordance with and subject to the terms and limitations of this Note, Article Eleven of the Indenture and this Guarantee. This Guarantee will become effective in accordance with Article Eleven of the Indenture and its terms shall be evidenced therein. The validity and enforceability of any Guarantee shall not be affected by the fact that it is not affixed to any particular Note.

          Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Indenture dated as of March 13, 2001, among HUNTSMAN INTERNATIONAL LLC as issuer (the "Company"), each of the Guarantors named therein and The Bank of New York, as trustee (the "Trustee"), as amended or supplemented (the "Indenture").

          The obligations of the undersigned to the Holders of Notes and to the Trustee pursuant to this Guarantee and the Indenture are expressly set forth in Article Eleven of the Indenture and reference is hereby made to the Indenture for the precise terms of the Guarantee and all of the other provisions of the Indenture to which this Guarantee relates.

          THIS GUARANTEE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDNACE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAWS. The undersigned Guarantor hereby agrees to submit to the jurisdiction of the courts of the State of New York in any action or proceeding arising out of or relating to this Guarantee.

          This Guarantee is subject to release upon the terms set forth in the Indenture.

          IN WITNESS WHEREOF, each Guarantor has caused its Guarantee to be duly executed.

Date: ________________

                              as Guarantor


                              By: _________________________
                                  Name:
                                  Title:

                                                                       EXHIBIT F
                                                                       ---------

                       [FORM OF INCUMBENCY CERTIFICATE]
                       --------------------------------


          The undersigned, _________________, being the _________ of
______________ (the "Company") does hereby certify that the individuals listed below are qualified and acting officers of the Company as set forth in the right column opposite their respective names and the signatures appearing in the extreme right column opposite the name of each such officer is a true specimen of the genuine signature of such officer and such individuals have the authority to execute documents to be delivered to, or upon the request of, The Bank of New York, as Trustee under the Indenture dated as of ___________, 20__, by and between the Company and The Bank of New York.

Name                      Title                       Signature
----                      -----                       ---------

_______________________   _________________________   _______________________

_______________________   _________________________   _______________________

_______________________   _________________________   _______________________


          IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Certificate as of the ___ day of __________, 20___.

                                        ______________________________
                                        Name:
                                        Title: